UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

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QUICKSILVER RESOURCES INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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QUICKSILVER RESOURCES INC.

801 Cherry Street, Suite 3700, Unit 19

Fort Worth, Texas 76102

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

When is the annual meeting?	•	9:00 a.m. Central Daylight Time, May 15, 2013

Where is the annual meeting held?	•	Fort Worth Club 306 West Seventh Street, 12th Floor Fort Worth, Texas 76102

What are the items of business?	•	Elect three directors, Anne Darden Self, Michael Y. McGovern and Steven M. Morris

	•	Advisory vote to approve executive compensation

	•	Approve an amendment to Quicksilver’s Sixth Amended and Restated 2006 Equity Plan to increase shares available for grant

	•	Approve performance goals and award limits under Quicksilver’s Sixth Amended and Restated 2006 Equity Plan as proposed to be amended

	•	Transact other business as may properly come before the meeting, and any adjournment or postponement thereof

Who can vote?	•	You can vote if you were a stockholder of record on March 18, 2013. Your shares can be voted at the meeting only if you are present or represented by a valid proxy. Whether or not you plan to attend the annual meeting, Quicksilver encourages you to vote by proxy at your earliest convenience.

How can I vote?	•	Your vote is important. Please vote in one of the following ways:

-        By proxy – submit your instructions over the internet or by telephone or complete, sign, date and promptly return the enclosed proxy card (or if you are a participant in the Quicksilver 401(k) Plan, the enclosed voting instruction card) in the pre-addressed, postage-paid envelope.

-        In person – submit a ballot at the annual meeting on May 15, 2013. If your shares are held in “street name” (that is, in the name of a bank, broker or other holder of record), you must obtain a proxy from that entity and bring it with you to hand in with your ballot, in order to be able to vote your shares at the meeting.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to Be Held on May 15, 2013: The proxy statement and Quicksilver’s annual report to security holders are also available for your review at www.proxydocs.com/kwk.

John C. Cirone

Executive Vice President, General Counsel and Secretary

April 5, 2013

QUICKSILVER RESOURCES INC.

801 Cherry Street, Suite 3700, Unit 19

Fort Worth, Texas 76102

PROXY STATEMENT

GENERAL INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

What is the purpose of this proxy statement?

The purpose of this proxy statement is to provide information regarding matters to be voted on at the annual meeting of stockholders of Quicksilver Resources Inc. to be held on May 15, 2013. Additionally, it contains certain information that the Securities and Exchange Commission, or SEC, and the New York Stock Exchange, or NYSE, require Quicksilver to provide to its stockholders. This proxy statement is also the document used by Quicksilver’s Board of Directors to solicit proxies to be used at the annual meeting. Quicksilver pays the costs of soliciting proxies. Proxies are solicited to give all stockholders of record an opportunity to vote on the matters to be presented at the annual meeting, even if they cannot attend the meeting.

When is the proxy statement being mailed?

This proxy statement is first being mailed to Quicksilver’s stockholders on or about April 5, 2013.

Who is entitled to vote on the matters discussed in this proxy statement?

You are entitled to vote if you were a stockholder of record of Quicksilver common stock as of the close of business on March 18, 2013. Your shares can be voted at the meeting only if you are present or represented by a valid proxy. If your shares are held in street name, you must obtain a proxy, executed in your favor, from your bank, broker or other holder of record to be able to vote at the annual meeting.

How many votes do I have?

Each share of Quicksilver common stock that you held on March 18, 2013 entitles you to one vote at the annual meeting. At the close of business on March 18, 2013, there were a total of 176,534,805 shares of Quicksilver common stock outstanding that are entitled to vote at the annual meeting.

How can I vote?

You can vote in person by completing a ballot at the annual meeting, or you can vote prior to the meeting by proxy. Whether or not you plan to attend the annual meeting, Quicksilver encourages you to vote by proxy at your earliest convenience. You may vote by proxy over the internet, by telephone or by mail as discussed below.

How do I vote by proxy?

If you choose to vote your shares by proxy, you have the following options:

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Over the internet – you can vote over the internet at the web address shown on your proxy card. Internet voting is available 24 hours a day, seven days a week. If you vote over the internet, you should not return your proxy card.

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By telephone – you can vote by telephone by calling the toll-free number on your proxy card. Telephone voting is available 24 hours a day, seven days a week. Easy-to-follow voice prompts allow you to vote your shares and confirm that your instructions have been properly recorded. If you vote by telephone, you should not return your proxy card.

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By mail – you can vote by mail by completing, signing, dating and mailing your proxy card to the Secretary of Quicksilver in the pre-addressed, postage-paid envelope provided. If you sign your proxy card but do not specify how you want your shares to be voted, your shares will be voted as recommended by the Board. If you mail the proxy card, but fail to sign it your vote cannot be counted.

How can I vote my shares held in the Quicksilver 401(k) Plan?

If you participate in the Quicksilver 401(k) Plan, you will receive a voting instruction card that lists shares of Quicksilver common stock credited to your 401(k) Plan account as of the close of business on March 18, 2013. To cast your vote with respect to these shares, you must instruct The Charles Schwab Trust Company, the trustee for the 401(k) Plan, as to how to vote your shares held in the 401(k) Plan through one of the following options:

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Over the internet – you can instruct the trustee how to vote over the internet at the web address shown on your voting instruction card. Internet voting instructions may be submitted 24 hours a day, seven days a week. If you instruct the trustee how to vote over the internet, you should not return your voting instruction card.

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By telephone – you can instruct the trustee how to vote by telephone by calling the toll-free number on your voting instruction card. Telephone voting instructions may be submitted 24 hours a day, seven days a week. Easy-to-follow voice prompts allow you to instruct the trustee how to vote your shares and confirm that your instructions have been properly recorded. If you instruct the trustee how to vote by telephone, you should not return your voting instruction card.

•	By mail – you can instruct the trustee how to vote by mail by completing, signing, dating and mailing your voting instruction card to the trustee in the pre-addressed, postage-paid envelope provided.

To allow the trustee sufficient time to vote shares held in the 401(k) Plan, you must submit your voting instructions by 11:59 p.m. Eastern Daylight Time on May 7, 2013. If you do not instruct the trustee how to vote your shares held in the 401(k) Plan, those shares will be voted in the same proportion as the shares held in the 401(k) Plan for which voting instructions are received.

Can I change my mind after I vote?

If you vote by proxy, you can revoke that proxy at any time before it is voted at the annual meeting. You can do this by:

•	giving written notice to the Secretary of Quicksilver at 801 Cherry Street, Suite 3700, Unit 19, Fort Worth, Texas 76102;

•	voting again over the internet or by telephone;

•	signing another proxy card with a later date and returning it prior to the annual meeting; or

•	attending the annual meeting in person and casting a ballot.

What constitutes a quorum for the annual meeting?

A majority of Quicksilver common stock entitled to vote must be present, either in person or by proxy, in order to constitute a quorum necessary to conduct the annual meeting. Abstentions and broker non-votes will be counted for purposes of determining whether a quorum is present at the meeting. Broker non-votes are shares held by a broker or nominee that are represented at the meeting, but with respect to which the beneficial owner of the shares has not instructed the broker or nominee on how to vote the shares on a particular matter and with respect to which the broker or nominee does not have discretionary authority to vote on the matter.

How many votes are required to elect the director nominees?

Directors are elected by a plurality of the votes present in person or by proxy entitled to vote, which means that the three nominees who receive the highest number of votes will be elected as directors. Abstentions and broker non-votes will not have any effect on the outcome of the election of directors.

How many votes are required to approve the other matters to be voted on?

The affirmative vote of a majority of the shares voted, either in person or by proxy, at the annual meeting is needed to approve the advisory vote on executive compensation. Abstentions and broker non-votes will not have any effect on the outcome of this vote.

The affirmative vote of a majority of the shares voted, either in person or by proxy, at the annual meeting is needed to approve the amendment to Quicksilver’s Sixth Amended and Restated 2006 Equity Plan to increase shares available for grant. Abstentions and broker non-votes will not have any effect on the outcome of this vote.

The affirmative vote of a majority of the shares voted, either in person or by proxy, at the annual meeting is needed to approve the performance goals and award limits under Quicksilver’s Sixth Amended and Restated 2006 Equity Plan as proposed to be amended. Abstentions and broker non-votes will not have any effect on the outcome of this vote.

Where else are proxy materials available?

The proxy statement and Quicksilver’s annual report to security holders are also available for your review at www.proxydocs.com/kwk.

Where can I find directions to the annual meeting location?

Directions to the Fort Worth Club are available at www.fortworthclub.com.

CORPORATE GOVERNANCE MATTERS

The Board of Directors

At the date of this proxy statement, the Board consists of eight members, five of whom are non-employee directors. Quicksilver’s Certificate of Incorporation provides that the Board will have not less than three nor more than nine members as fixed from time to time by vote of a majority of the entire Board. A majority of the entire Board previously fixed the number of directors at eight.

The Board is currently divided into three classes with three-year terms. The terms are staggered so that the term of one class expires at each annual meeting of Quicksilver’s stockholders. Three director nominees, Anne Darden Self, Michael Y. McGovern and Steven M. Morris, have been nominated for election at the annual meeting. Ms. Self and Messrs. McGovern and Morris are standing for re-election to the Board by the stockholders of Quicksilver.

The age, principal occupation and certain other information for each director nominee and other directors serving unexpired terms are set forth below. Also presented below is information regarding each director’s experience, qualifications, attributes and skills that led the Nominating and Corporate Governance Committee and the Board to the conclusion that he or she should serve as a director of Quicksilver.

Nominees for election at this meeting to a term expiring in 2016:

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Anne Darden Self, age 55, has served on the Board since August 1999 and became Quicksilver’s Vice President – Human Resources in July 2000. Ms. Self has also served as President of Mercury Exploration Company since 2000. She served as Vice President – Human Resources of Mercury Exploration from 1992 to 2000. We believe Ms. Self’s qualifications to serve on the Board include her executive leadership and management experience, her depth of knowledge of Quicksilver’s business and 13 years of experience as a director of Quicksilver.

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Michael Y. McGovern, age 61, has served on the Board since March 2013. He has over 30 years of experience in the oil and gas business and currently serves as Executive Advisor to Cadent Energy Partners LLC, a private equity firm investing in the energy industry, since January 2008, and as Chairman and Chief Executive Officer of Sherwood Energy, LLC, a Cadent Energy Partners portfolio company, since March 2009. Mr. McGovern has served as a director of GeoMet, Inc., a publicly traded independent energy company, since September 2010. He also currently serves on the boards of directors of Long Run Exploration, Ltd., Array Holdings, Inc., Sonneborn, Inc. and Cactus Wellhead, LLC. Mr. McGovern also served as a director of Tronox, Inc., a publicly traded producer of titanium dioxide, from April 2008 to January 2011. Mr. McGovern served as the Chief Executive Officer of Pioneer Companies, Inc. from 2002 to 2007, two years of which he also served as the Chairman. Mr. McGovern has been involved in the energy industry since 1975, primarily as the Chief Executive Officer of the following public companies: Pioneer Companies, Inc., Coho Energy, Inc., Edisto Resources Corporation, Convest Energy, Ironstone Group, Inc. (formerly OXOCO, Inc.) and American National Petroleum Company. We believe Mr. McGovern’s qualifications to serve on the Board include his 38 years of experience in the energy industry and his extensive executive leadership and management experience, including as Chief Executive Officer of several public companies.

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Steven M. Morris, age 61, has served on the Board since March 1999. Mr. Morris is a Certified Public Accountant and has served as President of Morris & Company, a private investment firm, since 1992. We believe Mr. Morris’ qualifications to serve on the Board include his experience in public accounting and his 26 years of experience in the oil and gas industry, including 13 years as director of Quicksilver.

Directors whose terms expire in 2014:

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Thomas F. Darden, age 59, has served on the Board since December 1997 and became Chairman of the Board in March 1999. Prior to joining Quicksilver, Mr. Darden was employed by Mercury Exploration Company for 22 years in various executive level positions. He served as a director of Crestwood Gas Services GP LLC, the general partner of Crestwood Gas Services LP (formerly known as Quicksilver Gas Services LP), from July 2007 to September 2011. We believe Mr. Darden’s qualifications to serve on the Board include his strategic, operating and marketing expertise from 37 years of experience in the oil and gas industry, his depth of knowledge of Quicksilver’s business and his previous positions with Crestwood Gas Services GP LLC.

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W. Byron Dunn, age 59, has served on the Board since October 2007. Mr. Dunn has been a Principal of Tubular Synergy Group L.P., a wholesale marketer of steel tubular products, since February 2008. Prior to that, Mr. Dunn served with Lone Star Steel Company, a subsidiary of Lone Star Technologies, Inc., for 32 years, including as President and Chief Executive Officer from August 1997 until retiring in June 2007. He has served as a director of Enerflex Ltd., a Canadian oil and gas services company, since June 2011. We believe Mr. Dunn’s qualifications to serve on the Board include his extensive executive leadership and management experience in the oil and gas service industry, including as Chief Executive Officer of a subsidiary of a publicly-traded company.

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Mark J. Warner, age 49, has served on the Board since March 1999. Mr. Warner serves as Managing Director of Natural Resource Investments for The University of Texas Investment Management Company and has served in other capacities since November 2007. Mr. Warner served as the Director of Corporate Development of PointOne, a telecommunications company, from April 2004 to November 2007. Mr. Warner served as Senior Vice President of Growth Capital Partners, L.P., an investment banking firm, from 2000 to 2004 and as Director of Domestic Finance of Enron Corporation, an energy company, from 1995 to 2000. Mr. Warner previously served as a director for Hornbeck Offshore Services, a marine transport provider, from 1998 to 2001. We believe Mr. Warner’s qualifications to serve on the Board include his 28 years of experience in the oil and gas industry, his investing and transactional experience, particularly in the energy industry, and his 13 years of experience as a director of Quicksilver.

Directors whose terms expire in 2015:

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Glenn Darden, age 57, has served on the Board since December 1997 and became our Chief Executive Officer in December 1999. He served as Quicksilver’s Vice President until he was elected President and Chief Operating Officer in March 1999. Prior to that time, he served with Mercury Exploration Company for 18 years, the last five as Executive Vice President. Mr. Darden previously worked as a geologist for Mitchell Energy Company LP (subsequently merged with Devon Energy). He served as a director of Crestwood Gas Services GP LLC, the general partner of Crestwood Gas Services LP (formerly known as Quicksilver Gas Services LP), from March 2007 to October 2010. We believe Mr. Darden’s qualifications to serve on the Board include his depth of knowledge of Quicksilver’s business, including its strategies, operations and markets, his 33 years of experience in the oil and gas industry and his previous position with Quicksilver Gas Services GP LLC.

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W. Yandell Rogers, III, age 50, has served on the Board since March 1999. Since 2008, Mr. Rogers has served as Chief Executive Officer of Lewiston Atlas Ltd., a privately-owned holding company with investments in service, manufacturing and oil and gas interests since 2008. He served as Chief Executive Officer of Priest River Ltd., a privately-owned holding company, from 2002 to 2008. He served as Chief Executive Officer of Ridgway’s, Inc., a provider of reprographics to the engineering and construction industries, from 1997 to 2002. Mr. Rogers also served as a director of BreitBurn GP, LLC from April 2010 to December 2011. We believe Mr. Roger’s qualifications to serve on the Board include his executive leadership and management experience, his depth of knowledge of Quicksilver’s business and 13 years of experience as a director of Quicksilver.

Family Relationship Among Directors

Thomas F. Darden, Glenn Darden and Anne Darden Self are siblings.

Independent Directors

An important component of a strong company is an independent Board that is accountable to Quicksilver and its stockholders. Quicksilver’s Board has been composed of a majority of independent directors since going public in 1999. The categorical independence standards for directors adopted by the Board appear in the Corporate Governance section of Quicksilver’s website (www.qrinc.com/corporate_governance).

The Board determined that each of Messrs. Dunn, McGovern, Morris, Rogers and Warner satisfies Quicksilver’s categorical independence standards and further determined that each of them is independent of Quicksilver and its management within the meaning of the NYSE’s listing standards.

Presiding Non-Management Director and Executive Sessions

Quicksilver’s non-management directors meet in executive session without management either before or after all regularly scheduled Board meetings. In May 2012, the Board elected W. Yandell Rogers, III as Presiding Non-Management Director, in accordance with NYSE rules. In his capacity as Presiding Non-Management Director, Mr. Rogers’s primary responsibility is to preside over executive sessions of Quicksilver’s non-management directors.

Corporate Governance Principles, Processes and Code of Business Conduct and Ethics

You may find the full texts of Quicksilver’s Corporate Governance Guidelines and the Code of Business Conduct and Ethics, as well as the charters for the Audit Committee, Nominating and Corporate Governance Committee and Compensation Committee, in the Corporate Governance section of Quicksilver’s website (www.qrinc.com/corporate_governance). Quicksilver intends to post any amendments to or waivers of its Code of Business Conduct and Ethics with respect to its directors or executive officers in the Corporate Governance section of its website.

Committees of the Board

The Board has standing Audit, Nominating and Corporate Governance, and Compensation Committees, each of which is composed solely of independent directors. Messrs. Dunn, McGovern, Morris, Rogers and Warner serve on each of these Committees.

Audit Committee. The Audit Committee was established in accordance with applicable requirements of the Securities Exchange Act of 1934 and its purposes are to:

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oversee management’s conduct of Quicksilver’s financial reporting process and systems of internal accounting and financial controls to assist in the Board’s oversight of: (i) the integrity of Quicksilver’s financial statements; (ii) Quicksilver’s compliance with legal and regulatory requirements; (iii) the independent registered public accounting firm’s qualification and independence; and (iv) the performance of Quicksilver’s internal audit function and independent registered public accounting firm;

•	select, determine the compensation of, and monitor the independence and performance of Quicksilver’s independent registered public accounting firm;

•	select, determine the compensation of, and monitor the performance of Quicksilver’s Senior Director of Internal Audit;

•	provide an avenue of communication among the independent registered public accounting firm, management and the Board; and

•	prepare the report that the SEC rules require be included in Quicksilver’s annual proxy statement.

The Audit Committee met twelve times during 2012. The Board has determined that (i) each of Messrs. Dunn, McGovern, Morris, Rogers and Warner meets the additional audit committee independence criteria specified in SEC rules and the NYSE’s listing standards; (ii) each of Messrs. Dunn, McGovern, Morris, Rogers and Warner has a basic understanding of finance and accounting and is able to read and understand fundamental financial statements; (iii) each of Messrs. Dunn, McGovern, Morris, Rogers and Warner has accounting or related financial management expertise; and (iv) Mr. Morris, the Chair of the Audit Committee, is an “audit committee financial expert” within the meaning of Item 407(d)(5) of Regulation S-K.

Nominating and Corporate Governance Committee. The purposes of the Nominating and Corporate Governance Committee, also referred to as the NCG Committee, are to:

•	identify individuals qualified to become members of the Board, consistent with criteria approved by the Board;

•	recommend director nominees for each annual meeting of Quicksilver’s stockholders;

•	develop and recommend to the Board a set of corporate governance guidelines applicable to Quicksilver; and

•	oversee the evaluation of the Board and management.

The NCG Committee met four times during 2012. The NCG Committee recommended to the Board that Anne Darden Self, Michael Y. McGovern and Steven M. Morris be nominated to serve as directors for a term ending on the date of the 2016 annual meeting. Mr. McGovern was recommended to the NCG Committee by one of Quicksilver’s non-management directors.

The NCG Committee also has oversight over Quicksilver’s compliance program. The NCG Committee has implemented a board education program designed to familiarize members of the Board with their responsibilities.

Criteria and Procedures for Selection of Director Nominees. In considering candidates for nomination, the NCG Committee will first determine the incumbent directors whose terms expire at the upcoming meeting and who wish to continue their service on the Board. As to each such incumbent director, the NCG Committee considers the director’s qualifications for Board membership using the criteria set forth below, the performance of the director during his or her current term, whether any special, countervailing considerations exist against re-nominating the director and such other factors as it deems appropriate. If the NCG Committee determines that an incumbent director consenting to re-nomination continues to be qualified and has satisfactorily performed his or her duties as a director during the preceding term, and there exist no reasons, including considerations relating to the composition and functional needs of the Board as a whole, why the incumbent should not be re-nominated, the NCG Committee will, absent special circumstances, propose the incumbent director for re-election. In the event of the resignation, retirement, removal, death or disability of an incumbent director or a decision of the directors to expand the size of the Board or not to re-nominate an incumbent director, the NCG Committee will identify and evaluate potential candidates for recommendation to the Board for nomination. The NCG Committee will solicit recommendations for candidates for nomination from the NCG Committee members, the Board, management and other persons that the NCG Committee believes are likely to be familiar with qualified candidates. The Committee may also determine to engage a professional search firm to assist in identifying qualified candidates; where such a search firm is engaged, the Committee shall determine such firm’s scope of engagement and compensation. As to each candidate that the Committee believes merits consideration, the Committee will cause to be assembled information concerning the background and qualifications of the candidate, including information concerning the candidate required to be disclosed in Quicksilver’s proxy statement or other filings with the SEC and any relationship between the candidate and the person or persons recommending the candidate.

In considering nominees for election as directors, the NCG Committee takes into consideration the following criteria:

•	personal and professional qualities, characteristics, attributes, accomplishments and reputation in the business community;

•	current knowledge and contacts in the communities in which Quicksilver does business and in its industry or other industries relevant to its business;

•	ability and willingness to commit adequate time to Board and committee matters, including service on boards of other publicly-traded companies;

•	skills and personality and how they fit with those of other directors and potential directors in building a Board that is effective, collegial and responsive to the needs of Quicksilver; and

•	diversity of viewpoints, background, experience and other demographics versus those of other directors and potential directors.

The NCG Committee also considers such other relevant factors as it deems appropriate, including the current composition of the Board, the balance of management directors and independent directors, the need for Audit Committee expertise and its evaluations of other candidates.

Stockholder Recommendations for Nomination of Directors. The NCG Committee will consider nominees for directors recommended by stockholders of Quicksilver and will evaluate such nominees using the same criteria used to evaluate director candidates otherwise identified by the NCG Committee. Stockholders wishing to make such recommendations should write to the Nominating and Corporate Governance Committee c/o John C. Cirone, Secretary, Quicksilver Resources Inc., 801 Cherry Street, Suite 3700, Unit 19, Fort Worth, Texas 76102.

Stockholder Nomination of Directors. Any stockholder entitled to vote in the election of directors at an annual meeting of stockholders may nominate persons for election as directors of Quicksilver at such meeting. Any stockholder who intends to make a nomination at the annual meeting of stockholders must deliver notice addressed to John C. Cirone, Secretary, Quicksilver Resources Inc., 801 Cherry Street, Suite 3700, Unit 19, Fort Worth, Texas 76102. The notice should be delivered for receipt not more than 90 days and not less than 60 days prior to the first anniversary of the preceding year’s annual meeting of stockholders; provided that, in the event that the date of the meeting of stockholders is more than 30 days before or after such anniversary date, stockholder recommendations for nominees should be delivered for receipt not later than the close of business on the 15th day following the earlier of the day the notice was mailed or public disclosure of the meeting was made. Persons making submissions must include:

•	as to each nominee whom the stockholder proposes to nominate for election as a director:

–	the name, age, business address and residence address of the nominee

–	the principal occupation or employment of the nominee

–	the class and number of shares of capital stock of Quicksilver which are beneficially owned by the nominee

–	any other information concerning the nominee that would be required, under the rules of the SEC, in a proxy statement soliciting proxies for the election of such nominee

•	as to the stockholder giving the notice:

–	the name and record address of the stockholder and of each beneficial owner on behalf of which the stockholder is acting

–	the class and number of shares of capital stock of Quicksilver which are beneficially owned by the stockholder and by any such beneficial owner

–	a representation that the stockholder is a holder of record of capital stock of Quicksilver entitled to vote at such annual meeting and intends to appear in person or by proxy at the annual meeting to nominate the nominee for election as a director

–	a description of all arrangements or understandings between or among any of such stockholder, the beneficial owner on whose behalf the notice is given, each nominee, and any other person or persons (naming such person or persons) pursuant to which the nominations are to be made by such stockholder

–	whether the proponent intends or is part of a group which intends to solicit proxies from other stockholders in support of the nomination

This notice must also include a signed consent of each nominee to serve as a director, if elected.

Compensation of Non-Management Directors. The NCG Committee is also responsible for conducting an annual review of the compensation of the non-management directors and, when it deems appropriate, recommending changes in their compensation to the Board. Meridian Compensation Partners, LLC (“Meridian”), an independent compensation consulting firm directly engaged by the Compensation Committee, assisted the NCG Committee in reviewing the 2012 compensation of the non-management directors by providing the NCG Committee with a competitive market analysis of non-management director compensation at comparably sized publicly-traded oil and gas companies, including a review of the types and amounts of non-management director compensation included in this analysis. Based on the information provided by Meridian, the NCG Committee makes its recommendations to the Board, generally targeting between the 50th and 75th percentiles of comparable non-management director compensation. Based on the recommendations of the NCG Committee, the Board approves the amount of compensation that the non-management directors receive for service on the Board and its committees.

Compensation Committee. The purpose of the Compensation Committee is to assist the Board in discharging its responsibilities relating to compensation of Quicksilver’s executives. The Committee has the authority to engage compensation consultants to assist in the evaluation of compensation matters, and sole authority to retain and terminate any such consultants, including sole authority to approve the consultant’s fees and other retention terms.

The Compensation Committee is responsible for:

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reviewing and approving corporate goals and objectives relevant to the compensation of the Chief Executive Officer, evaluating the Chief Executive Officer’s performance in light of those goals and objectives, and determining and approving the Chief Executive Officer’s compensation level based on this evaluation;

•	reviewing and approving non-CEO executive officer compensation;

•	making recommendations to the Board with respect to incentive compensation plans and equity-based plans that are subject to Board approval;

•	granting awards under the 2006 Equity Plan, other than awards to non-employee directors under such plan;

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establishing, in the Committee’s discretion, any equity-based award pool (other than an option pool) to be allocated among Quicksilver’s non-executive officer employees by another committee of the Board;

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establishing, in the Committee’s discretion, salary increase, bonus, other non-equity-based award and option pools to be allocated among Quicksilver’s non-executive officer employees by another committee of the Board or one or more members of management;

•	reviewing the potential effect on Quicksilver of any risks arising from Quicksilver’s employee compensation policies and practices;

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reviewing and discussing with management the Compensation Discussion and Analysis disclosure required to be included in Quicksilver’s annual proxy statement or annual report on Form 10-K filed with the SEC and, based on this review and discussion, determining whether to recommend to the Board that the Compensation Discussion and Analysis disclosure be included in Quicksilver’s annual proxy statement or annual report on Form 10-K;

•	publishing an annual Compensation Committee Report required by the SEC to be included in Quicksilver’s annual proxy statement or annual report on Form 10-K filed with the SEC; and

•	evaluating whether the work of any compensation consultant raises a conflict of interest and considering how to address any such conflict.

Additional information regarding the Compensation Committee’s processes and procedures for consideration of executive compensation is set forth under “Executive Compensation — Compensation Discussion and Analysis.”

The 2006 Equity Plan permits the Compensation Committee to delegate its authority to grant awards, except for certain awards to executive officers and directors, to one or more committees of the Board. Pursuant to this authority, the Compensation Committee has delegated to the Equity Awards Committee, which consists of Glenn Darden, the authority to make certain awards to individuals other than executive officers and directors of Quicksilver. Glenn Darden is a director and the Chief Executive Officer of Quicksilver.

The Compensation Committee met fourteen times during 2012.

Role of the Compensation Consultant. The Compensation Committee has engaged Meridian, an independent compensation consultant, to provide research data and advice to the Compensation Committee in connection with its determination of the types and amounts of compensation to be provided to Quicksilver’s executives. Meridian provides its services at the request, and under the direction, of the Compensation Committee. As discussed in further detail under “Executive Compensation — Compensation Discussion and Analysis,” Meridian provides the Compensation Committee with competitive market data from a peer group and a survey, as well as assists the Compensation Committee in evaluating and structuring its executive compensation programs. In addition to the services provided to the Compensation Committee, as discussed above, Meridian provides services to the NCG Committee in connection with its determination of the types and amounts of compensation to be provided to Quicksilver’s non-employee directors. Meridian reports directly to the Compensation Committee and provides no other services or advice to Quicksilver other than the services provided to the Compensation Committee and the NCG Committee. The Compensation Committee has assessed the independence of Meridian pursuant to applicable SEC rules and has concluded that no conflict of interest exists that would prevent Meridian from serving as an independent consultant to the Compensation Committee.

Compensation Committee Interlocks and Insider Participation

Messrs. Dunn, McGovern, Morris, Rogers and Warner serve on Quicksilver’s Compensation Committee.

Messrs. Glenn Darden and Thomas Darden and Ms. Self are executive officers and directors of Quicksilver. During 2012, each of Glenn and Thomas Darden served as an executive officer and a director, and Ms. Self served as a director, of Quicksilver Production Partners GP LLC (formerly Quicksilver Resources GP LLC). Quicksilver Production Partners GP LLC did not have a compensation committee. The board of directors of Quicksilver Production Partners GP LLC did not hold any deliberations regarding compensation in 2012. For information regarding certain related-party transactions among Quicksilver and the Darden family, see “Certain Relationships and Related Transactions.”

Board Leadership

Quicksilver separates the roles of Chief Executive Officer and Chairman of the Board in recognition of the distinct contributions of these positions. The Chief Executive Officer is responsible for the day-to-day leadership, management direction and performance of the company, while the Chairman of the Board is responsible for determining growth opportunities, and together with the Chief Executive Officer, is responsible for the strategic direction of Quicksilver and presides over meetings of the full Board.

Board’s Role in Risk Oversight

The Board utilizes an Enterprise Risk Management (ERM) process to assist in fulfilling its oversight of Quicksilver’s risks. Management, which is responsible for day-to-day risk management, conducts a risk assessment of Quicksilver’s business semiannually. The risk assessment process is global in nature and has been developed to identify and assess Quicksilver’s risks and to identify steps to mitigate and manage the risks, which may be financial, operational or strategic in nature.

While risk oversight is a full Board responsibility, the responsibility for monitoring the ERM process has been delegated to the Audit Committee. The results of each risk assessment are reviewed with the Audit Committee and the full Board. The centerpiece of the assessment is a discussion of Quicksilver’s key risks, which includes a review of the potential magnitude and likelihood of each risk, the senior managers responsible for managing each risk and management’s initiatives to manage each risk. Because overseeing risk is an ongoing process and inherent in Quicksilver’s strategic decisions, the Board also discusses risk throughout the year at other meetings in relation to specific proposed actions.

Director Compensation for 2012

Directors who are also employees of Quicksilver are not separately compensated for their services as directors. For 2012, each non-employee director is entitled to an annual fee of $205,000, with $49,500 of the fee payable in restricted stock, $49,500 payable in stock options and $106,000 of the fee payable in cash (subject to elections by the directors to receive restricted stock or stock options in lieu of some or all of the cash portion of the fee). The Quicksilver restricted stock and stock options were granted in accordance with the terms of the 2006 Equity Plan on January 3, 2012. Beginning in 2013, Quicksilver changed its director compensation policies to provide that directors will receive $99,000 in restricted stock awards and no option awards. For 2013, Mr. McGovern, who joined the Board in March 2013, is entitled to $79,500 cash (his pro rata portion of the 2013 annual cash fee) and $99,000 in restricted stock in accordance with the terms of the 2006 Equity Plan.

The following table sets forth certain information regarding the compensation earned in 2012 by Quicksilver’s non-employee directors.

Name (1)	Fees Earned or Paid in Cash ($)(2)	Stock Awards ($)(3)	Option Awards ($)(4)	Total ($)
W. Byron Dunn	— (5)	155,500	49,502	205,002
Steven M. Morris	— (5)	155,500	49,502	205,002
W. Yandell Rogers, III	106,000	49,500	49,502	205,002
Mark J. Warner	— (5)	49,500	155,503	205,003

(1)	Messrs. Glenn Darden and Thomas Darden and Ms. Self serve as directors and executive officers of Quicksilver and are not separately compensated for their service as directors. For information regarding the compensation that Messrs. Glenn Darden and Thomas Darden received for their service as Quicksilver’s President and Chief Executive Officer, and Quicksilver’s Chairman of the Board, respectively, see “Executive Compensation.” For information regarding the compensation that Ms. Self received for her services as Quicksilver’s Vice President – Human Resources, see “Certain Relationships and Related Transactions.”

(2)	This column reports the amount of compensation earned in 2012 and paid in cash for Board and committee service.

(3)	The grant date fair value calculated in accordance with FASB ASC Topic 718 of the 7,112 shares of restricted stock granted to each of the non-employee directors on January 3, 2012 was $49,500. Additional information regarding the calculation of this amount is included in Note 2 and Note 17 to Quicksilver’s audited financial statements included in Quicksilver’s 2012 Annual Report on Form 10-K. The grant date fair value calculated in accordance with FASB ASC Topic 718 of the 15,230 shares of restricted stock granted to each of Messrs. Dunn and Morris on January 3, 2012 in lieu of annual cash fees was $106,000. As of December 31, 2012, the non-employee directors held the following numbers of shares of restricted stock: Mr. Dunn – 25,599; Mr. Morris – 25,599; Mr. Rogers – 10,369; and Mr. Warner – 10,369.

(4)	This column reports the aggregate grant date fair value of stock option awards computed in accordance with FASB ASC Topic 718. Additional information regarding the calculation of these amounts is included in Note 2 and Note 17 to Quicksilver’s audited financial statements included in Quicksilver’s 2012 Annual Report on Form 10-K. The grant date fair value calculated in accordance with FASB ASC Topic 718 of the option to purchase 11,659 shares of common stock granted to each of the non-employee directors on January 3, 2012 was $49,502. The grant date fair value calculated in accordance with FASB ASC Topic 718 of the option to purchase 25,761 shares of common stock granted to Mr. Warner on January 3, 2012 in lieu of annual cash fees was $106,001. As of December 31, 2012, the non-employee directors held options to purchase the following numbers of shares of common stock: Mr. Dunn – 79,517; Mr. Morris – 86,765; Mr. Rogers – 59,984; and Mr. Warner – 123,638.

(5)	Messrs. Dunn and Morris elected to receive all of the annual $106,000 cash fee in the form of 15,230 shares of restricted stock in accordance with the terms of the 2006 Equity Plan. Mr. Warner elected to receive all of the annual $106,000 cash fee in the form of an option to purchase 25,761 shares of common stock in accordance with the terms of the 2006 Equity Plan.

Communication with the Board

Any stockholder or other interested party who wishes to communicate directly with the Board or any of its members may do so by writing to: Board of Directors (or one or more named individuals) c/o John C. Cirone, Executive Vice President, General Counsel and Secretary, Quicksilver Resources Inc., 801 Cherry Street, Suite 3700, Unit 19, Fort Worth, Texas 76102. Additionally, a stockholder or other interested party can contact the non-employee directors at (800) 826-6762.

Board, Committee and Annual Meetings

The Board held 28 meetings during 2012. Each director attended at least 75% of the total number of meetings of the Board and committees held during the periods that he or she served. All persons serving on the Board at the time of such meetings attended the 2012 annual meeting of Quicksilver’s stockholders and each regularly scheduled quarterly meeting of the Board in 2012.

Under Quicksilver’s Corporate Governance Guidelines, each director is expected to dedicate adequate time, energy and attention to ensure the diligent performance of his or her duties, which includes attending meetings of the Board and committees of which he or she is a member. In addition, Board members are expected to expend reasonable efforts to attend annual meetings of Quicksilver’s stockholders.

SECURITY OWNERSHIP OF MANAGEMENT AND

CERTAIN BENEFICIAL HOLDERS

Quicksilver Resources Inc.

The following table sets forth certain information that has been provided to Quicksilver regarding the beneficial ownership of Quicksilver common stock as of February 15, 2013 (except where another date is indicated), by:

•	each director of Quicksilver;

•	each named executive officer of Quicksilver;

•	all directors and current executive officers of Quicksilver as a group; and

•	each person known to Quicksilver to beneficially own more than 5% of Quicksilver common stock.

Unless otherwise indicated by footnote, the beneficial owner exercises sole voting and investment power over the shares. The percentage of beneficial ownership is calculated on the basis of 176,555,698 shares of Quicksilver common stock outstanding as of February 15, 2013.

Beneficial Owner	Number of Shares	Percent of Outstanding Shares
Directors and Named Executive Officers
Glenn Darden (1)(2)(3)(4)(5)	40,000,338	22.6%
Thomas F. Darden (1)(2)(3)(4)(5)	40,120,045	22.6%
Anne Darden Self (1)(2)(3)(4)(5)	37,872,645	21.4%
W. Byron Dunn (3)(5)(6)	194,355	*
Michael Y. McGovern (5)(7)	43,231	*
Steven M. Morris (3)(5)	488,555	*
W. Yandell Rogers, III (3)(5)	249,343	*
Mark J. Warner (3)(5)	240,576	*
John C. Cirone (3)(8)(9)	1,027,438	*
Stan G. Page (2)(3)(5)	667,342	*
John C. Regan (3)(4)(5)	398,212	*
Jeff Cook (3)(10)	1,599,208	*
Philip W. Cook (11)	290,062	*

Directors and current executive officers as a group (13 persons) (1)(2)(3)(4)(5)(6)(7)(8)(9)(10)(11)	55,036,371	30.6%
Holders of More Than 5% Not Named Above
Pennsylvania Management, LLC (12)	33,330,259	18.9%
Quicksilver Energy L.P. (12)	33,330,259	18.9%
SPO Advisory Corp. (13)	24,985,154	14.2%
Southeastern Asset Management, Inc. (14)	24,845,000	14.1%
BlackRock Inc. (15)	9,014,244	5.1%

* Indicates less than 1%

(1)	Includes as to each of Messrs. Glenn Darden and Thomas Darden and Ms. Self: 33,330,259 shares beneficially owned by Quicksilver Energy L.P., for which he or she has shared voting and investment power as a member of Pennsylvania Management, LLC, the sole general partner of Quicksilver Energy L.P. Each of Messrs. Glenn Darden and Thomas Darden and Ms. Self disclaims beneficial ownership of all shares owned by Quicksilver Energy L.P., except to the extent of his or her pecuniary interest therein. The business address of each of Messrs. Glenn Darden and Thomas Darden and Ms. Self is 801 Cherry Street, Suite 3700, Unit 19, Fort Worth, Texas 76102.

(2)	Includes with respect to each of the following individuals and all directors and current executive officers as a group, the following approximate numbers of shares represented by units in a Unitized Stock Fund held through Quicksilver’s 401(k) Plan: Mr. Glenn Darden – 45,236; Mr. Thomas Darden – 117,513; Ms. Self – 69,097; Mr. Page – 22,429; and all directors and current executive officers as a group – 254,275.

(3)	Includes with respect to each of the following individuals and all directors and current executive officers as a group, the following numbers of shares subject to options that are vested or will vest on or before April 16, 2013: Mr. Glenn Darden –767,665; Mr. Thomas Darden – 767,665; Ms. Self – 98,844; Mr. Dunn – 69,943; Mr. Morris – 77,191; Mr. Rogers – 50,410; Mr. Warner – 114,064; Mr. Cirone – 338,503; Mr. Page – 152,911; Mr. Regan – 24,750; Mr. Jeff Cook – 504,113; and all directors and current executive officers as a group – 2,552,989.

(4)	Includes with respect to each of the following individuals and all directors and current executive officers as a group, the following numbers of shares pledged as collateral security for loans or loan commitments or in accordance with customary terms and conditions of standard margin account arrangements: Mr. Glenn Darden – 6,113,849 (including 6,113,849 shares beneficially owned by Quicksilver Energy L.P.); Mr. Thomas Darden – 9,273,542 (including 6,113,849 shares beneficially owned by Quicksilver Energy L.P.); Ms. Self – 6,113,849 (including 6,113,849 shares beneficially owned by Quicksilver Energy L.P.); Mr. Regan – 18,081; and all directors and current executive officers as a group – 9,291,623 (including 6,113,849 shares beneficially owned by Quicksilver Energy L.P.).

(5)	Includes with respect to each of the following individuals and all directors and current executive officers as a group, the following numbers of shares of unvested restricted stock for which the indicated beneficial owners have no investment power: Mr. Glenn Darden – 289,898; Mr. Thomas Darden – 289,898; Ms. Self – 23,637; Mr. Dunn – 51,583; Mr. McGovern – 43,231; Mr. Morris – 75,815; Mr. Rogers – 39,638; Mr. Warner – 75,815; Mr. Page – 373,643; Mr. Regan – 343,704; and all directors and current executive officers as a group – 1,879,394.

(6)	Includes 41,151 shares beneficially owned by La Jolla Holdings, LTD, for which Mr. Dunn has shared voting and investment power as a member of 17WJ Mgmt LLC, the sole general partner of La Jolla Holdings, LTD. Mr. Dunn disclaims beneficial ownership of all shares owned by La Jolla Holdings, LTD, except to the extent of his pecuniary interest therein.

(7)	Consists of 43,231 shares of restricted stock granted to Mr. McGovern upon his election as a director on March 27, 2013.

(8)	Includes 503,538 shares subject to restricted stock units that could vest on or before April 16, 2013 and for which Mr. Cirone has no voting or investment power.

(9)	Includes shares subject to options that would become exercisable, and restricted stock units that would vest, upon Mr. Cirone’s retirement. Mr. Cirone satisfied the retirement eligibility criteria under the 2006 Equity Plan on January 22, 2012 (see “––Potential Payments Upon Termination or in Connection with a Change in Control”).

(10)	Effective as of June 20, 2012, Mr. Jeff Cook resigned as Quicksilver’s Executive Vice President – Operations and was appointed Advisor to the Chairman on Special Projects and New Ventures. On July 9, 2012, in connection with his pending retirement, the Compensation Committee approved immediate 100% vesting of his outstanding restricted stock and retirement treatment for his outstanding options, with the effect that any unvested options became 100% vested and each outstanding option remains exercisable for the shorter of five years following the date of his retirement or the option’s original term. Mr. Cook retired from Quicksilver on December 31, 2012. The ownership information presented is based solely on Mr. Jeff Cook’s latest Form 4, filed with the SEC on April 18, 2012, and Quicksilver’s stock plan administration and 401(k) Plan records.

(11)	Mr. Philip Cook terminated his employment with Quicksilver effective April 16, 2012. The ownership information presented is based solely on Mr. Philip Cook’s latest Form 4, filed with the SEC on March 12, 2012, and Quicksilver’s stock plan administration and 401(k) Plan records.

(12)	As sole general partner of Quicksilver Energy L.P., Pennsylvania Management, LLC has sole voting and investment power with respect to 33,330,259 shares of Quicksilver common stock beneficially owned by Quicksilver Energy L.P. The address of Pennsylvania Management, LLC and Quicksilver Energy L.P. is 801 Cherry Street, Suite 3700, Unit 19, Fort Worth, Texas 76102.

(13)

Based on a Schedule 13D filed by SPO Advisory Corp. with the SEC on March 17, 2011, SPO Advisory Corp. had sole voting and investment power over 24,985,154 shares of Quicksilver common stock, SPO Partners II, L.P. had sole voting and investment power over 23,311,254 shares, SPO Advisory Partners, L.P. had sole voting and investment power over 23,311,254 shares, San Francisco Partners, L.P. had sole voting and investment power over 1,673,900 shares, SF Advisory Partners, L.P. had sole voting and investment power over 1,673,900 shares, John H. Scully had sole voting and investment power over 19,900 shares and shared voting and investment power over 24,985,154 shares, William E. Oberndorf had sole voting and investment power over 155,400 shares and shared voting and investment power over 24,985,154 shares, and Edward H. McDermott had sole voting and investment power over 2,300 shares and shared voting and investment power over 24,985,154 shares. The address of SPO Advisory Corp., SPO Partners II, L.P., SPO Advisory Partners, L.P., San Francisco Partners, L.P., SF Advisory Partners, L.P., John H. Scully, William E. Oberndorf, and Edward H. McDermott is 591 Redwood Highway, Suite 3215, Mill Valley, California 94941.

(14)	Based on a Schedule 13G filed by Southeastern Asset Management, Inc. with the SEC on February 14, 2013, Southeastern Asset Management, Inc. had shared voting and investment power over 24,587,000 shares of Quicksilver common stock and sole investment power over 258,000 shares and Longleaf Partners Small-Cap Fund had shared voting and investment power over 24,587,000 shares. The address of Southeastern Asset Management, Inc. and Longleaf Partners Small-Cap Fund is 6410 Poplar Avenue, Suite 900, Memphis, Tennessee 38119.

(15)	Based on a Schedule 13G filed by BlackRock, Inc. with the SEC on February 11, 2013, BlackRock, Inc. had sole voting and investment power over 9,014,244 shares of Quicksilver common stock. The address of BlackRock, Inc. is 40 East 52nd Street, New York, New York 10022.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires Quicksilver’s executive officers and directors, and persons who own more than 10% of a registered class of its equity securities, to file reports of ownership and changes in ownership with the SEC. Executive officers, directors and greater than 10% stockholders are required by SEC rules to furnish Quicksilver with copies of all Section 16(a) forms they file.

To Quicksilver’s knowledge, based solely on a review of the copies of such forms furnished to Quicksilver with respect to 2012 and written representations from Quicksilver’s directors, executive officers and greater than 10% stockholders, Quicksilver believes that during 2012 all of its executive officers and directors and all owners of more than 10% of Quicksilver common stock were in compliance with all applicable Section 16(a) filing requirements.

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth information as of December 31, 2012, with respect to shares of common stock that may be issued under Quicksilver’s existing equity compensation plans.

Plan Category	Number of shares of common stock to be issued upon exercise of outstanding options, warrants and rights		Weighted-average exercise price of outstanding options, warrants and rights		Number of shares of common stock remaining available for future issuance under equity compensation plans (excluding shares of common stock reflected in column (a))
	(a)		(b)		(c)
Equity compensation plans approved by stockholders (1)	5,362,750	(2)	$10.23	(3)	9,678,807	(4)
Equity compensation plans not approved by stockholders	—		—		—
Total	5,362,750		$10.23		9,678,807

(1)	Consists of the 2006 Equity Plan and the 2004 Non-Employee Director Equity Plan.

(2)	Consists of 4,979,980 options and 382,770 stock-settled restricted stock units. Each restricted stock unit entitles the holder to receive, upon vesting and without payment of any cash, one share of common stock with respect to each restricted stock unit.

(3)	Reflects the weighted-average exercise price for the 4,979,980 options outstanding under equity compensation plans approved by stockholders.

(4)	Upon stockholder approval of the 2006 Equity Plan, Quicksilver ceased to grant awards under the 2004 Non-Employee Director Equity Plan. Accordingly, this number reflects only shares of common stock remaining available for future issuance under the 2006 Equity Plan.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Overview of 2012 Compensation

Below is an overview of the more detailed disclosure in this Compensation Discussion and Analysis regarding Quicksilver’s 2012 compensation program for Quicksilver’s named executive officers.

•	There were no changes to the compensation philosophy, objectives or components from 2011 to 2012.

•

The main objectives of the compensation program are to improve company performance by creating a direct relationship between compensation and company performance and to attract, retain and motivate high-quality executive officers.

•

Quicksilver provides the following elements of compensation for the named executive officers: base salary, annual cash and equity bonuses, long-term incentive equity awards, retirement benefits and limited perquisites.

•

Quicksilver generally targets at or above the 50th percentile of the competitive market when considering cash compensation and between the 50th and 75th percentiles when considering long-term incentives.

•

The annual bonus program provides awards based on achievement of financial and operational goals. The 2012 performance goals consisted of cash flow from operations, earnings per share, production and reserves. During 2012, Quicksilver’s operating and financial performance resulted in an annual bonus payout of 59% percent of target for the named executive officers, except that the Compensation Committee determined, and the Chief Executive Officer and the Chairman of the Board agreed, that the Chief Executive Officer and the Chairman of the Board should not receive bonus payouts for 2012.

•

Quicksilver encourages the named executive officers to think and act like owners and enhance their commitment to Quicksilver’s success through the award of equity-based long-term incentive grants. In 2012, the grants to the named executive officers included stock options to purchase Quicksilver common stock and shares of restricted stock or restricted stock units. Due to company performance for 2012, the Compensation Committee determined, and the Chief Executive Officer and the Chairman of the Board agreed, that the Chief Executive Officer and Chairman of the Board should not receive equity-based awards for 2013.

•

The Compensation Committee makes all compensation decisions regarding the named executive officers but may seek input and guidance from the Chief Executive Officer, executive management and the Compensation Committee’s independent compensation consultant.

Objectives

Quicksilver’s philosophy with respect to compensation of its named executive officers is to improve company performance by creating a direct relationship between compensation and company performance and by providing competitive compensation in order to attract, retain and motivate high-quality executive officers. To accomplish the objectives of this philosophy, the Compensation Committee believes that compensation should:

•	take into account both personal performance and Quicksilver’s performance;

•	be structured to advance both the short- and long-term interests of Quicksilver and its stockholders; and

•	tie a significant portion of the named executive officers’ compensation to the value of Quicksilver stock to align them with owners and enhance their commitment to Quicksilver’s success.

Compensation Strategies

To achieve these objectives, the Compensation Committee employs the following general compensation strategies with respect to compensation of the named executive officers:

•

target each of base salary and cash bonus at or above the 50th percentile of competitive market data for a peer group of 13 companies in the oil and natural gas exploration and production industry and competitive market data for a survey of companies in the industry, as described below;

•

target long-term incentive compensation, in the form of equity-based awards, between the 50th and 75th percentiles of the competitive market data (or higher if base salary or target cash bonus is set below the 50th percentile); and

•	target total compensation between the 50th and 75th percentiles of the competitive market data.

In considering the 2012 compensation packages for the named executive officers, the Compensation Committee discussed potential changes from 2011 compensation packages to the level and form of compensation in light of Quicksilver’s compensation philosophy, the overall economy and Quicksilver’s performance. In addition, the Compensation Committee reviewed factors such as each named executive officer’s contribution to Quicksilver’s overall performance, experience, skills, scope of responsibility and tenure. The Compensation Committee also examined the objectives behind each component of compensation for each of the named executive officers and considered the potential economic consequences of making changes from both an operational standpoint and a stockholder perspective.

As part of this process, the Compensation Committee worked with Meridian and the Vice President – Human Resources to evaluate whether risks arising from Quicksilver’s compensation policies and practices are reasonably likely to have a material adverse effect on Quicksilver. Following this review, the Compensation Committee concluded that Quicksilver’s current compensation policies and practices do not create risks that are reasonably likely to have a material adverse effect on Quicksilver.

Role of the Compensation Committee

The Compensation Committee is responsible for reviewing and recommending Quicksilver’s executive compensation program, including reviewing and approving all compensation decisions for Quicksilver’s named executive officers. The Compensation Committee completes a performance assessment of the Chief Executive Officer each year, which is discussed with him. In executive session, the Compensation Committee develops its own recommendation for, and approves, the compensation of the Chief Executive Officer.

The Compensation Committee strives to maintain sound basic practices for the development and administration of Quicksilver’s compensation program. The Compensation Committee has set forth certain practices to effectively carry out its responsibilities, such as:

•	maintaining membership of only independent directors in accordance with NYSE requirements;

•	holding executive sessions without executive management present;

•	annually reviewing detailed compensation tally sheets for each of the named executive officers;

•	engaging an independent compensation consultant to advise the Compensation Committee;

•

meeting with the independent compensation consultant without executive management present at least once during the year to discuss Quicksilver’s compensation program and actions on a confidential basis;

•	assessing the independent compensation consultant’s performance and providing feedback as appropriate; and

•	evaluating the performance of the Compensation Committee each year.

Role of Executive Management

Each year executive management presents Quicksilver’s financial and operating budget to the Board for approval. The performance measures and targets for the annual bonus awards are recommended by executive management to the Compensation Committee based on the Board-approved budget. After year end, executive management reviews the actual performance with the Compensation Committee and recommends annual bonus awards for each named executive officer.

All compensation decisions include an assessment of individual performance, including each named executive officer’s contribution to Quicksilver’s overall performance for the applicable performance period, experience, skills, scope of responsibility and tenure. The Chief Executive Officer each year evaluates all named executive officers and makes compensation recommendations to the Compensation Committee for all named executive officers except himself. In making individual compensation decisions, the Compensation Committee reviews and discusses these recommendations.

Certain members of executive management have key roles in supporting the Compensation Committee as described above including the Chief Executive Officer, the Chief Financial Officer and the Vice President – Human Resources.

Role of the Compensation Consultant

The Compensation Committee has the authority under its charter to engage the services of outside advisors, experts and others to assist the Compensation Committee in the performance of its duties. For 2012, the Compensation Committee engaged Meridian to serve as its independent compensation consultant on matters related to executive compensation. The consultant reports directly to the Compensation Committee and provides no other services or advice to Quicksilver other than the services provided to the Compensation Committee and the NCG Committee. The Compensation Committee annually reviews and establishes the scope of the engagement of the consultant, which is reflected in an annual engagement letter between the consultant and the Compensation Committee.

The consultant provides advice to the Compensation Committee on matters related to the fulfillment of its responsibilities under its charter, including the overall design of Quicksilver’s executive compensation program, competitive compensation market data, review of the disclosures in Quicksilver’s proxy statement, annual review of the Compensation Committee’s charter, legislative and regulatory developments and all other matters related to the compensation of Quicksilver’s named executive officers.

The Compensation Committee meets with its consultant in executive session without members of management present. The consultant also communicates with the Compensation Committee Chairman outside of the meetings. The consultant reviews materials prepared by executive management, including recommendations and proposals being submitted to the Compensation Committee and provides advice and guidance to the Compensation Committee regarding these recommendations. The consultant also gathers and provides competitive market data and other background information for consideration by the Compensation Committee.

Executive management works with the consultant as necessary to support the work of the consultant on behalf of the Compensation Committee. The interactions of the consultant with executive management are limited to those that are on the Compensation Committee’s behalf or related to proposals that will be presented to the Compensation Committee for review and approval.

Summary of 2012 Compensation

The named executive officers are Quicksilver’s Chief Executive Officer (Glenn Darden), each Chief Financial Officer who served during 2012 (Philip W. Cook and John C. Regan), the three most highly compensated executive officers other than the Chief Executive Officer and Chief Financial Officers who served as executive officers as of December 31, 2012 (Thomas F. Darden, John C. Cirone and Stan Page) and an executive officer who was among the three most highly compensated executive officers other than the Chief Executive Officer and Chief Financial Officers but did not serve as an executive officer as of December 31, 2012 (Jeff Cook).

This Compensation Discussion and Analysis and the tables that follow describe compensation decisions regarding Quicksilver’s named executive officers, including certain executives who left Quicksilver during the year. In 2012, Quicksilver experienced changes in the executive leadership team, including the departure of Philip W.

Cook, Chief Financial Officer, on April 16, 2012, and Jeff Cook, who resigned as Executive Vice President – Operations and was appointed Advisor to the Chairman on Special Projects and New Ventures, effective June 20, 2012, and then retired from Quicksilver on December 31, 2012. Upon Philip W. Cook’s departure, John C. Regan, Quicksilver’s Vice President, Controller and Chief Accounting Officer at the time, was appointed as Chief Financial Officer.

Pursuant to Securities and Exchange Commission rules, compensation information regarding Philip W. Cook and Jeff Cook is included in certain tables and descriptions, as applicable. However, where the Compensation Committee did not assess compensation for these individuals, because they were no longer with the Company, their compensation is not described or included in the tables.

General

Each element of Quicksilver’s compensation program is intended to advance Quicksilver’s objectives of attracting, retaining and motivating talented executives, and to enhance Quicksilver’s competitive position in the market for executive-level talent and to improve company performance. Quicksilver’s compensation program for the named executive officers in 2012 consisted of base salary, annual cash and equity bonuses, long-term incentive equity awards, retirement benefits and limited perquisites. In addition, Quicksilver provides change-in-control benefits for each of the named executive officers.

The charts below reflect the average percentage of total target compensation represented by each element of the compensation package for (1) the Chief Executive Officer and the Chairman of the Board and (2) the other named executive officers who are currently executive officers. For purposes of computing these percentages, (1) target opportunity (rather than actual payments) of both the annual cash and equity award bonus components of 2012 compensation were used and (2) with respect to Quicksilver’s newly appointed Chief Financial Officer, increased base salary and target annual cash and equity award bonus amounts that became effective as of his appointment were annualized and a one-time cash bonus paid upon his appointment was not included.

Chief Executive Officer and Chairman of the Board	Other Named Executive Officers (who are currently executive officers)

The Compensation Committee believes that this mix of compensation elements provides sufficient fixed cash compensation in the form of base salary to attract and retain qualified executives. The Compensation Committee also believes the mix places an adequate amount of potential cash compensation at risk to motivate the executives to achieve annual company goals, and provides the executives with sufficient equity incentives to motivate them to achieve long-term company goals. In addition, because the equity component vests over time, it encourages executives to continue their employment relationship with Quicksilver.

When making annual compensation decisions, the Compensation Committee reviews tally sheets presenting the individual components and total compensation for each named executive officer to provide an overall current and historical perspective of each individual’s compensation and an annual growth and compensation analysis presenting changes in Quicksilver’s performance relative to changes in compensation of the named executive officers. While not directly considered when making compensation decisions, the Compensation

Committee periodically reviews the equity holdings and wealth accumulation analyses of the named executive officers, which include unvested stock awards and unexercised stock options. In arriving at the compensation packages for the named executive officers for 2012, the Compensation Committee also received input from Meridian and executive management.

As part of its process, the Compensation Committee considered publicly available compensation information filed with the SEC by the companies in Quicksilver’s 2012 peer group, as compiled by Meridian, and other competitive market data from a North American oil and gas exploration and production industry survey provided by Meridian. Quicksilver’s peer group for 2012 consisted of the following 13 small to midsize publicly-traded companies engaged in oil and natural gas production and exploration:

Berry Petroleum Company	Range Resources Corporation
Bill Barrett Corporation	Southwestern Energy Company
Cabot Oil & Gas Corporation	SM Energy Company
Forest Oil Corporation	Swift Energy Company
Newfield Exploration Company	Ultra Petroleum Corp.
Petrohawk Energy Corporation	Whiting Petroleum Corporation
QEP Resources, Inc.

Factors considered in selecting the 2012 peer group included type of business, revenue, assets, market capitalization, enterprise value and total stockholder return. For 2013, after consultation among the Compensation Committee, Meridian and the Vice President – Human Resources, Petrohawk Energy Corporation and Southwestern Energy Company were removed from the peer group and Carrizo Oil & Gas, Inc and EXCO Resources, Inc. were added. These changes were made to maintain Quicksilver’s relative asset, revenue and market capitalization position among the peers and to replace the two companies no longer used because they failed to meet Quicksilver’s selection criteria for the peer group.

Base Salaries

Base salaries are intended to attract executive talent and compensate executives for their experiences, skills, scope of responsibility and tenure. In evaluating the 2012 base salaries of the named executive officers, the Compensation Committee considered Quicksilver’s performance and each executive’s skills and experience, the Compensation Committee’s evaluation of the performance of the Chief Executive Officer and, with respect to the other named executive officers, the Chief Executive Officer’s evaluation of the performance of each named executive officer.

In November 2011, after considerable discussion of Quicksilver’s compensation philosophy, the overall economy and Quicksilver’s and individual performance, and in consultation with Meridian and executive management, upon the recommendation of the Chief Executive Officer, the Compensation Committee made the following decisions with respect to the named executive officers’ salaries, effective as of January 1, 2012:

Name	Salary Increase ($)	Salary Increase (%)
Glenn Darden	—	—
John C. Regan	10,000	4.3
Thomas F. Darden	—	—
John C. Cirone	15,000	4.8
Stan Page	13,000	4.3
Philip W. Cook	16,500	4.8
Jeff Cook	12,000	3.0

After considerable discussion of Quicksilver’s compensation philosophy, the overall economy and Quicksilver’s performance, and in consultation with management and Meridian, the Compensation Committee determined, and the Chief Executive Officer and the Chairman of the Board agreed, that no salary adjustments for 2012 would be made for the Chief Executive Officer and the Chairman of the Board even though their base salaries were below the 25th percentile of the competitive market data. For the other named executive officers, the Compensation Committee determined that the above adjustments would be made for 2012 in light of their individual performance and Quicksilver’s desire to retain these individuals by positioning the base salaries of: (i) the then

Chief Financial Officer and the then Executive Vice President – Operations between the 25th and 50th percentiles; (ii) the Executive Vice President – General Counsel between the 50th and 75th percentiles; (iii) the Senior Vice President – U.S. Operations between the 50th and 75th percentiles; and (iv) the then Vice President, Controller and Chief Accounting Officer above the 75th percentile of the competitive market data. When Mr. Regan was promoted to Chief Financial Officer on April 16, 2012, his salary was again increased (in addition to the January 1, 2012 increase noted above) by $55,000, or 22.4%, which corresponded to below the 25th percentile of the competitive market data for that position. The base salaries paid in 2012 are set forth in the “Salary” column in the “Summary Compensation Table for 2012.”

For 2013, after considerable discussion, and in consultation with Meridian, the Compensation Committee again determined, and the Chief Executive Officer and the Chairman of the Board agreed, that no salary adjustments would be made for the Chief Executive Officer and the Chairman of the Board even though their base salaries continue to be below the 25th percentile of the competitive market data.

Bonuses

Annual bonus targets are set to reflect a range of award levels that are intended to be competitive with awards offered by other peer companies to reward similarly situated executives. The Compensation Committee includes annual bonuses in the named executive officers’ pay mix to ensure their focus on the annual performance goals that have been developed to align with Quicksilver’s long-term strategy and objectives that it believes will ultimately increase stockholder value. Because bonus payouts for each year are linked to the achievement of overall corporate goals for that year (with the relevant goals and objectives established and communicated near the beginning of each year), these bonuses are designed to incentivize the named executive officers to achieve Quicksilver’s near-term objectives. In addition, to encourage the named executive officers to continually focus on meeting stockholder value over the long term, Quicksilver pays a portion of the annual bonus in shares of restricted stock or restricted stock units that vest over three years, one-third on each of the first three anniversaries of the date of grant.

Quicksilver’s Chief Executive Officer formulated a proposed 2012 Executive Bonus Plan, which he presented to the Compensation Committee for consideration in April 2012. The Chief Executive Officer’s proposal recommended annual cash bonuses providing target opportunities sufficient to bring the named executive officers’ total cash compensation to (i) below the 25th percentile of total cash compensation for similar positions in the competitive market data for the Chairman, the Chief Executive Officer and the incoming Chief Financial Officer; (ii) between the 50th and 75th percentiles for the then Executive Vice President – Operations; and (iii) above the 75th percentile for the Executive Vice President – General Counsel and Vice President – U.S. Operations. In light of his resignation, the outgoing Chief Financial Officer was not considered for any bonus award in 2012. The Compensation Committee considered Meridian’s review of the proposed 2012 Executive Bonus Plan.

On April 13, 2012, the Compensation Committee adopted the 2012 Executive Bonus Plan, which established target and maximum levels with respect to the cash bonuses to be paid under the Plan to the named executive officers expressed as a percentage of each participant’s base salary for 2012, as follows:

	Cash Bonus
	Target		Maximum
Name	Percentage of Base Pay	Dollar Amount ($)	Percentage of Base Pay	Dollar Amount ($)
Glenn Darden	150%	682,500	300%	1,365,000
John C. Regan (1)	80%	240,000	160%	480,000
Thomas F. Darden	150%	682,500	300%	1,365,000
John C. Cirone	100%	330,000	200%	660,000
Stan Page	80%	250,400	160%	500,800
Philip W. Cook (2)	—	—	—	—
Jeff Cook	100%	412,000	200%	824,000

(1)	The target and maximum bonus levels applicable to Mr. Regan were 50% and 100% of base salary, respectively, effective from January 1, 2012 until April 15, 2012, and 80% and 160%, respectively, effective as of April 16, 2012, the date of his appointment as Quicksilver’s Chief Financial Officer; his 2012 bonus award was prorated accordingly.

(2)	In light of his resignation, Mr. Philip Cook was not considered for any bonus award for 2012.

The Compensation Committee also established target and maximum levels with respect to the restricted stock or restricted stock unit bonus to be paid to the named executive officers, expressed as a percentage of each participant’s base salary for 2012, as follows:

	Restricted Stock or Restricted Stock Unit Bonus
	Target		Maximum
Name	Percentage of Base Pay	Dollar Value ($)	Percentage of Base Pay	Dollar Value ($)
Glenn Darden	100%	455,000	200%	910,000
John C. Regan (1)	40%	120,000	80%	240,000
Thomas F. Darden	100%	455,000	200%	910,000
John C. Cirone	60%	198,000	120%	396,000
Stan Page	40%	125,200	80%	250,400
Philip W. Cook (2)	—	—	—	—
Jeff Cook	60%	247,200	120%	494,400

(1)	Mr. Regan was not eligible for a stock-based bonus award prior to his appointment as Quicksilver’s Chief Financial Officer on April 16, 2012; the stock-based portion of his 2012 bonus award was prorated accordingly.

(2)	In light of his resignation, Mr. Philip Cook was not considered for any bonus award for 2012.

The 2012 Executive Bonus Plan provides that the number of shares of restricted stock or restricted stock units to be received as a bonus be determined by dividing the applicable dollar amount of the bonus by the closing market price of Quicksilver’s common stock on the date of grant (i.e., the payment date). The Compensation Committee believes these grants of restricted stock or restricted stock units encourage the named executive officers to think and act like owners and to enhance their commitment to Quicksilver. The awards are intended to reward the long-term performance of Quicksilver and how that performance is viewed by its stockholders.

The Compensation Committee established the performance measures, the relative weight to be assigned to each performance measure and the percentage of target bonus to be awarded for achievement of various performance levels with respect to each performance measure under the 2012 Executive Bonus Plan. The structure of the 2012 Executive Bonus Plan is similar to that of the 2011 Executive Bonus Plan, except the element of “Finding and Development Costs” was eliminated as a performance measure to place more focus and weight on “Cash Flow from Operations” and “Earnings per Share,” which both include finding and development costs. The assigned weights of the remaining performance measures were revised to 25% each with actual bonus amounts to be based on performance relative to Quicksilver’s budget.

The 2012 Executive Bonus Plan provides for payment at the following specified levels based on the achievement of performance measures. However, the Compensation Committee retains discretion to adjust downward a named executive officer’s potential award based on qualitative individual performance measures.

Percent of Budget Achieved	Percent of Target Paid
120% or more	200%
100 > 120%	100% – 200% (1)
100%	100%
80% > 100%	60% – 100% (2)
80%	60%
50% > 80%	50%
50% or less	up to 25%

(1)	25% increase in percentage of target paid for each 5% increase in budget achievement.

(2)	10% increase in percentage of target paid for each 5% increase in budget achievement.

If 50% or less of budget is achieved for a performance measure, the Compensation Committee has the discretion to pay a named executive officer an amount not to exceed 25% of the individual’s target amount with respect to that performance measure. The Compensation Committee believes that paying such bonuses in appropriate circumstances could advance Quicksilver’s objectives of attracting, retaining and motivating talented executives.

Each performance measure, its assigned weight and the level at which it was actually achieved are set forth in the table below:

Performance Measure	Assigned Weight	Budget	Percentage of Budget Achieved	Percentage of Target Awarded
Cash Flow from Operations	25%	$271.1 Million	97%	90%
Earnings Per Share	25%	$(0.02)	0%	25%(1)
Production	25%	152.4 Bcfe	86%	70%
Reserves	25%	2,252 Bcfe	65%	50%

				59%

(1)	Even though less than 50% of budgeted earnings per share was achieved for 2012, the Compensation Committee exercised its discretion under the 2012 Executive Bonus Plan to assign a 25% payout with respect to that performance measure in light of the Committee’s prior decision not to pay bonuses for 2012 to the Chief Executive Officer and the Chairman of the Board and to provide appropriate retention incentive to the other named executive officers.

The 2012 Executive Bonus Plan provides that the performance levels are to be calculated to exclude the effects of any extraordinary or nonrecurring events, changes in accounting principles and acquisitions or divestitures, and may be otherwise adjusted as permitted in the 2006 Equity Plan, which indicates that the performance targets may be modified in circumstances in which the Compensation Committee deems such modification appropriate and equitable.

Based on Quicksilver’s attainment of performance levels with respect to the performance measures, as adjusted, each of the named executive officers was eligible to receive 59% of his target bonus payout. However, in January 2013, after considerable discussion, and in consultation with Meridian, the Compensation Committee determined, and Mr. Glenn Darden and Mr. Thomas Darden agreed, that Mr. Glenn Darden and Mr. Thomas Darden should not receive awards under the 2012 Executive Bonus Plan. Also, in light of his retirement from Quicksilver on December 31, 2012, Mr. Jeff Cook did not receive an award under the 2012 Executive Bonus Plan. Accordingly, the named executive officers received the following bonuses:

		Restricted Stock/Unit Bonus
Name	Cash Bonus ($)	Dollar Amount ($)	Number of Shares or Restricted Stock Units (1)
Glenn Darden	—	—	—
John C. Regan	121,380	50,150	22,093
John C. Cirone	194,700	116,820	51,463
Thomas F. Darden	—	—	—
Stan Page	147,736	73,868	32,541
Philip W. Cook	—	—	—
Jeff Cook	—	—	—

(1)	Each named executive officer received his restricted stock bonus, if any, in the form of restricted shares, except for Mr. Cirone who received his in the form of restricted stock units because he is retirement-eligible under the 2006 Equity Plan.

The cash bonuses are included in the “Non-Equity Incentive Plan Compensation” column of the “Summary Compensation Table for 2012.” The shares of restricted stock and restricted stock units were granted applying the performance measures contained in the 2006 Equity Plan on March 22, 2013, and, therefore, in accordance with SEC rules, do not appear in the “Summary Compensation Table for 2012.” However, the restricted stock awards for a given year (e.g., 2011), granted in the following year (e.g., 2012), are included in the “Stock Awards” column of the Summary Compensation Table for the year in which they were actually awarded.

In connection with Mr. Regan’s promotion and appointment as Quicksilver’s Chief Financial Officer on April 16, 2012, he received a one-time cash bonus in the amount of $100,000. This bonus amount is also included in the “Summary Compensation Table for 2012” under the “Bonus” column.

Long-Term Equity Awards

The Compensation Committee includes long-term equity awards in the named executive officers’ pay mix to encourage them to think and act like owners and to enhance their long-term commitment to Quicksilver. The awards are intended to reward the named executive officers for long-term performance of Quicksilver and how that performance is viewed by its stockholders. In November 2011, the Compensation Committee considered appropriate long-term incentive awards for 2012. The Compensation Committee considered that these long-term incentive awards should be in amounts to position total compensation for: (i) the Chairman and the Chief Executive Officer between the 25th and 50th percentiles of similarly positioned executives included in the competitive market data; (ii) the then Chief Financial Officer and the then Executive Vice President – Operations between the 25th and 50th percentiles; (iii) the Executive Vice President – General Counsel above the 75th percentile; (iv) the Senior Vice President – U.S. Operations between the 25th and 50th percentiles; and (v) the then Vice President, Controller and Chief Accounting Officer above the 75th percentile. The Compensation Committee determined that the amount of long-term incentives awarded would be the same in dollar amount as those awarded in 2011 for each named executive officer, even though this would result in the Executive Vice President – General Counsel’s total compensation exceeding the 75th percentile. The Executive Vice President – General Counsel’s target total compensation was set to exceed Quicksilver’s general target percentile for total compensation due to his breadth of responsibilities beyond those of his benchmarked position of general counsel.

Since stock options deliver value only to the extent the price of Quicksilver common stock at the time of the exercise exceeds the exercise price, the Chief Executive Officer recommended to the Compensation Committee that, in addition to the restricted stock or restricted stock units granted as part of the annual bonus award, a portion of the named executive officers’ long-term incentive compensation should be granted in the form of stock options. Based on the foregoing considerations, after consultation with Meridian, the Compensation Committee approved the Chief Executive Officer’s recommendation that the long-term incentive compensation provided to the named executive officers in the form of equity-based awards consist of two components in the following percentages (based on grant date values) for 2012: stock options to purchase Quicksilver common stock (50%) and restricted shares or restricted stock units of Quicksilver common stock (50%).

Accordingly, based on these factors, the overall economy and Quicksilver’s performance, and consistent with the Compensation Committee’s policy to grant long-term incentive awards near the beginning of each year, the Compensation Committee on November 16, 2011, approved grants under the 2006 Equity Plan of restricted stock or restricted stock units and stock options to the named executive officers, effective January 3, 2012, as set forth under “Executive Compensation – Grants of Plan-Based Awards in 2012.” These long-term awards are also reflected in the “Stock Awards” and “Option Awards” columns in the “Summary Compensation Table for 2012.” The Compensation Committee grants long-term incentive awards near the beginning of each year to align the performance periods for the awards with Quicksilver’s fiscal periods. Each Quicksilver grant vests one-third on each of the first three anniversaries of the date of grant.

In addition, on April 13, 2012, the Compensation Committee approved special one-time retention awards in the form of restricted stock to Messrs. Jeff Cook, Regan and Page in the amounts of $100,000, $90,000 and $90,000, respectively, and in the form of restricted stock units to Mr. Cirone in the amount of $100,000. These awards were granted on April 16, 2012, and are scheduled to vest 50% on the first anniversary of the grant date and 50% on the second anniversary of the grant date. In connection with Mr. Regan’s appointment as Quicksilver’s Chief Financial Officer on April 16, 2012, he received a one-time grant of restricted shares in the amount of $100,000, vesting one third on each of the first three anniversaries of the date of grant. Modifications to Mr. Jeff Cook’s outstanding restricted stock and stock option awards are described under “—Retiring Executive Benefits.”

For 2013, the Chief Executive Officer recommended to the Compensation Committee that annual equity-based awards be composed of only restricted shares or restricted stock units, and not include stock options, because the retention value of options is significantly diminished due to the high volatility of Quicksilver’s stock price, and also to alleviate potential dilution in light of the decreased stock price. The Compensation Committee concurred with his recommendation. In addition, after considerable discussion, and in consultation with Meridian, the Compensation Committee determined, and Mr. Glenn Darden and Mr. Thomas Darden agreed, that Mr. Glenn Darden and Mr. Thomas Darden would not receive any annual long-term incentive awards for 2013.

Retirement Benefits

The Compensation Committee includes retirement benefits as part of the compensation for named executive officers in order to attract and retain executive talent. The named executive officers are eligible to participate in Quicksilver’s 401(k) plan on the same basis as other Quicksilver U.S. employees, including with regard to the receipt of contributions to the 401(k) plan by Quicksilver. In addition, all outstanding Quicksilver equity awards granted to named executive officers generally vest immediately upon a qualified retirement.

Perquisites and Other Benefits

Quicksilver does not view perquisites as a significant element of compensation and, accordingly, limits the use of perquisites to those that the Compensation Committee believes are necessary for competitive reasons. The named executive officers are also eligible to receive the health, dental, vision, life, accidental death and dismemberment, and long-term disability insurance generally available to all Quicksilver U.S. employees.

Retiring Executive Benefits

Quicksilver accepted the resignation of Mr. Jeff Cook as the Company’s Executive Vice President – Operations and appointed him as Advisor to the Chairman on Special Projects and New Ventures effective as of June 20, 2012. Mr. Jeff Cook remained in that position until his retirement on December 31, 2012. In connection with Mr. Jeff Cook’s continuing service to Quicksilver, providing transitional and other services to the company and its management, and in recognition of his long-standing service and his dedicated commitment and numerous contributions to the company, the Compensation Committee approved the following compensatory benefits for Mr. Jeff Cook:

•

retirement treatment for Mr. Jeff Cook’s outstanding options to purchase shares of Quicksilver’s common stock, with the effect that all of his unvested options immediately became 100% vested and each of his outstanding options remains exercisable for the shorter of five years following the date of Mr. Jeff Cook’s termination of employment or the original term of the option;

•	immediate 100% vesting of Mr. Jeff Cook’s outstanding restricted stock; and

•

subject to Mr. Jeff Cook’s continued employment with Quicksilver through November 30, 2012 and his execution of a separation and release agreement satisfactory to Quicksilver, a grant on November 30, 2012, of $900,000 (283,911 shares) of restricted stock, which became 100% vested and free of any restrictions on the date of grant. For further details see “Executive Compensation – Grants of Plan-Based Awards in 2012,” and the “Stock Awards” column of the “Summary Compensation Table for 2012.”

Upon his departure, Mr. Jeff Cook was also paid for accrued and unused vacation; this amount is reflected in the “All Other Compensation” column in the “Summary Compensation Table for 2012.” The modification, effective as of July 9, 2012, of Mr. Jeff Cook’s outstanding stock options and restricted stock resulted in an accounting charge, which is also reflected in the “All Other Compensation” column in the “Summary Compensation Table for 2012.”

Change in Control Arrangements

Quicksilver has certain change in control plans and certain features in its incentive compensation plans that relate to a change in control of Quicksilver. These plans are intended to provide for continuity of management in connection with a change in control of Quicksilver.

The Board adopted the Change in Control Plan in which each of the named executive officers participates. Severance benefits are provided if, within a specified period after a change in control occurs, there is an involuntary termination of a covered individual (including termination for specified “good reason” events). The Board adopted this “double trigger” provision because the Board determined that an individual who retained his or her position after a change in control should not receive a severance benefit simply because a change in control occurred. The benefits provided upon an involuntary termination under the plan include (i) a lump sum payment of three times the sum of a named executive officer’s base salary plus benchmark bonus; (ii) certain medical, dental, vision and group life insurance coverage and (iii) accelerated vesting of outstanding equity awards and 401(k) account balances, to the extent permitted by law. If a named executive officer participating in the Change in Control Plan remains employed by Quicksilver for six months following a change in control, the named executive officer would be entitled to a retention bonus equal to one-half of the individual’s base salary, payable as a lump sum payment. The Board adopted this provision to encourage the named executive officers to remain with the acquired company for a sufficient period of time after a change in control to assist with a successful transition. The Change in Control Plan provides that Quicksilver will make an additional payment to a named executive officer equal to the excise tax imposed, if any, together with any interest or penalties with respect to the excise tax. The Compensation Committee and Board believe that providing this tax protection helps Quicksilver to attract and retain high-quality named executive officers.

Pursuant to the 2012 Executive Bonus Plan, if a change in control occurs during the plan year, each named executive officer is entitled to receive a lump sum cash payment equal to his maximum payout under the plan for the full plan year and, in conformity with the Change in Control Plan, the plan also provides for additional payment to a named executive officer equal to the excise tax imposed, if any, together with any interest or penalties with respect to excise taxes. In addition, the agreements evidencing Quicksilver equity awards provide that those awards vest upon the occurrence of a change in control.

The Compensation Committee believes that these change in control arrangements help to maintain the named executive officers’ objectivity in decision making, provide a retention incentive in circumstances where executive continuity may be particularly important and retention risks may be particularly acute, and otherwise align the interests of the named executive officers with those of Quicksilver’s stockholders. For more information regarding the Change in Control Plan and other change in control arrangements see “—Potential Payments Upon Termination or in Connection with a Change in Control.”

Tax and Accounting Considerations

The Compensation Committee considers the tax and accounting treatment of compensation elements in determining types and levels of compensation for the named executive officers. For example, Section 162(m) of the Internal Revenue Code of 1986 (the “Code”) places a limit of $1 million on the amount of compensation that may be deducted for tax purposes by Quicksilver in any one fiscal year with respect to the Chief Executive Officer and the other three most highly compensated individuals (other than the Chief Financial Officer) who are executive officers as of the end of the fiscal year. This deduction limitation, however, does not apply to certain “performance based” compensation. It is the Compensation Committee’s general policy to consider whether particular payments and awards to the named executive officers are deductible for federal income tax purposes, along with such other factors as may be relevant in the circumstances, in establishing executive compensation programs; however, Quicksilver reserves the right to pay its employees, including its named executive officers, amounts that may or may not be tax deductible under Section 162(m) or other provisions of the Code. Quicksilver also structures compensation in a manner intended to avoid the incurrence of any additional tax, interest or penalties under Section 409A of the Code.

Say-on-Pay

The Compensation Committee monitors the annual advisory “say-on-pay” proposal and incorporates the results as one of many factors considered in connection with its responsibilities. At the 2012 Annual Meeting of Stockholders, approximately 81% of the votes cast on the say-on-pay proposal were in favor of Quicksilver’s named executive officer compensation. The Compensation Committee reviewed this vote and did not make any change to Quicksilver’s named executive officer compensation program as a result of the vote. It has also been determined that stockholders should vote on a say-on-pay proposal each year, in line with the opinion expressed by stockholders through the say-on-pay frequency vote in 2011.

Compensation Committee Report

The Compensation Committee of the Board has reviewed and discussed the Compensation Discussion and Analysis with management of Quicksilver. Based on this review and discussion, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement and in Quicksilver’s 2012 Annual Report on Form 10-K for filing with the SEC.

The foregoing report was submitted by the Compensation Committee and shall not be deemed to be “soliciting material” or to be “filed” with the SEC or subject to Regulation 14A promulgated by the SEC or Section 18 of the Exchange Act.

Members of the Compensation Committee

W. Byron Dunn Steven M. Morris	W. Yandell Rogers, III Mark J. Warner

Summary Compensation Table for 2012

The following table sets forth certain information regarding the compensation of the named executive officers.

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(4)	All Other Compensation ($)(5)	Total ($)
Glenn Darden President and Chief Executive Officer	2012 2011 2010	455,000 455,000 440,000	— — —	1,848,026 2,003,894 2,524,593	1,549,999 1,550,002 1,162,496	— 447,038 653,400	20,320 32,239 19,130	3,873,345 4,488,173 4,799,619

John C. Regan (6) Senior Vice President — Chief Financial Officer and Chief Accounting Officer	2012	283,958	100,000	390,000	199,999	121,380	19,752	1,115,089

Thomas F. Darden Chairman of the Board	2012 2011 2010	455,000 455,000 440,000	— — —	1,848,026 2,003,894 2,524,593	1,549,999 1,550,002 1,162,496	— 447,038 653,400	22,708 36,907 34,586	3,875,733 4,492,841 4,815,075

John C. Cirone Executive Vice President, General Counsel and Secretary	2012 2011 2010	330,000 315,000 300,000	— 60,000 —	763,478 720,201 819,569	549,999 550,002 412,504	194,700 175,376 252,450	19,986 18,722 19,130	1,858,163 1,839,301 1,803,653

Stan Page (7) Senior Vice President — U.S. Operations	2012	313,000	—	589,595	399,998	147,736	19,905	1,470,234

Philip W. Cook (8) Former Executive Vice President — Chief Financial Officer	2012 2011 2010	106,828 345,000 330,000	— 75,000 —	600,001 787,233 990,019	600,001 599,996 450,001	— 192,079 277,695	14,094 18,722 18,299	1,320,924 2,018,030 2,066,014

Jeff Cook (9) Former Executive Vice President — Operations	2012 2011 2010	412,000 400,000 385,000	— — —	1,882,199 963,287 1,209,703	725,002 725,003 543,745	— 262,000 381,150	2,496,457 24,736 19,130	5,515,658 2,375,026 2,538,728

(1)	This column reports a special bonus awarded to Mr. Regan in April 2012 in connection with his appointment as Chief Financial Officer. This column also reports special bonuses awarded to Messrs. Philip Cook and Cirone in December 2011 for contributions to multiple projects during 2011.

(2)	This column reports the aggregate grant date fair value calculated in accordance with FASB ASC Topic 718 for restricted stock and restricted stock units granted by Quicksilver and, for 2010, phantom units granted by Quicksilver Gas Services LP. Additional information regarding the calculation of these amounts is included in Note 2 and Note 17 to Quicksilver’s audited financial statements included in Quicksilver’s 2012 Annual Report on Form 10-K.

(3)	This column reports the aggregate grant date fair value calculated in accordance with FASB ASC Topic 718 for options granted by Quicksilver. Additional information regarding the calculation of these amounts is included in Note 2 and Note 17 to Quicksilver’s audited financial statements included in Quicksilver’s 2012 Annual Report on Form 10-K.

(4)	For 2010 and 2012, this column reports the cash portion of the bonus paid to each of the named executive officers under the 2010 Executive Bonus Plan and the 2012 Executive Bonus Plan in March 2011 and March 2013, respectively. For 2011, this column reports the cash portion of the bonus paid to each of the named executive officers, applying the performance measures contained in the 2011 Executive Bonus Plan, in March 2012. The material terms of the 2012 Executive Bonus Plan are described under “—Compensation Discussion and Analysis—Summary of 2012 Compensation—Bonuses.”

(5)	For 2012, for each of the named executive officers other than Mr. Philip Cook, the amount in this column includes company payments of 401(k) plan matching and fixed contributions in an aggregate amount of $17,500 and, for Mr. Jeff Cook, the amount includes $2,436,523 for the expense recognized by Quicksilver in connection with the modification of Mr. Jeff Cook’s outstanding equity awards in July 2012 and $39,614 paid to Mr. Jeff Cook upon his retirement from Quicksilver for accrued and unused vacation. Benefits provided to Mr. Jeff Cook in connection with his retirement from Quicksilver are described under “—Compensation Discussion and Analysis—Summary of 2012 Compensation—Retiring Executive Benefits.”

(6)	Mr. Regan was serving as Quicksilver’s Vice President, Controller and Chief Accounting Officer until he succeeded Mr. Philip Cook as Chief Financial Officer effective April 16, 2012. Mr. Regan was not a named executive officer for 2010 or 2011.

(7)	Mr. Page was not a named executive officer for 2010 or 2011.

(8)	Mr. Philip Cook terminated his employment with Quicksilver effective April 16, 2012.

(9)	Mr. Jeff Cook resigned as Quicksilver’s Executive Vice President – Operations, and was appointed Advisor to the Chairman on Special Projects and New Ventures, effective June 20, 2012, and he retired from Quicksilver on December 31, 2012.

Grants of Plan-Based Awards in 2012

The following table sets forth certain information regarding (i) equity awards granted in 2012 under the 2006 Equity Plan, (ii) equity awards granted in 2012 under the 2006 Equity Plan that apply the performance measures contained in the 2011 Executive Bonus Plan and (iii) grants of non-equity awards under the 2012 Executive Bonus Plan. The table does not include equity awards granted to the named executive officers in 2013 under the 2012 Executive Bonus Plan. The 2012 Executive Bonus Plan is described under “—Compensation Discussion and Analysis—Summary of 2012 Compensation—Bonuses.” The 2006 Equity Plan generally allows the Compensation Committee of the Board to make Quicksilver equity grants to directors, executive officers and selected employees and consultants of Quicksilver. The 2011 Executive Bonus Plan generally provides for awards of cash and equity incentive bonuses to executives and other officers of Quicksilver for performance in 2011.

Name			Approval Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards			Estimated Possible Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares or Units of Stock (#)		All Other Option Awards: Number of Securities Underlying Options (#)		Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(1)
	Grant Date			Threshold ($)	Target ($)	Maximum ($)	Threshold ($)	Target ($)	Maximum ($)
Glenn Darden	1/3/12 1/3/12 4/16/12 —	(4) (5)	11/16/11 11/16/11 4/13/12 —	— — — 0	— — — 682,500	— — — 1,365,000	— — 0 —	— — 455,000 —	— — 910,000 —	222,701 — — —	(2)	— 371,738 — —	(3)	— 6.96 — —	1,549,999 1,549,999 298,027 —
John C. Regan	1/3/12 1/3/12 4/16/12 4/16/12 —	(5)	11/16/11 11/16/11 4/13/12 4/13/12 —	— — — — 0	— — — — 205,729	— — — — 411,458	— — — — —	— — — — —	— — — — —	28,736 — 22,277 24,752 —	(2) (6) (7)	— 47,966 — — —	(3)	— 6.96 — — —	200,003 199,999 89,999 99,998 —
Thomas F. Darden	1/3/12 1/3/12 4/16/12 —	(4) (5)	11/16/11 11/16/11 4/13/12 —	— — — 0	— — — 682,500	— — — 1,365,000	— — 0 —	— — 455,000 —	— — 910,000 —	222,701 — — —	(2)	— 371,738 — —	(3)	— 6.96 — —	1,549,999 1,549,999 298,027 —
John C. Cirone	1/3/12 1/3/12 4/16/12 4/16/12 —	(4) (5)	11/16/11 11/16/11 4/13/12 4/13/12 —	— — — — 0	— — — — 330,000	— — — — 660,000	— — — 0 —	— — — 173,250 —	— — — 346,500 —	79,023 — 24,752 — —	(2) (6)	— 131,907 — — —	(3)	— 6.96 — — —	550,000 549,999 99,998 113,480 —
Stan Page	1/3/12 1/3/12 4/16/12 4/16/12 —	(4) (5)	11/16/11 11/16/11 4/13/12 4/13/12 —	— — — — 0	— — — — 250,400	— — — — 500,800	— — — 0 —	— — — 120,000 —	— — — 240,000 —	57,541 — 22,277 — —	(2) (6)	— 95,932 — — —	(3)	— 6.96 — — —	399,998 399,998 89,999 99,598 —
Philip W. Cook	1/3/12 1/3/12		11/16/11 11/16/11	— —	— —	— —	— —	— —	— —	86,207 —	(2)	— 143,899	(3)	— 6.96	600,001 600,001
Jeff Cook	1/3/12 1/3/12 4/16/12 4/16/12 11/30/12 —	(4)	11/16/11 11/16/11 4/13/12 4/13/12 7/9/12 —	— — — — — —	— — — — — —	— — — — — —	— — — 0 — —	— — — 240,000 — —	— — — 480,000 — —	104,167 — 24,752 — 283,911 —	(2) (6) (8)	— 173,878 — — — —	(3)	— 6.96 — — — —	725,002 725,002 99,998 157,200 899,998 2,436,523	(9)

(1)	This column shows the grant date fair value calculated in accordance with FASB ASC Topic 718 for equity awards granted to the named executive officers in 2012.

(2)

Number of shares of restricted stock or restricted stock units granted to the named executive officer under the 2006 Equity Plan. Restrictions on these shares lapsed as to one-third of the shares on January 3, 2013 and will lapse as to one-third of these shares on each of January 3, 2014 and 2015. These restrictions may lapse earlier upon death, disability, qualified retirement or a change in control (see “—Potential Payments Upon Termination or in Connection with a Change in Control”).

(3)	Number of shares subject to stock options granted to the named executive officer under the 2006 Equity Plan. These options became exercisable with respect to one-third of the shares on January 3, 2013 and will become exercisable as to one-third of these shares on each of January 3, 2014 and 2015. These options may become exercisable earlier upon death, disability, qualified retirement or a change in control (see “—Potential Payments Upon Termination or in Connection with a Change in Control”).

(4)	The 2011 Executive Bonus Plan was adopted February 22, 2011. The following cash amounts and numbers of shares of restricted stock or restricted stock units were granted to the named executive officers for performance in 2011 on March 14, 2012 and April 16, 2012, respectively:

Name	Cash Bonus ($)	Number of Shares or Units(#)
Glenn Darden	447,038	73,769
John C. Regan	97,525	NA
Thomas F. Darden	447,038	73,769
John C. Cirone	175,376	28,089
Stan Page	199,200	24,653
Philip W. Cook	192,079	—
Jeff Cook	262,000	38,911

Restrictions on these shares will lapse as to one-third of the shares on each of April 16, 2013, 2014 and 2015. In accordance with SEC rules, the portion of this bonus paid in cash was included in the Grants of Plan-Based Awards in 2011 table included in Quicksilver’s proxy statement for the May 16, 2012 annual meeting of stockholders. Since Mr. Philip Cook terminated his employment with Quicksilver effective April 16, 2012, he was not awarded a restricted stock bonus for 2011.

(5)	The 2012 Executive Bonus Plan was adopted April 13, 2012. On March 22, 2013, the following cash amounts and numbers of shares of restricted stock or restricted stock units were granted to the named executive officers for performance in 2012:

Name	Cash Bonus ($)	Number of Shares or Units (#)
Glenn Darden	—	—
John C. Regan	121,380	22,093
Thomas F. Darden	—	—
John C. Cirone	194,700	51,463
Stan Page	147,736	32,541

In accordance with SEC rules, the portion of this bonus paid in restricted stock or restricted stock units is not included in the Grants of Plan-Based Awards in 2012 table because it is considered an equity award granted in 2013. Restrictions on these shares or units will lapse as to one-third of these shares or units on each of March 22, 2014, 2015 and 2016. Since Mr. Jeff Cook retired from Quicksilver effective December 31, 2012, he was not awarded a bonus for 2012.

(6)	Number of shares of restricted stock or restricted stock units granted to the named executive officer under the 2006 Equity Plan. Restrictions on these shares will lapse as to one-half of the shares on each of April 16, 2013 and 2014. These restrictions may lapse earlier upon death, disability, qualified retirement or a change in control (see “—Potential Payments Upon Termination or in Connection with a Change in Control”).

(7)	Number of shares of restricted stock granted to Mr. Regan under the 2006 Equity Plan. Restrictions on these shares will lapse as to one-third of the shares on each of April 16, 2013, 2014 and 2015. These restrictions may lapse earlier upon death, disability, qualified retirement or a change in control (see “—Potential Payments Upon Termination or in Connection with a Change in Control”).

(8)	Number of shares of restricted stock granted to Mr. Jeff Cook under the 2006 Equity Plan. Restrictions on these shares lapsed on November 30, 2012.

(9)	Represents the aggregate incremental fair value, calculated in accordance with FASB ASC Topic 718, of restricted stock and options that vested or remained eligible to vest upon the departure of Mr. Jeff Cook from Quicksilver in accordance with his amended award agreements, but would otherwise have been forfeited under the terms of the original award agreements.

Outstanding Equity Awards at Fiscal Year-End in 2012

The following table sets forth information regarding the December 31, 2012 holdings by the named executive officers of Quicksilver of options, restricted stock and restricted stock units. Each equity grant is shown separately for each named executive officer.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(1)
Glenn Darden	72,340 342,920 76,885 56,583 —	— — 38,442 113,164 371,738	(2) (3) (4)	30.95 6.21 15.88 14.88 6.96	01/02/2018 01/01/2019 01/03/2020 01/02/2021 01/02/2022	69,444 222,701 25,426 12,229 20,711 73,769	(5) (6) (7) (8) (9) (10)	198,610 636,925 72,718 34,975 59,233 210,979

John C. Regan	835 435 1,260 —	— 1,946 9,574 47,966	(2) (3) (4)	6.21 15.88 14.88 6.96	01/01/2019 01/03/2020 01/02/2021 01/02/2022	8,960 28,736 3,281 24,752 22,277	(5) (6) (7) (10) (11)	25,626 82,185 9,384 70,791 63,712

Thomas F. Darden	72,340 342,920 76,885 56,583 —	— — 38,442 113,164 371,738	(2) (3) (4)	30.95 6.21 15.88 14.88 6.96	01/02/2018 01/01/2019 01/03/2020 01/02/2021 01/02/2022	69,444 222,701 25,426 12,229 20,711 73,769	(5) (6) (7) (8) (9) (10)	198,610 636,925 72,718 34,975 59,233 210,979

John C. Cirone	16,944 88,496 27,282 20,078 —	— — 13,641 40,155 131,907	(2) (3) (4)	30.95 6.21 15.88 14.88 6.96	01/02/2018 01/01/2019 01/03/2020 01/02/2021 01/02/2022	24,641 79,023 9,022 2,501 7,766 28,089 24,752	(5) (6) (7) (8) (9) (10) (11)	70,473 226,006 25,083 7,153 22,211 80,335 70,791

Stan Page	22,592 34,415 23,148 14,602 —	— — 11,574 29,204 95,932	(2) (3) (4)	30.95 6.21 15.88 14.88 6.96	01/02/2018 01/01/2019 01/03/2020 01/02/2021 01/02/2022	17,921 57,471 7,655 2,376 4,024 24,653 22,277	(5) (6) (7) (8) (9) (10) (11)	51,254 164,367 21,893 6,795 11,509 70,508 63,712

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(1)
Philip W. Cook	—	—	—	—	—	—

Jeff Cook (12)	36,496 160,398 53,943 79,398 173,878	— — — — —	30.95 6.21 15.88 14.88 6.96	12/31/2017 12/31/2017 12/31/2017 12/31/2017 12/31/2017

(1)	The market value of restricted stock and restricted stock unit awards is based on the closing market price of Quicksilver common stock on December 31, 2012, the last trading day of fiscal 2012, which was $2.86.

(2)	The option became exercisable with respect to all of these shares on January 4, 2013.

(3)	The option became exercisable with respect to one-half of these shares (except for Mr. Regan, whose option became exercisable with respect to 45% of the shares) on January 3, 2013; the option will become exercisable with respect to one-half of these shares (except for Mr. Regan, whose option will become exercisable with respect to 55% of the shares) on January 3, 2014.

(4)	The option became exercisable with respect to one-third of these shares on January 3, 2013; the option will become exercisable with respect to one-third of these shares on each of January 3, 2014 and 2015.

(5)	One-half of these shares of restricted stock or restricted stock units vested on January 3, 2013; the remaining one-half of these shares of restricted stock or restricted stock units will vest on January 3, 2014.

(6)	One-third of these shares of restricted stock or restricted stock units vested on January 3, 2013, and one-third of these shares of restricted stock or restricted stock units will vest on each of January 3, 2014 and 2015.

(7)	All of these shares of restricted stock or restricted stock units vested on January 4, 2013.

(8)	All of these shares of restricted stock or restricted stock units vested on February 23, 2013.

(9)	One-half of these shares of restricted stock or restricted stock units vested on March 11, 2013; the remaining one-half of these shares of restricted stock or restricted stock units will vest on March 11, 2014.

(10)	One-third of these shares of restricted stock or restricted stock units will vest on April 16, 2013, and one-third of these shares of restricted stock or restricted stock units will vest on each of April 16, 2014 and 2015.

(11)	One-half of these shares of restricted stock or restricted stock units will vest on April 16, 2013; the remaining one-half of these shares of restricted stock or restricted stock units will vest on April 16, 2014.

(12)	The option expiration dates are pursuant to the amended award agreements with Mr. Jeff Cook. Please see “—Compensation Discussion and Analysis—Summary of 2012 Compensation—Retiring Executive Benefits.”

Option Exercises and Stock Vested in 2012

The following table sets forth information regarding the aggregate number of restricted stock or restricted stock units held by the named executive officers that vested during 2012. None of the named executive officers exercised options during 2012.

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting (1) ($)
Glenn Darden	184,337	1,206,264
John C. Regan	16,406	111,729
Thomas F. Darden	184,337	1,206,264
John C. Cirone	51,507	339,426
Stan Page	47,548	314,325
Philip W. Cook	72,159	471,673
Jeff Cook	601,962	2,742,559

(1)	Restrictions with respect to restricted stock and, in the case of Mr. Cirone restricted stock units, lapsed on the following dates with respect to the numbers of shares and at the market prices per share of common stock indicated below:

		Number of Shares (#)
Date	Market Price ($)	Mr. Glenn Darden	Mr. Regan	Mr. Thomas Darden	Mr. Cirone	Mr. Page	Mr. Philip Cook	Mr. Jeff Cook
January 2, 2012	6.71	67,002	8,645	67,002	17,291	20,173	25,936	31,340
January 3, 2012	6.96	34,723	4,481	34,723	12,321	8,961	13,441	16,241
January 4, 2012	6.87	25,426	3,280	25,426	9,022	7,655	9,842	11,893
February 19, 2012	6.02	34,602	—	34,602	6,488	6,370	13,624	17,222
February 23, 2012	6.19	12,228	—	12,228	2,501	2,376	5,044	6,420
March 11, 2012	5.44	10,356	—	10,356	3,884	2,013	4,272	5,437
July 9, 2012	5.51	—	—	—	—	—	—	229,498
November 30, 2012	3.17	—	—	—	—	—	—	283,911

Potential Payments Upon Termination or in Connection with a Change in Control

Death and Disability

Under the terms of the 2012 Executive Bonus Plan, if a named executive officer dies or becomes disabled and unable to work during the plan year, the named executive officer, or his beneficiary, is entitled to receive a prorated award based on results at the end of the performance period and the number of calendar days that the named executive officer participated in the year prior to death or disability. The prorated award will be paid at the same time and in the same manner as awards for the plan year are paid to the other participants in the 2012 Executive Bonus Plan, except that any equity award provided under the plan will be paid in the form of a lump sum cash payment rather than in equity.

Under the terms of the equity awards granted under the 2006 Equity Plan to each of the named executive officers, each outstanding award will immediately vest in full upon the holder’s death or disability. Awards will convert or become exercisable or transfer restrictions will lift, as applicable, upon vesting. Stock options that vest due to a named executive officer’s death or disability remain exercisable for the shorter of five years following such death or disability or the original term of the options.

Retirement

Under the terms of the equity awards granted under the 2006 Equity Plan to each of the named executive officers, each outstanding award will immediately vest in full upon the holder’s retirement after attaining age 62 and completing five years of service with Quicksilver. Awards will convert or become exercisable or transfer restrictions will lift, as applicable, upon vesting. Stock options that vest due to a named executive officer’s eligible retirement remain exercisable for the shorter of five years following such retirement or the original term of the options.

Change in Control

Under the terms of the 2012 Executive Bonus Plan, if a “change in control” of Quicksilver occurs during the plan year, each named executive officer is entitled to receive his maximum payout under the plan for the full plan year. Such payment will be made within 30 days after the change-in-control event and any equity award provided under the 2012 Executive Bonus Plan will be paid in the form of a lump sum cash payment rather than in equity. Pursuant to the terms of the 2012 Executive Bonus Plan, with respect to any participant in the Change in Control Plan (which includes all of the named executive officers), if any payments under the plan would constitute an “excess parachute payment” within the meaning of Section 280G of the Code, then Quicksilver is required to make an additional payment to the named executive officer such that after payment of all taxes on the additional payment (including income and employment taxes, as well as interest and penalties), the named executive officer retains an amount equal to the excise tax imposed on such individual by Section 4999 of the Code.

Under the terms of the equity awards granted under the 2006 Equity Plan to each of the named executive officers, each outstanding award will immediately vest in full upon a “change in control” of Quicksilver that occurs while the named executive officer is an employee of Quicksilver. Awards will convert or become exercisable or transfer restrictions will lift, as applicable, upon vesting.

Payments Upon Termination Following a Change in Control. Under the terms of the Change in Control Plan, if, on or within two years after the occurrence of a “change in control” of Quicksilver there is an involuntary termination of a named executive officer (including termination for specified “good reason” events), the named executive officer is entitled to the following benefits:

•

a lump sum cash payment on the 60th day (unless subject to the six-month payment delay under Section 409A of the Code) following the named executive officer’s separation from service equal to three times the sum of his (i) base salary plus (ii) “benchmark bonus” (generally defined as the greater of (a) the average of the last three consecutive annual bonuses earned by the named executive officer (or, all annual bonuses earned by him if he has been employed by Quicksilver for less than three years) or (b) the named executive officer’s target annual bonus in the year in which the change in control occurs), subject to the execution of a general release by the named executive officer;

•	accelerated vesting of all outstanding equity awards held by the named executive officer;

•

continued group medical, dental, vision and life insurance coverage, paid by Quicksilver, for two years following the named executive officer’s termination date, subject to the execution of a general release by the named executive officer; and

•	accelerated vesting of the named executive officer’s 401(k) plan account balance, to the extent permitted by law.

Benefits provided pursuant to the Change in Control Plan are required to be reduced by any severance, termination or similar payment made to the named executive officer pursuant to any employment, change in control, severance or similar agreement with Quicksilver or a subsidiary of Quicksilver, unless the other agreement expressly provides that such payment is in addition to payments under the Change in Control Plan.

Retention Bonus Following a Change in Control. Under the Change in Control Plan, each of the named executive officers who remains employed by Quicksilver throughout the six-month period following a change in control is entitled to a lump sum cash retention bonus equal to one-half of the named executive officer’s base salary, without regard to whether he is or ever will become entitled to severance benefits under the Change in Control Plan.

If any payment or benefit to be paid or provided by Quicksilver or its subsidiaries under the Change in Control Plan or otherwise would be subject to the excise tax imposed by Section 4999 of the Code on “excess parachute payments,” within the meaning of Section 280G of the Code, then Quicksilver is required to make an additional payment to the named executive officer such that after payment of all taxes on the additional payment (including income and employment taxes, as well as interest and penalties), the named executive officer retains an amount equal to the excise tax imposed on such individual by Section 4999 of the Code.

The “change in control” definitions under the 2012 Executive Bonus Plan, the 2006 Equity Plan and the Change in Control Plan are substantially the same. “Change in control” generally means the occurrence of one of the following events: any person is or becomes the beneficial owner of 50% or more of the combined voting power of the then-outstanding voting stock of Quicksilver, except acquisitions approved by the incumbent directors and acquisitions by specified related persons; a majority of the board ceases to be comprised of incumbent directors; or the consummation of a business combination transaction, including a sale of all or substantially all assets, immediately after which the voting stock of Quicksilver outstanding immediately prior to such transaction does not continue to represent at least 50% of the combined voting power of the then-outstanding shares of voting stock of the surviving entity. Under the Change in Control Plan, a “good reason” event generally means the occurrence of one of the following events with regard to a participant: a change in duties or position; a reduction in base salary or incentive bonus opportunity; a change in compensation or benefits without provision of comparable, or, for certain specified benefits, the same, compensation or benefits; a relocation of workplace outside a radius of 50 miles; failure of Quicksilver to honor any provision of the Change in Control Plan; or notice of termination of an employment agreement.

Potential Payments Upon Termination or Change in Control Table

The following table sets forth the payments that each of the named executive officers, other than Messrs. Philip Cook and Jeff Cook, could receive upon the occurrence of any of the events described below. The payments set forth in the table are based on the assumption that the event occurred on December 31, 2012, the last business day of 2012. The amounts shown in the table do not include payments and benefits, such as accrued salary, accrued vacation and severance, to the extent that they are provided on a non-discriminatory basis to salaried employees generally upon termination of employment.

In connection with Mr. Philip Cook’s termination of employment with Quicksilver effective April 16, 2012, he forfeited all of his outstanding unvested equity awards, and he did not receive any severance or similar payments or a bonus for 2012. In connection with Mr. Jeff Cook’s retirement effective December 31, 2012, he was provided with the following benefits: accelerated vesting for all of his outstanding unvested equity awards and continued exercisability of his outstanding options for the shorter of five years following the date of his termination or the original term of the option ($2,436,523), a grant of restricted stock that became 100% vested on the date of grant ($900,000) and payment of accrued and unused vacation ($39,614). Mr. Jeff Cook did not receive any severance or similar payment or a bonus for 2012. Benefits provided to Mr. Jeff Cook in connection with his retirement from Quicksilver are described under “—Compensation Discussion and Analysis—Summary of 2012 Compensation—Retiring Executive Benefits.”

Name	Event	Retention Bonus ($)(1)	Cash Severance ($)(2)	Short-Term Incentive Compensation ($)(3)	Acceleration of Equity-Based Awards ($)(4)	Insurance Premiums ($)(5)	Excise Tax Gross-Up ($)(6)	Total ($)
Glenn Darden	Death	—	—	—	1,213,441	—	—	1,213,441
	Disability	—	—	—	1,213,441	—	—	1,213,441
	Retirement (7)	—	—	—	—	—	—	—
	Change in control	227,500	4,777,500	2,275,000	1,213,441	45,126	—	8,538,567

John C. Regan	Death	—	—	171,530	251,697	—	—	423,227
	Disability	—	—	171,530	251,697	—	—	423,227
	Retirement (7)	—	—	—	—	—	—	—
	Change in control	150,000	1,980,000	720,000	251,697	13,930	882,415	3,998,042

Thomas F. Darden	Death	—	—	—	1,213,441	—	—	1,213,441
	Disability	—	—	—	1,213,441	—	—	1,213,441
	Retirement (7)	—	—	—	—	—	—	—
	Change in control	227,500	4,777,500	2,275,000	1,213,441	45,126	—	8,538,567

John C. Cirone	Death	—	—	311,520	502,786	—	—	814,306
	Disability	—	—	311,520	502,786	—	—	814,306
	Retirement (7)	—	—	—	502,786	—	—	502,786
	Change in control	165,000	2,574,000	1,056,000	502,786	14,179	760,268	5,072,233

Stan Page	Death	—	—	221,604	390,038	—	—	611,642
	Disability	—	—	221,604	390,038	—	—	611,642
	Retirement (7)	—	—	—	—	—	—	—
	Change in control	156,500	2,065,800	751,200	390,038	44,420	751,034	4,158,992

(1)	Pursuant to the Change in Control Plan, this amount is payable as a lump sum only if the named executive officer remains employed by Quicksilver throughout the six-month period following a change in control of Quicksilver.

(2)	Pursuant to the Change in Control Plan, this amount is payable as a lump sum only if there is an involuntary termination (including termination for specified “good reason” events) of the named executive officer on or within two years after a change in control of Quicksilver occurs.

(3)	This amount is payable as a lump sum and is calculated based on the 2012 Executive Bonus Plan.

(4)	This amount reflects the market value, as of December 31, 2012, the last trading day of fiscal 2012, of unvested shares of restricted stock or restricted stock units of Quicksilver that would vest upon the occurrence of the applicable event. There is no value included for options because the exercise price for all outstanding unvested options was in excess of the closing market price on December 31, 2012. The closing market price of the common stock of Quicksilver was $2.86 on December 31, 2012.

(5)	For each named executive officer, consists of health insurance and life insurance premiums payable under the Change in Control Plan over the two-year period following a change in control of Quicksilver in the amounts set forth opposite his name:

Name	Health Insurance Premium	Life Insurance Premium
	($)	($)
Glenn Darden	41,862	3,264
John C. Regan	11,482	2,448
Thomas F. Darden	41,862	3,264
John C. Cirone	11,482	2,697
Stan Page	41,862	2,558

(6)	This amount is an estimate of the lump sum payment Quicksilver would be required to make to the named executive officer because certain payments to the named executive officer are subject to the excise tax imposed by Section 4999 of the Code.

(7)	As described above under “—Retirement,” the vesting of awards granted under the 2006 Equity Plan accelerate on retirement after attaining age 62 and completing five years of service. As of December 31, 2012, Mr. Cirone satisfied the age and service condition. Mr. Cirone satisfied these conditions on January 22, 2012, and each of the other named executive officers who are currently executive officers will first satisfy these conditions on the date indicated: Mr. Glenn Darden – September 22, 2017; Mr. Regan – December 22, 2031; Mr. Thomas Darden – July 7, 2015; and Mr. Page – September 14, 2019.

AUDIT COMMITTEE REPORT

Management is responsible for Quicksilver’s system of internal controls and the overall financial reporting process. Quicksilver’s independent registered public accounting firm is responsible for performing an independent audit of Quicksilver’s consolidated financial statements and internal control over financial reporting in accordance with the standards of the Public Company Accounting Oversight Board (United States), and to issue reports thereon. The Audit Committee is responsible for overseeing management’s conduct of the financial reporting process and systems of internal accounting and financial controls.

The Audit Committee reviewed and discussed with both management and Ernst & Young LLP, Quicksilver’s independent registered public accounting firm, all annual and quarterly financial statements prior to their issuance. Management advised the Audit Committee that each set of financial statements reviewed had been prepared in accordance with generally accepted accounting principles and reviewed significant accounting and disclosure issues with the Audit Committee. These reviews by the Audit Committee included discussion with Ernst &Young LLP of matters required to be discussed pursuant to Statement on Auditing Standards No. 61 (Communication with Audit Committees), as amended and adopted by the Public Company Accounting Oversight Board, including the quality of Quicksilver’s accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements. The Audit Committee also discussed with Ernst & Young LLP matters relating to its independence, including a review of audit and non-audit fees and the written disclosures and letter from Ernst & Young LLP to the Audit Committee pursuant to Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). Additionally, the Audit Committee reviewed key initiatives and programs aimed at strengthening the effectiveness of Quicksilver’s internal and disclosure control structure, including its internal control over financial reporting.

Taking all of these reviews and discussions into account, the Audit Committee recommended to the Board that it approve the inclusion of Quicksilver’s audited financial statements in Quicksilver’s 2012 Annual Report on Form 10-K for filing with the SEC.

The foregoing report was submitted by the Audit Committee and shall not be deemed to be “soliciting material” or to be “filed” with the SEC or subject to Regulation 14A promulgated by the SEC or Section 18 of the Exchange Act.

Members of the Audit Committee

W. Byron Dunn Steven M. Morris	W. Yandell Rogers, III Mark J. Warner

INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

The Audit Committee charter requires that the Audit Committee review and evaluate the independence, performance and compensation of, and annually appoint, the independent registered public accounting firm. On August 14, 2012, the Audit Committee determined not to reappoint Deloitte & Touche LLP as Quicksilver’s independent registered public accounting firm.

Deloitte’s reports on Quicksilver’s financial statements for the fiscal years ended December 31, 2011 and 2010 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

During the fiscal years ended December 31, 2011 and 2010 and through August 14, 2012, there were no disagreements, within the meaning of Item 304(a)(1)(iv) of Regulation S-K, with Deloitte on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, that, if not resolved to Deloitte’s satisfaction, would have caused Deloitte to make reference to the subject matter thereof in connection with its reports on Quicksilver’s financial statements for such years.

During the fiscal years ended December 31, 2011 and 2010 and through August 14, 2012, there were no reportable events as described in Item 304(a)(1)(v) of Regulation S-K, except for material weaknesses described in Item 9A of Quicksilver’s Form 10-K for the year ended December 31, 2011 and Item 4 of Part I of Quicksilver’s Form 10-Q’s for the quarters ended March 31, 2012 and June 30, 2012. The Audit Committee discussed these material weaknesses with Deloitte and authorized Deloitte to respond fully to any related inquiries by Ernst & Young LLP, Quicksilver’s new independent registered public accounting firm.

Quicksilver provided Deloitte with a copy of the above disclosures made in a Current Report on Form 8-K prior to filing the Form 8-K with the SEC and requested that Deloitte provide Quicksilver with a letter addressed to the SEC stating whether Deloitte agrees with the statements made therein. A copy of Deloitte’s letter, dated August 17, 2012, was attached as Exhibit 16.1 to the Form 8-K filed with the SEC on August 17, 2012.

On August 16, 2012, Quicksilver engaged Ernst & Young LLP as its independent registered public accounting firm for the fiscal year ended December 31, 2012. During the fiscal years ended December 31, 2011 and 2010 and through August 16, 2012, neither Quicksilver nor anyone acting on its behalf consulted with Ernst & Young LLP regarding any of the matters described in Item 304(a)(2)(i) and (ii) of Regulation S-K.

The Audit Committee appointed Ernst & Young LLP to continue to serve as Quicksilver’s independent registered public accounting firm for the first quarter of 2013. The Audit Committee expects to receive from Ernst & Young LLP a formal audit proposal for the full year prior to the Committee’s regularly scheduled meeting in May, at which time it will consider appointment of Ernst & Young LLP for the remainder of 2013. There are no disagreements with Ernst & Young LLP on any accounting or auditing matters.

Representatives of Ernst & Young LLP are expected to be present at the annual meeting and will be offered the opportunity to make a statement if they so desire. They will also be available to answer questions.

The table below summarizes the fees billed by Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates (collectively, “Deloitte”) and Ernst & Young LLP, during the years ended December 31, 2012 and December 31, 2011:

	Ernst & Young	Deloitte
	2012	2012(3)	2011
Audit Fees (1)	$565,219	$4,857,679	$1,085,236
Audit-Related Fees (2)	—	2,893,860	1,340,000
Tax Fees	—	—	—
All Other Fees	—	—	—

(1)	These amounts consist of the aggregate fees billed for professional services rendered for the audit of Quicksilver’s annual financial statements and the review of the financial statements included in Quicksilver’s quarterly reports on Form 10-Q.

(2)	These amounts consist of the aggregate fees billed for assurance and related services that are reasonably related to the performance of the audit or review of Quicksilver’s financial statements and are not described above under “Audit Fees.” In 2012 and 2011, audit-related fees consisted of fees related to assurance services in connection with capital markets transactions and consultation regarding financial accounting and reporting standards.

(3)	Represents fees accrued or paid to Deloitte as Quicksilver’s independent registered public accounting firm through August 14, 2012.

Pre-Approval Policies and Procedures. In general, all engagements of Quicksilver’s independent registered public accountants, whether for auditing or non-auditing services, must be pre-approved by the Audit Committee. The Chair of the Audit Committee, Mr. Morris, is authorized to pre-approve any audit and non-audit services on behalf of the Audit Committee, provided that these decisions are presented to the full Audit Committee at its next regularly scheduled meeting. None of the services described above as Audit-Related Fees were exempt from the pre-approval requirements set forth in SEC rules and regulations.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Related-Party Transaction Policy

The Board has adopted a written related-party transaction policy pursuant to which it has delegated to the Audit Committee the responsibility for reviewing and, if appropriate, approving or ratifying related-party transactions. The policy covers transactions to which Quicksilver or any of its subsidiaries is a party and in which any director, director nominee or executive officer of Quicksilver or any person that beneficially owns more than 5% of the common stock of Quicksilver (each a “related party”), or an immediate family member of such director, nominee, officer or owner, had, has or will have a direct or indirect interest, other than a transaction involving (i) $120,000 or less, (ii) compensation by Quicksilver of a related party or an immediate family member of a related party for services as a director or executive officer of Quicksilver that has been approved by the Compensation Committee or the Nominating and Corporate Governance Committee, (iii) only Quicksilver and any of its wholly-owned subsidiaries, (iv) only Quicksilver’s wholly-owned subsidiaries, (v) an interest of a related party or any immediate family member of such related party that arises solely from (a) such person’s position as a director of another corporation or organization that is a party to the transaction, (b) from the direct or indirect ownership by all related parties and immediate family members of such related parties, in the aggregate, of less than 10% equity interest (other than a general partner interest) in another entity which is a party to the transaction or (c) from both such position and ownership, or (vi) an interest of a related party, any immediate family member of such related party or any related entity of such related party that arises solely from the ownership of Quicksilver equity securities and all holders of that class of Quicksilver equity securities receive the same benefit on a pro rata basis. The policy instructs directors and executive officers to bring any possible related-party transaction to the attention of Quicksilver’s General Counsel or Compliance Officer, who, unless he or she determines that the transaction is not a related-party transaction, will notify the Chairman of the Audit Committee.

The Audit Committee reviews each related-party transaction of which it becomes aware and may approve or ratify a related-party transaction if the Audit Committee determines that the transaction is in the best interest of Quicksilver and its stockholders. In making this determination, the Audit Committee considers (i) whether the terms of the related-party transaction are more or less favorable to Quicksilver than those that could be expected to be obtained from an unrelated third party on an arm’s length basis; (ii) any provisions in Quicksilver’s financing arrangements relating to transactions with related parties or affiliates; and (iii) any other matters the Audit Committee deems relevant and appropriate. The Audit Committee reports periodically to the Board on the nature of the related-party transactions that have been presented to the Audit Committee and the determinations that the Audit Committee has made with respect to those transactions. The Audit Committee has reviewed and approved or ratified each of the related-party transactions discussed below other than Ms. Self’s compensation as an officer of Quicksilver, which was reviewed and approved by the Compensation Committee.

Related-Party Transactions

Quicksilver received from Mercury Exploration Company (a corporation owned indirectly by members of the Darden family) $0.1 million in 2012, and expects to receive from Mercury Exploration $0.1 million in 2013, for sublease and lease rentals and reimbursement for employee insurance coverage and administrative services.

During 2012, Quicksilver paid $0.5 million to Executive Flight Services, Inc. (an unrelated airplane management company), and Executive Flight Services paid $0.4 million to Sevens Aviation, LLC (a limited liability company owned indirectly by members of the Darden family), in connection with Quicksilver’s use of an airplane owned by Sevens Aviation. Usage rates are determined based on comparable rates charged by third parties. Quicksilver expects to continue to use the plane in 2013, but is unable to predict the aggregate usage fees that it will pay.

On June 23, 2006, Quicksilver received an assignment from KC7 Ranch Ltd. of an oil and gas lease dated October 25, 2005 from Si Bar, KC Ranch, Ltd. as lessor to KC7 Ranch Ltd. as lessee covering 2,773 acres in exchange for $0.2 million in cash. Under the terms of the assignment of the lease, KC7 is entitled to a 3.3% overriding royalty interest, pursuant to which KC7 will receive payments from Quicksilver based on any future production of oil or gas from the acreage subject to the lease. On July 7, 2006, KC7 Ranch Ltd. as lessor granted an oil and gas lease to Quicksilver covering 2,773 acres in exchange for a cash payment of $0.3 million. The lease has a three-year primary term and KC7 is entitled to receive a 20% royalty interest pursuant to which it will receive payments from Quicksilver based on any future production of oil or gas from the acreage subject to the lease. No payments were made to KC7 Ranch Ltd. in 2012. Future payments, if any, pursuant to the royalty and overriding royalty interests cannot be estimated at this time. KC7 is a limited partnership in which Quicksilver Energy LP, an entity controlled by members of the Darden family, owns an 80% limited partner interest and maintains additional preferences in distributions of profit from KC7; the other 20% limited partner interest is owned or controlled by Jeff Cook, Quicksilver’s former Executive Vice President – Operations, and his spouse and children. KC7’s general partner is owned equally by Glenn Darden, Thomas Darden, and Anne Darden Self. The purchase price to acquire the leases and the terms of the leases were determined based on comparable prices and terms paid and granted to third parties with respect to similar leases in the area. The approximate 80% net revenue interest that Quicksilver has in these leases after deducting the royalty and, as applicable, overriding royalty is commensurate with that which Quicksilver has with respect to other leases in the area.

For her service during 2012 as Quicksilver’s Vice President – Human Resources, Anne Darden Self received total compensation (calculated in the same manner as total compensation in the Summary Compensation Table in this proxy statement) of $644,484. Ms. Self continues to serve as Vice President – Human Resources, and Quicksilver anticipates her total compensation for 2013 will not be less than that she received in 2012.

For her service during 2012 as Senior Director – Human Resources and, beginning on June 1, 2012, Senior Director – Special Projects, for Quicksilver, Rena Mundy received total compensation (calculated in the same manner as total compensation in the Summary Compensation Table in this proxy statement) of $254,596. Ms. Mundy continues to be employed part-time as Senior Director – Special Projects. Ms. Mundy is the spouse of Quicksilver’s Vice President – Chief Reservoir Engineer, Chris M. Mundy.

PROPOSAL 1.

ELECTION OF DIRECTORS

The following nominees have been selected by the NCG Committee and approved by the Board for submission to the stockholders, each to serve a three-year term expiring at the annual meeting of Quicksilver’s stockholders in 2016:

•	Anne Darden Self;

•	Michael Y. McGovern;

•	Steven M. Morris

The Board believes that each director nominee will be able to stand for election. If any nominee becomes unable to stand for election, proxies in favor of that nominee will be voted in favor of the remaining nominees and in favor of any substitute nominee named by the Board upon recommendation of the NCG Committee. If you do not wish your shares voted for one or more of the nominees, you may so indicate when you vote.

Your Board recommends a vote “FOR” the above nominees.

PROPOSAL 2.

ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION

At Quicksilver’s 2011 annual meeting of stockholders, a non-binding advisory vote was taken on the frequency of future advisory votes regarding named executive officer compensation. A majority of the shares voted on the matter were in favor of holding such an advisory vote on an annual basis. Accordingly, the Board decided to hold future advisory votes on named executive officer compensation on an annual basis.

Pursuant to the requirements of Section 14A of the Securities Exchange Act of 1934, Quicksilver is providing its stockholders with an opportunity to vote to approve, on an advisory (non-binding) basis, the compensation of the named executive officers as disclosed in this proxy statement in accordance with the rules of the SEC. Quicksilver will ask stockholders to vote “FOR” the following resolution at the annual meeting:

“RESOLVED, that the stockholders of Quicksilver Resources Inc. (the “Company”) approve, on an advisory basis, the compensation of the named executive officers, as disclosed in the Company’s Proxy Statement for the 2013 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the 2012 Summary Compensation Table and the other related tables and disclosure.”

The Compensation Committee regularly reviews the compensation programs for Quicksilver’s named executive officers to ensure that they achieve the desired goals of aligning the interests of executive management with stockholders, attracting, retaining and motivating high-quality executive officers and creating long-term value. We urge you to read the Compensation Discussion and Analysis section of this proxy statement, which describes how the executive compensation program reflects Quicksilver’s compensation philosophy and objectives and the decisions made by the Compensation Committee for 2012 in detail.

Quicksilver is asking stockholders to indicate their support for the named executive officer compensation described in this proxy statement. This proposal, commonly known as a “say-on-pay” proposal, gives Quicksilver’s stockholders the opportunity to express their views on Quicksilver’s named executive officers’ compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of the named executive officers and the philosophy, policies and practices described in this proxy statement.

The say-on-pay vote is advisory, and therefore not binding on Quicksilver, the Compensation Committee or the Board. However, the Compensation Committee, which is responsible for designing and administering Quicksilver’s executive compensation program, values the opinions expressed by stockholders in their vote on this proposal and to the extent there is any significant vote against the executive compensation program as disclosed in this proxy statement, will consider stockholders’ concerns and will evaluate whether any actions are necessary to address those concerns.

Your Board recommends a vote “FOR” Proposal 2.

PROPOSAL 3.

APPROVAL OF AMENDMENT TO QUICKSILVER’S SIXTH AMENDED AND RESTATED 2006

EQUITY PLAN TO INCREASE SHARES AVAILABLE FOR GRANT

General

On March 21, 2013, upon the recommendation of our Compensation Committee, the Board adopted, subject to stockholder approval at the annual meeting of stockholders, an amendment to Quicksilver’s Sixth Amended and Restated 2006 Equity Plan (the “2006 Equity Plan”) to be implemented pursuant to the Seventh Amended and Restated 2006 Equity Plan (the “Amended 2006 Equity Plan”) to increase the number of shares of common stock that may be subject to awards to be granted under the Amended 2006 Equity Plan after May 15, 2013 by 12 million shares. The 2006 Equity Plan was last approved by stockholders on May 20, 2009, and has subsequently been amended by Quicksilver with respect to provisions for which stockholder approval has not been required.

This amendment, if approved by stockholders, would increase the shares that may be subject to awards to be granted under the Amended 2006 Equity Plan on a prospective basis by 12 million shares. Following May 15, 2013, the shares that may be subject to awards granted after such date will be equal to the number of shares remaining available for grant under the plan as of such date plus 12 million shares. Under NYSE rules, the amendment to the 2006 Equity Plan to increase the number of shares of common stock available to be granted under the 2006 Equity Plan will not be effective if our stockholders do not approve it.

The proposed increase in shares available to be granted under the Amended 2006 Equity Plan represents approximately 6.8% of the common shares of Quicksilver outstanding as of March 18, 2013. If this amendment is not approved by our stockholders, Quicksilver can continue to grant the number of shares remaining available for grant under the 2006 Equity Plan. Quicksilver’s philosophy with respect to compensation is to improve company performance by creating a direct relationship between compensation and company performance and by providing competitive compensation in order to attract, retain and motivate high-quality executive officers. To accomplish the objectives of this philosophy, Quicksilver believes that a significant portion of executive officer compensation should be tied to the value of Quicksilver stock to align them with owners and enhance their commitment to Quicksilver’s success. An increase in shares available to be granted under the Amended 2006 Equity Plan will enable Quicksilver to work toward accomplishing its objectives.

Summary of the Amended 2006 Equity Plan

A copy of the 2006 Equity Plan as proposed to be amended is attached to this proxy statement as Appendix A and the following summary is qualified in its entirety by reference thereto. Other than the amendment to the number of shares available under the Amended 2006 Equity Plan for which we are seeking approval under this Proposal 3, the approval of performance goals and award limits under the Amended 2006 Equity Plan for which we are seeking approval under Proposal 4 and revisions to certain provisions for which stockholder approval is not required, the terms of the 2006 Equity Plan remain unchanged. The capitalized terms not otherwise defined in this summary shall have the meaning assigned to them in the Amended 2006 Equity Plan.

Purpose and Eligibility. The purpose of the Amended 2006 Equity Plan is to attract and retain the best available talent and encourage the highest level of performance by directors, executive officers and selected employees and consultants, and to provide them incentives to put forth maximum efforts for the success of Quicksilver’s business, in order to serve the best interests of Quicksilver and its stockholders. Executive officers, other employees, consultants and non-employee directors of Quicksilver or a subsidiary of Quicksilver are eligible to participate in the Amended 2006 Equity Plan. We estimate that approximately 422 individuals will be eligible to receive awards under the Amended 2006 Equity Plan, which includes five non-employee directors, eight executive officers and 409 other employees and does not include any consultants.

Term. The Amended 2006 Equity Plan will expire on May 23, 2016. No further awards will be made under the Amended 2006 Equity Plan on or after May 23, 2016. Awards that are outstanding on the date the Amended 2006 Equity Plan terminates will remain in effect according to their terms and the provisions of the Amended 2006 Equity Plan.

Administration. The provisions of the Amended 2006 Equity Plan relating to awards to non-employee directors will be administered by the Board. Unless the administration of the remaining provisions of the Amended 2006 Equity Plan has been expressly assumed by the Board pursuant to a resolution of the Board, the remaining provisions of the Amended 2006 Equity Plan will be administered by the Compensation Committee. The Compensation Committee, or, with respect to the provisions relating to awards to non-employee directors, the Board, has the full authority and discretion to administer the Amended 2006 Equity Plan and to take any action that is necessary or advisable in connection with the administration of the Plan.

Types of Awards. The Amended 2006 Equity Plan authorizes the granting of awards in any of the following forms:

•	stock options;

•	appreciation rights;

•	restricted shares;

•	restricted stock units;

•	performance shares and performance units; and

•	senior executive plan bonuses.

An award can be an obligation of Quicksilver or a subsidiary of Quicksilver.

Shares Available Under the Amended 2006 Equity Plan. Subject to certain adjustments that may be required from time to time to prevent dilution or enlargement of the rights of participants in the Amended 2006 Equity Plan, the number of shares of common stock that may be subject to awards granted after May 15, 2013 will be the number of shares available for grant under the plan pursuant to prior approval as of such date plus 12 million. This maximum includes the sum of the shares that remain available under the 2006 Equity Plan prior to this current proposed amendment and the additional 12 million shares requested pursuant to this amendment and will be adjusted to include shares that relate to awards granted under the Amended 2006 Equity Plan that (i) expire or are forfeited, (ii) are withheld by, or tendered to, Quicksilver or a subsidiary of Quicksilver in payment of the exercise price of a stock option or in satisfaction of withholding taxes in connection with any award granted under the Amended 2006 Equity Plan, or (iii) are subject to an appreciation right that are not transferred to a participant upon the exercise of an appreciation right. Shares of Quicksilver common stock issued pursuant to the Amended 2006 Equity Plan may be shares of original issuance, treasury shares, shares acquired by Quicksilver or a subsidiary of Quicksilver or a combination of the foregoing.

Limitations on Awards. Awards under the Amended 2006 Equity Plan will be subject to the following limitations:

•

No more than 15 million shares of common stock, subject to adjustment in accordance with the terms of the Amended 2006 Equity Plan, will be issued pursuant to stock options that are intended to qualify as incentive stock options under Section 422 of the Code.

•

The maximum number of shares of common stock that may be subject to awards of stock options or appreciation rights, subject to adjustment in accordance with the terms of the Amended 2006 Equity Plan, that may be granted to any participant during any calendar year will not exceed 1.5 million shares, without regard to whether any such award is settled in cash or in shares of common stock.

•

Except for awards of stock options or appreciation rights, the maximum number of shares of common stock that may be subject to awards that are intended to be qualified “performance-based compensation” within the meaning of Section 162(m) of the Code, subject to adjustment in accordance with the terms of the Amended 2006 Equity Plan, granted to any participant during any calendar year will not exceed 1.5 million shares, without regard to whether any such award is settled in cash or in shares of common stock.

•

The maximum aggregate cash value of payments to any participant for any performance period pursuant to an award that is not denominated in shares and is intended to be qualified “performance-based compensation” (as such term is defined under Section 162(m) of the Code) will not exceed $5 million.

•	Awards granted to non-employee directors will be granted in accordance with the terms of the Amended 2006 Equity Plan. The current terms are disclosed in “— Awards to Eligible Directors.”

Stock Options. The Compensation Committee may from time to time authorize grants of options to any participant to purchase shares of common stock upon such terms and conditions as it may determine in accordance with the terms of the Amended 2006 Equity Plan. The exercise price of each stock option granted may not be less than 100% of the market value per share on the date of grant. Generally, all stock options will terminate after a ten-year period from the date of grant, unless a longer period is permitted by the Compensation Committee in the event of the death, disability or retirement of a participant. Vesting of stock options will be based on the required period or periods of continuous service of the participant, and may also be contingent upon the participant’s achievement of certain management objectives.

Appreciation Rights. The Compensation Committee may from time to time authorize grants to any participant of appreciation rights upon such terms and conditions as it may determine in accordance with the terms of the Amended 2006 Equity Plan. Appreciation rights may be granted in tandem with stock options or separate and apart from a grant of stock options. An appreciation right will be a right of the participant to receive from Quicksilver or a subsidiary of Quicksilver upon exercise an amount which will be determined by the Compensation Committee at the date of grant and will be expressed as a percentage of the spread (not exceeding 100%) at the time of exercise. The “spread” of an appreciation right is the difference between (i) the aggregate fair market value on the date of exercise of the shares of Quicksilver common stock subject to the appreciation right and (ii) the aggregate price per share payable upon exercise of the stock option granted in tandem, or, if there is no tandem stock option, the aggregate price per share of Quicksilver common stock at which the appreciation right was granted. An appreciation right granted in tandem with a stock option may be exercised only by surrender of the related stock option. The amount payable to a participant receiving a grant of appreciation rights under the Amended 2006 Equity Plan may be paid in cash or other consideration, in shares of common stock or a combination thereof, as determined by the Compensation Committee. No appreciation right will be exercisable more than ten years from the date of grant. Vesting of appreciation rights will be based on the required period or periods of continuous service of the participant and may also be contingent upon the participant’s achievement of certain management objectives.

Restricted Shares. Restricted shares are shares of Quicksilver common stock that are granted or sold to a participant subject to such restrictions on transfer and vesting requirements as may be determined by the Compensation Committee in accordance with the terms of the Amended 2006 Equity Plan. Each grant or sale will constitute an immediate transfer of the ownership of the shares of common stock to the participant in consideration of the performance of services, entitling the participant to voting and other ownership rights, but will remain subject to the restrictions established by the Compensation Committee in accordance with the terms of the Amended 2006 Equity Plan. Each grant or sale may limit a participant’s dividend rights during the period in which the restricted shares are subject to any restrictions. The termination of restrictions applicable to restricted shares may be subject to the participant’s achievement of specified management objectives.

Restricted Stock Units. The Compensation Committee may from time to time authorize grants or sales to any participant of restricted stock units upon such terms and conditions as it may determine in accordance with the terms of the Amended 2006 Equity Plan. Each grant or sale will constitute the agreement by Quicksilver or a subsidiary of Quicksilver to deliver shares of common stock, cash or other consideration to the participant in the future in consideration of the performance of services, subject to the fulfillment during the deferral period of such conditions as the Compensation Committee may specify, including, but not limited to, the participant’s achievement of certain management objectives. During the applicable deferral period for a given restricted stock unit award, the participant will not have any right to transfer the rights associated with the restricted stock units and will have no ownership or voting rights with respect to the restricted stock units or the underlying shares of Quicksilver common stock associated with the restricted stock units.

Performance Shares and Performance Units. The Amended 2006 Equity Plan authorizes the Compensation Committee to grant performance shares and performance units to participants, which will become payable upon achievement of specified management objectives, upon such terms and conditions as the Compensation Committee may determine in accordance with the terms of the Amended 2006 Equity Plan and, to the extent such award is intended to qualify as “performance-based compensation” under Section 162(m) of the Code, Section 162(m) of the Code. The payment of performance shares or performance units that become payable to a participant may be made in cash, in shares of Quicksilver common stock or a combination thereof, as determined by the Compensation Committee at the time of payment.

Senior Executive Plan Bonuses. The Compensation Committee may from time to time authorize the payment of annual incentive compensation to a participant who is, or is determined by the Compensation Committee to be likely to become, a “covered employee” within the meaning of Section 162(m) of the Code, which incentive compensation will become payable upon the achievement of specified management objectives by the participant.

Senior executive plan bonuses will be payable upon such terms and conditions as the Compensation Committee may determine in accordance with the terms of the Amended 2006 Equity Plan. The payment of a senior executive plan bonus that becomes payable to a participant may be made in cash or other consideration, in shares of Quicksilver common stock or a combination thereof, as determined by the Compensation Committee at the time of payment.

Management Objectives. Management objectives may be described in terms of company-wide objectives (i.e., the performance of Quicksilver and all of its subsidiaries) or in terms of objectives that are related to the performance of the individual participant or of the division, subsidiary, department, region or function within Quicksilver or a subsidiary of Quicksilver in which the participant receiving an award is employed or upon which the participant’s efforts have the most influence. The achievement of the management objectives established by the Compensation Committee for any performance period will be determined without regard to the effect on such management objectives of any acquisition or disposition by Quicksilver of a trade or business, or of substantially all of the assets of a trade or business, during the performance period and without regard to any change in accounting standards by the Financial Accounting Standards Board or any successor entity.

The management objectives applicable to any award that is intended to be qualified “performance-based compensation” within the meaning of Section 162(m) of the Code will be limited to specified levels of, growth in, or performance relative to peer company performance in, one or more of the following performance measures (excluding the effect of extraordinary or nonrecurring items unless the Compensation Committee specifically includes any such extraordinary or nonrecurring item at the time such award is granted):

• profitability measures;	• expense management;

• cash flow measures;	• asset and liability measures;

• proven reserves;	• individual performance;

• production growth rate;	• supply chain efficiency;

• revenue measures;	• productivity measures;

• business unit performance;	• return measures; or

• leverage measures;	• product development and/or performance.

• stockholder return;

Subject to Section 162(m) of the Code to the extent an award is intended to be qualified as “performance-based compensation”, if the Compensation Committee determines that, as a result of a change in the business, operations, corporate structure or capital structure of Quicksilver, or the manner in which Quicksilver conducts its business, or any other events or circumstances, the management objectives are no longer suitable, the Compensation Committee may in its discretion modify such management objectives or the related minimum acceptable level of achievement, in whole or in part, with respect to a performance period as the Compensation Committee deems appropriate and equitable.

Awards to Eligible Directors. Under the Amended 2006 Equity Plan, each new non-employee director, when he or she first takes office (subsequent to the first business day of a year), will be granted restricted shares having a value equal to $99,000 as of the date of grant. The $99,000 figure is reduced to $49,500 if the non-employee director joins the Board during the second half of any year. Each non-employee director in office on the first business day of each year during the term of the Amended 2006 Equity Plan will receive a grant of (a) restricted shares having a value equal to $99,000 as of the date of grant and (b) at the election of the non-employee director (which election, if any, must be made on or prior to the last day of the preceding calendar year), either an additional grant of restricted shares or a stock option in lieu of all or any portion of additional cash compensation of $106,000.

The value of restricted shares granted to non-employee directors will be determined on the basis of the closing sales price of Quicksilver common stock on the date of grant. The value of the stock options granted to non-employee directors will be determined on the date of grant using:

•	the Black Scholes stock option value model; or

•	such other valuation model as may at the time of grant be used by Quicksilver to value stock options for financial reporting purposes.

Except as may be otherwise provided in the agreements evidencing the restricted share award or as otherwise determined by the Board, restrictions with respect to restricted shares granted to non-employee directors under the Amended 2006 Equity Plan in lieu of cash compensation will lapse one year after the date of grant. Except as may be otherwise provided in the agreements evidencing the restricted share award or as otherwise determined by the Board, restrictions with respect to all other restricted shares granted to non-employee directors will lapse in three annual installments.

Except as may otherwise be provided in the agreements evidencing the stock options or as the Board may otherwise determine, stock options granted to non-employee directors under the Amended 2006 Equity Plan in lieu of cash compensation will generally vest in 12 monthly installments. All other stock options granted to non-employee directors will vest in three annual installments. No stock option will expire more than ten years from the date of grant.

Transferability. No restricted shares granted to a participant may be sold, transferred, assigned, pledged, or otherwise encumbered or disposed of during the restriction period. Except as otherwise authorized by the Compensation Committee, no other award, other than a stock option granted to a non-employee director, may be sold, pledged, assigned or transferred in any manner other than by will or the laws of descent and distribution; provided, however, that a participant who is an officer of Quicksilver may, with the prior approval of the Compensation Committee, transfer a stock option that is not intended to be an incentive stock option (within the meaning of Section 422 of the Code) to family members of the participant, including to trusts to which family members of the participant own more than 50% of the beneficial interests, to foundations in which family members of the participant control or the participant controls the management of assets and to other entities in which more than 50% of the voting interests are owned by the participant or his or her family members; provided further that no such transfer may be made in connection with a divorce or marital dissolution proceeding. No stock option granted to a non-employee director may be transferred by the non-employee director other than by will or the laws of descent and distribution, unless the Board authorizes all or a portion of the stock option to be transferred to immediate family members or an entity that consists exclusively of immediate family members, subject to certain restrictions; provided that no such transfer may be made in connection with a divorce or marital dissolution proceeding. Except as otherwise authorized by the Compensation Committee, no stock option or appreciation right granted to a participant will be exercisable during the participant’s lifetime by any person other than the participant, the participant’s guardian or legal representative or any permitted transferee.

Withholding Taxes. To the extent that Quicksilver or a subsidiary of Quicksilver is required to withhold federal, state, local or foreign taxes in connection with any payment made or benefit realized by a participant or other person under the Amended 2006 Equity Plan, and the amounts available to Quicksilver or a subsidiary of Quicksilver for such withholding are insufficient, it will be a condition to the receipt of such payment or the realization of such benefit that the participant or such other person make arrangements satisfactory to Quicksilver for payment of the balance of such taxes required to be withheld. If the participant’s award is to be paid in shares of common stock and the participant fails to make arrangements for payment of taxes, Quicksilver or a subsidiary of Quicksilver may withhold shares of common stock having a value equal to the amount required to be withheld. In addition, if permitted by the Compensation Committee, the participant or such other person may elect to have any withholding obligation of Quicksilver or a subsidiary of Quicksilver satisfied with shares of common stock that would otherwise be transferred to the participant or such other person in payment of the participant’s award.

Amendments. The Amended 2006 Equity Plan may be amended from time to time by the Board (or, with respect to those provisions of the plan other than those relating to the awards to non-employee directors, by the Compensation Committee), but may not be amended without further approval by Quicksilver’s stockholders if such amendment would result in the Amended 2006 Equity Plan no longer satisfying any applicable requirements of the New York Stock Exchange (or the principal national securities exchange on which the common stock is traded), Rule 16b-3 of the Securities Exchange Act of 1934 or Section 162(m) of the Code.

No Repricing. To prohibit the repricing of underwater stock options, neither the Compensation Committee nor the Board will authorize the amendment of any outstanding stock option to reduce the option price without the further approval of Quicksilver’s stockholders.

Termination. The Amended 2006 Equity Plan may be terminated at any time by action of the Board. The termination of the Amended 2006 Equity Plan will not adversely affect the terms of any outstanding award.

U.S. Federal Income Tax Consequences

The following is a general summary as of the date of this proxy statement of the U.S. federal income tax consequences associated with the Amended 2006 Equity Plan. The federal tax laws are complex and subject to change and the tax consequences for any participant will depend on his or her individual circumstances.

Nonqualified Stock Options. The grant of a nonqualified stock option will not result in the recognition of taxable income by the participant or in a deduction to Quicksilver. Upon exercise, a participant will recognize ordinary income in an amount equal to the excess of the fair market value of the shares of common stock purchased over the exercise price, and a tax deduction is allowable to Quicksilver equal to the amount of such income (subject to Section 162(m) of the Code). Gain or loss upon a subsequent sale of any shares received upon the exercise of a nonqualified stock option generally would be taxed as either long-term or short-term capital gain or loss, depending upon the holding period of the shares sold. Certain additional rules apply if the exercise price for an option is paid in shares previously owned by the participant.

Incentive Stock Options. Upon the grant or exercise of an incentive stock option within the meaning of Section 422 of the Internal Revenue Code, no income will be realized by the participant for federal income tax purposes and Quicksilver will not be entitled to any deduction. However, the excess of the fair market value of the shares of common stock as of the date of exercise over the exercise price will constitute an adjustment to taxable income for purposes of the alternative minimum tax. If the shares are not disposed of within the one-year period beginning on the date of the transfer of such shares to the participant or within the two-year period beginning on the date of grant of the stock option, any profit realized by the participant upon the disposition of such shares will be taxed as long-term capital gain and no deduction will be allowed to Quicksilver. If the shares are disposed of within the one-year period from the date of transfer of such shares to the participant or within the two-year period from the date of grant of the stock option, the excess of the fair market value of the shares on the date of exercise or, if less, the fair market value on the date of disposition, over the exercise price will be taxable as ordinary income to the participant at the time of disposition, and a corresponding deduction will be allowable to Quicksilver. Certain additional rules apply if the exercise price for a stock option is paid in shares previously owned by the participant.

Appreciation Rights. The grant of appreciation rights will not result in the recognition of taxable income by the participant or in a deduction to Quicksilver. Upon exercise, a participant will recognize ordinary income in an amount equal to the then fair market value of the shares of common stock or cash distributed to the participant. Quicksilver is entitled to a tax deduction equal to the amount of such income (subject to Section 162(m) of the Code). Gain or loss upon a subsequent sale of any shares received upon the exercise of appreciation rights generally would be taxed as long-term or short-term capital gain or loss, depending upon the holding period of the shares sold.

Restricted Shares. A participant who is awarded restricted shares will not be taxed at the time an award is granted unless the participant makes the special election with the Internal Revenue Service pursuant to Section 83(b) of the Internal Revenue Code as discussed below. Upon lapse of the risk of forfeiture or restrictions on transferability applicable to the shares comprising the award, the participant will be taxed at ordinary income tax rates on the then fair market value of the shares. Quicksilver is required to withhold tax on the amount of income so recognized, and a deduction corresponding to the amount of income recognized will be allowable to Quicksilver (subject to Section 162(m) of the Code). The participant’s tax basis in the shares will be equal to the ordinary income so recognized. Upon subsequent disposition of the shares, the participant will realize long-term or short-term capital gain or loss.

Pursuant to Section 83(b) of the Internal Revenue Code, the participant may elect within 30 days of receipt of the award to be taxed at ordinary income tax rates on the fair market value of the shares comprising such award at the time of award (determined without regard to any restrictions which may lapse) less any amount paid for the shares. In that case, the participant will acquire a tax basis in the shares equal to the ordinary income recognized by the participant at the time of award. No tax will be payable upon the lapse or release of the restrictions or at the time the shares first become transferable, and any gain or loss upon subsequent disposition will be a capital gain or loss. In the event of a forfeiture of shares of common stock with respect to which a participant previously made a Section 83(b) election, the participant will generally not be entitled to a loss deduction.

Restricted Stock Units. A participant who receives restricted stock units will be taxed at ordinary income tax rates on the then fair market value of the shares of common stock distributed at the time of settlement of the stock units and a corresponding deduction will be allowable to Quicksilver at that time (subject to Section 162(m) of the Code). The participant’s tax basis in the shares will equal the amount taxed as ordinary income, and on subsequent disposition the participant will realize long-term or short-term capital gain or loss.

Performance Shares and Performance Units. No income generally will be recognized upon the grant of performance shares or performance units. The participant generally will be required to include as ordinary income in the year of receipt an amount equal to the amount of cash received and the fair market value of any non-restricted shares of common stock received in satisfaction of a grant of performance shares or performance units.

Senior Executive Plan Bonuses. The participant generally will be required to include as ordinary income in the year of receipt an amount equal to the amount of cash received and the fair market value of any non-restricted shares of common stock received as payment of a bonus.

Tax Consequences to Quicksilver. To the extent that a participant recognizes ordinary income in the circumstances described above, Quicksilver will be entitled to a corresponding deduction provided that, among other things, the income meets the test of reasonableness, is an ordinary and necessary business expense, is not an “excess parachute payment” within the meaning of Section 280G of the Code and is not disallowed by the $1 million limitation on certain executive compensation under Section 162(m) of the Code.

Section 409A of the Code. To the extent that any award granted under the Amended 2006 Equity Plan constitutes a deferral of compensation within the meaning of Section 409A of the Code, the Compensation Committee intends to cause the award to comply with the requirements of Section 409A of the Code and avoid the imposition of penalty taxes and interest upon the participant receiving the award. Notwithstanding the foregoing, the tax treatment of any payment made or benefit realized under the Amended 2006 Equity Plan is not warranted or guaranteed.

Amended Plan Benefits

Future grants, if any, that will be made to eligible employees are subject to the discretion of the Compensation Committee and, therefore, are not determinable at this time. The following table reflects awards of restricted stock, restricted stock units and options granted in 2012.

2012 Grants under our 2006 Equity Plan

Name and Position	Number of Shares Underlying Awards
Glenn Darden, President and Chief Executive Officer	668,208
John C. Regan, Senior Vice President — Chief Financial Officer and Chief Accounting Officer	123,731
Thomas F. Darden, Chairman of the Board	668,208
John C. Cirone, Executive Vice President, General Counsel and Secretary	263,771
Stan Page, Senior Vice President — U.S. Operations	200,333
Philip W. Cook, Former Executive Vice President — Chief Financial Officer	230,106
Jeff Cook, Former Executive Vice President — Operations	625,619
All current executive officers as a group	2,335,083
All former executive officers as a group	855,725
All non-employee directors as a group	131,305
Company employees other than executive officers, as a group	1,981,037

Your Board recommends a vote “FOR” Proposal 3.

PROPOSAL 4.

APPROVAL OF PERFORMANCE GOALS AND AWARD LIMITS UNDER QUICKSILVER’S

SIXTH AMENDED AND RESTATED 2006 EQUITY PLAN AS PRPOPOSED TO BE AMENDED

General

Quicksilver is seeking approval of the material terms of the performance goals for performance-based awards under the 2006 Equity Plan, as proposed to be amended, in accordance with Section 162(m) of the Code. Section 162(m) of the Code limits the tax deductibility of compensation in excess of $1 million paid by a publicly traded corporation to the corporation’s chief executive officer and the three highest compensated officers (other than the chief financial officer) unless the compensation is qualified as “performance-based compensation” as defined under Section 162(m) of the Code. One of the requirements for compensation under the Amended 2006 Equity Plan to qualify as “performance-based” under Section 162(m) of the Code is stockholder approval at least every five years of the material terms of the performance goals pursuant to which the compensation is paid. For purposes of Section 162(m), the material terms of the performance goals are (i) the employees eligible to receive awards under the Amended 2006 Equity Plan (Eligible Participants), (ii) a description of the business criteria on which the performance goals are based (Performance Goals – Management Objectives) and (iii) the maximum compensation that can be paid to an employee under the performance goal during any specified period (Individual Award Limits). Approval of this Proposal 4 will constitute approval of the material terms of the performance goals in the Amended 2006 Equity Plan.

Stockholder approval of this Proposal 4 will allow the Compensation Committee to continue granting awards intended to qualify as “performance-based compensation” within the meaning of Section 162(m) of the Code, preserving the Quicksilver’s tax deduction for such compensation. Under the 2006 Equity Plan, awards of stock options, appreciation rights, performance shares, performance units and senior executive plan bonuses may be awards intended to qualify as “performance-based compensation” within the meaning of Section 162(m) of the Code. If the stockholders do not approve this Proposal 4, the individual limit on stock options or appreciation rights awards and the limit on all other awards that are intended to be qualified “performance-based compensation” within the meaning of Section 162(m) of the Code will not be amended and no awards granted under the 2006 Equity Plan will be considered “performance-based compensation” within the meaning of Section 162(m) of the Code unless stockholders approve the material features of the performance goals at the 2014 annual meeting.

Notwithstanding the approval of performance goals for performance-based awards by stockholders, Quicksilver reserves the right to pay its employees, including recipients of performance-based awards under the Amended 2006 Equity Plan, amounts which may or may not be tax-deducible under Section 162(m) or other provisions of the Code.

Summary of the Material Terms of the Performance Goals under the Amended 2006 Equity Plan

Eligible Participants. Executive officers, other employees, consultants and non-employee directors of Quicksilver or a subsidiary of Quicksilver are eligible to participate in the Amended 2006 Equity Plan. We estimate that approximately 422 individuals will be eligible to receive awards under the Amended 2006 Equity Plan, which includes five non-employee directors, eight executive officers and 409 other employees and does not include any consultants. A participant who is determined by the Compensation Committee to be (or likely to be) a “covered employee” within the meaning of Section 162(m) of the Code may be eligible to receive senior executive bonuses. We estimate that approximately 15 individuals will be eligible to receive senior executive bonuses under the Amended 2006 Equity Plan, which includes eight executive officers.

Performance Goals – Management Objectives. The management objectives may be described in terms of company-wide objectives (i.e., the performance of Quicksilver and all of its subsidiaries) or in terms of objectives that are related to the performance of the individual participant or of the division, subsidiary, department, region or function within Quicksilver or a subsidiary of Quicksilver in which the participant receiving an award is employed or upon which the participant’s efforts have the most influence. The achievement of the management objectives established by the Compensation Committee for any performance period will be determined without regard to the effect on such management objectives of any acquisition or disposition by Quicksilver of a trade or business, or of substantially all of the assets of a trade or business, during the performance period and without regard to any change in accounting standards by the Financial Accounting Standards Board or any successor entity.

The management objectives applicable to any award that is intended to be qualified “performance-based compensation” within the meaning of Section 162(m) of the Code will be limited to specified levels of, growth in, or performance relative to peer company performance in, one or more of the following performance measures (excluding the effect of extraordinary or nonrecurring items unless the Compensation Committee specifically includes any such extraordinary or nonrecurring item at the time such award is granted):

• profitability measures;	• expense management;

• cash flow measures;	• asset and liability measures;

• proven reserves;	• individual performance;

• production growth rate;	• supply chain efficiency;

• revenue measures;	• productivity measures;

• business unit performance;	• return measures; or

• leverage measures;	• product development and/or performance.

• stockholder return;

Subject to Section 162(m) of the Code, if the Compensation Committee determines that, as a result of a change in the business, operations, corporate structure or capital structure of Quicksilver, or the manner in which Quicksilver conducts its business, or any other events or circumstances, the management objectives are no longer suitable, the Compensation Committee may in its discretion modify such management objectives or the related minimum acceptable level of achievement, in whole or in part, with respect to a performance period as the Compensation Committee deems appropriate and equitable.

Individual Award Limits. Awards under the Amended 2006 Equity Plan that are intended to be qualified “performance-based compensation” within the meaning of Section 162(m) of the Code are subject to the following limitations:

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The maximum number of shares of common stock that may be subject to awards of stock options or appreciation rights, subject to adjustment in accordance with the terms of the Amended 2006 Equity Plan, that may be granted to any participant during any calendar year will not exceed 1.5 million shares, without regard to whether any such award is settled in cash or in shares of common stock. The Amended 2006 Equity Plan also requires such awards to be granted at no less than fair market value.

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Except for awards of stock options or appreciation rights, the maximum number of shares of common stock that may be subject to awards that are intended to be qualified “performance-based compensation” within the meaning of Section 162(m) of the Code, subject to adjustment in accordance with the terms of the Amended 2006 Equity Plan, granted to any participant during any calendar year will not exceed 1.5 million shares, without regard to whether any such award is settled in cash or in shares of common stock.

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The maximum aggregate cash value of payments to any participant for any performance period pursuant to an award that is not denominated in shares and is intended to be qualified “performance-based compensation” (as such term is defined under Section 162(m) of the Code) will not exceed $5 million.

Summary of the Amended 2006 Equity Plan

Please see “Proposal 3—Approval of Amendment to Quicksilver’s Sixth Amended and Restated 2006 Equity Plan to Increase Shares Available for Grant” for a summary of the Amended 2006 Equity Plan, including the U.S. federal income tax consequences associated with the Amended 2006 Equity Plan. A copy of the 2006 Equity Plan as proposed to be amended is attached to this proxy statement as Appendix A and the above-referenced summary is qualified in its entirety by reference thereto.

Amended Plan Benefits

Please see “Proposal 3—Approval of Amendment to Quicksilver’s Sixth Amended and Restated 2006 Equity Plan to Increase Shares Available for Grant” for a description of the amended plan benefits.

Your Board Recommends a Vote “FOR” Proposal 4.

OTHER MATTERS

The Board does not know of any other matters that are to be presented for action at the annual meeting. If, however, any other matters properly come before the annual meeting or any adjournment(s) or postponement(s) thereof, it is intended that the enclosed proxy will be voted in accordance with the judgment of the persons voting the proxy.

STOCKHOLDER PROPOSALS

Stockholder Proposals for Annual Meeting in 2014

Any stockholder who satisfies the SEC requirements and desires to submit a proposal to be considered for inclusion in Quicksilver’s proxy materials for the annual meeting of stockholders to be held in 2014 must submit the proposal to Quicksilver’s Secretary at 801 Cherry Street, Suite 3700, Unit 19, Fort Worth, Texas 76102. The proposal must be received no later than December 6, 2013 for Quicksilver to consider it for inclusion.

Other Stockholder Business at Annual Meeting in 2014

Stockholders who desire to present other business at the annual meeting of stockholders to be held in 2014, including a nomination of a candidate for election as director at such meeting, must notify Quicksilver’s Secretary of such intent in accordance with Quicksilver’s Bylaws by writing to Quicksilver’s Secretary at 801 Cherry Street, Suite 3700, Unit 19, Fort Worth, Texas 76102. To be timely, such notice must be received no earlier than February 14, 2014 and no later than March 16, 2014. The advance notice must also meet the other requirements of Bylaw 9 (in the case of business other than nominations) or Bylaw 14 (in the case of nominations) of Quicksilver’s Bylaws. You may obtain a copy of Quicksilver’s Bylaws by writing to Quicksilver’s Secretary at the address above.

The above Notice of Annual Meeting of Stockholders and this proxy statement are sent by order of the Board.

John C. Cirone

Executive Vice President, General Counsel and Secretary

April 5, 2013

Copies of Quicksilver’s 2012 Annual Report on Form 10-K are available, without charge, to each stockholder upon written request to the Investor Relations Department at 801 Cherry Street, Suite 3700, Unit 19, Fort Worth, Texas 76102 (a copy of any exhibit to the Form 10-K will also be provided without charge upon written request).

APPENDIX A

QUICKSILVER RESOURCES INC.

SEVENTH AMENDED AND RESTATED

2006 EQUITY PLAN

The Quicksilver Resources Inc. 2006 Equity Plan (the “Plan”) was established by Quicksilver Resources Inc., a Delaware corporation (the “Company”), effective as of May 23, 2006, and approved by stockholders of the Company on May 23, 2006. The Company amended and restated the Plan effective as of May 23, 2007, November 24, 2008, May 20, 2009, November 16, 2011, April 13, 2012, and December 10, 2012, and again amends and restates the Plan effective as of May 15, 2013.

Section 1. Purpose. The purpose of the Plan is to attract and retain the best available talent and encourage the highest level of performance by directors, executive officers and selected employees and consultants, and to provide them incentives to put forth maximum efforts for the success of the Company’s business, in order to serve the best interests of the Company and its stockholders.

Section 2. Term. The Plan will expire on May 23, 2016. No further Awards will be made under the Plan on or after such date. Awards that are outstanding on the date the Plan terminates will remain in effect according to their terms and the provisions of the Plan.

Section 3. Definitions. The following terms, when used in the Plan with initial capital letters, will have the following meanings:

(a) “Appreciation Right” means a right granted pursuant to Section 7.

(b) “Award” means the award of a Senior Executive Plan Bonus; the grant of Appreciation Rights, Stock Options, Performance Shares, Performance Units or Restricted Stock Units; or the grant or sale of Restricted Shares. An Award may be an obligation of the Company or any Subsidiary.

(c) “Board” means the Board of Directors of the Company.

(d) “Change in Control” means the occurrence of any of the following events:

(i) any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) is or becomes the beneficial owner (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 50% or more of the combined voting power of the then-outstanding Voting Stock of the Company; provided, however, that the following acquisitions will not constitute a Change in Control: (A) any acquisition of Voting Stock of the Company directly from the Company that is approved by a majority of the Incumbent Directors; (B) any acquisition of Voting Stock of the Company by the Company or any subsidiary of the Company; (C) any acquisition of Voting Stock of the Company by the trustee or other fiduciary holding securities under any employee benefit plan (or related trust) sponsored or maintained by the Company or any subsidiary of the Company; and (D) any acquisition of Voting Stock of the Company by Mercury Exploration Company, Quicksilver Energy, L.P., The Discovery Fund, Pennsylvania Avenue Limited Partnership, Pennsylvania Management Company, the estate of Frank Darden, Lucy Darden, Anne Darden

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Self, Glenn Darden or Thomas Darden, or their respective successors, assigns, designees, heirs, beneficiaries, trusts, estates or controlled affiliates;

(ii) a majority of the Board ceases to be comprised of Incumbent Directors; or

(iii) the consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the consolidated assets of the Company (each, a “Business Combination Transaction”) immediately after which (A) the Voting Stock of the Company outstanding immediately prior to such Business Combination Transaction does not continue to represent (either by remaining outstanding or by being converted into Voting Stock of the entity surviving, resulting from, or succeeding to all or substantially all of the Company’s consolidated assets as a result of, such Business Combination Transaction or any parent of such entity), at least 50% of the combined voting power of the then-outstanding shares of Voting Stock of the entity surviving, resulting from, or succeeding to all or substantially all of the Company’s consolidated assets as a result of, such Business Combination Transaction or any parent of any such entity (including, without limitation, an entity which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries).

(e) “Code” means the Internal Revenue Code of 1986, as amended.

(f) “Committee” means the Compensation Committee of the Board and, to the extent that the administration of the Plan has been assumed by the Board pursuant to Section 17 or with respect to the administration of Section 12, the Board.

(g) “Common Stock” means the common stock, par value $.01 per share, of the Company or any security into which such Common Stock may be changed by reason of any transaction or event of the type described in Section 14.

(h) “Covered Employee” means a Participant who is, or is determined by the Committee to be likely to become, a “covered employee” within the meaning of Section 162(m) of the Code (or any successor provision) and who is identified in writing by the Committee as a Covered Employee within the period specified in Section 11(a) for the fiscal year.

(i) “Date of Grant” means the date specified by the Committee on which an Award will become effective.

(j) “Deferral Period” means the period of time during which Restricted Stock Units are subject to deferral limitations under Section 9.

(k) “Eligible Director” means a member of the Board who is not an employee of the Company or any Subsidiary.

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(l) “Evidence of Award” means an agreement, certificate, resolution or other type or form of writing or other evidence approved by the Committee which sets forth the terms and conditions of an Award. An Evidence of Award may be in any electronic medium, may be limited to a notation on the books and records of the Company and need not be signed by a representative of the Company or a Participant.

(m) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(n) “Grant Price” means the price per share of Common Stock at which an Appreciation Right is granted.

(o) “Incumbent Directors” means the individuals who, as of the date first set forth above, are Directors of the Company and any individual becoming a Director subsequent to the date thereof whose election, nomination for election by the Company’s stockholders, or appointment, was approved by a vote of a majority of the then-Incumbent Directors (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without objection to such nomination).

(p) “Management Objectives” means the measurable performance objectives, if any, established by the Committee for a Performance Period that are to be achieved with respect to an Award. Management Objectives may be described in terms of company-wide objectives (i.e., the performance of the Company and all of its Subsidiaries) or in terms of objectives that are related to the performance of the individual Participant or of the division, Subsidiary, department, region or function within the Company or a Subsidiary in which the Participant receiving the Award is employed or on which the Participant’s efforts have the most influence. The achievement of the Management Objectives established by the Committee for any Performance Period will be determined without regard to the effect on such Management Objectives of any acquisition or disposition by the Company of a trade or business, or of substantially all of the assets of a trade or business, during the Performance Period and without regard to any change in accounting standards by the Financial Accounting Standards Board or any successor entity.

The Management Objectives applicable to any Award that is intended to be qualified “performance-based compensation” within the meaning of Section 162(m) of the Code will be limited to specified levels of, growth in, or performance in, one or more of the following performance measures (excluding the effect of extraordinary or nonrecurring items unless the Committee specifically includes any such extraordinary or nonrecurring item at the time such Award is granted):

(i) profitability measures;

(ii) cash flow measures;

(iii) proven reserves;

(iv) production growth rate;

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(v) revenue measures;

(vi) business unit performance;

(vii) leverage measures;

(viii) stockholder return;

(ix) expense management;

(x) asset and liability measures;

(xi) individual performance;

(xii) supply chain efficiency;

(xiii) productivity measures;

(xiv) return measures; or

(xv) product development and/or performance.

Subject to Section 162(m) of the Code to the extent an Award is intended to be qualified “performance-based compensation”, if the Committee determines that, as a result of a change in the business, operations, corporate structure or capital structure of the Company (other than an acquisition or disposition described in the first paragraph of this Section 3(p)), or the manner in which the Company conducts its business, or any other events or circumstances, the Management Objectives are no longer suitable, the Committee may in its discretion modify such Management Objectives or the related minimum acceptable level of achievement, in whole or in part, with respect to a Performance Period as the Committee deems appropriate and equitable.

(q) “Market Value per Share” means, at any date, the closing sale price of the Common Stock on that date (or, if there are no sales on that date, the last preceding date on which there was a sale) on the principal national securities exchange or in the principal market on or in which the Common Stock is traded.

(r) “Option Price” means the purchase price per share payable on exercise of a Stock Option.

(s) “Participant” means a (i) person who is selected by the Committee to receive an Award under the Plan and who at that time is an executive officer or other employee of or a consultant to the Company or any Subsidiary or (ii) an Eligible Director.

(t) “Performance Period” means, with respect to an Award, a period of time within which the Management Objectives relating to such Award are to be measured. The Performance Period for a Senior Executive Plan Bonus will be the fiscal year of the

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Company, and, unless otherwise expressly provided in the Plan, the Performance Period for all other Awards will be established by the Committee at the time of the Award.

(u) “Performance Share” means a bookkeeping entry that records the equivalent of one share of Common Stock awarded pursuant to Section 10.

(v) “Performance Unit” means a unit equivalent to $1.00 (or such other value as the Committee determines) granted pursuant to Section 10.

(w) “Restricted Stock Units” means an Award pursuant to Section 9 of the right to receive shares of Common Stock, cash or other consideration at the end of a specified Deferral Period.

(x) “Restricted Shares” means shares of Common Stock granted or sold pursuant to Section 8 or Section 12 as to which neither the ownership restrictions nor the restrictions on transfer have expired.

(y) “Rule 16b-3” means Rule 16b-3 under Section 16 of the Exchange Act, as amended (or any successor rule to the same effect).

(z) “Senior Executive Plan Bonus” means an Award of annual incentive compensation made pursuant to and subject to the conditions set forth in Section 11.

(aa) “Spread” means the excess of the Market Value per Share on the date an Appreciation Right is exercised over (i) the Option Price provided for in the Stock Option granted in tandem with the Appreciation Right or (ii) if there is no tandem Stock Option, the Grant Price provided for in the Appreciation Right, in either case multiplied by the number of shares of Common Stock in respect of which the Appreciation Right is exercised.

(bb) “Stock Option” means the right to purchase shares of Common Stock upon exercise of an option granted pursuant to Section 6 or Section 12.

(cc) “Subsidiary” means (i) any corporation of which at least 50% of the combined voting power of the then-outstanding shares of Voting Stock is owned directly or indirectly by the Company, (ii) any partnership of which at least 50% of the profits interest or capital interest is owned directly or indirectly by the Company and (iii) any other entity of which at least 50% of the total equity interest is owned directly or indirectly by the Company.

(dd) “Voting Stock” means the securities entitled to vote generally in the election of directors or persons who serve similar functions.

Section 4. Shares Available Under Plan. The number of shares of Common Stock that may be (a) subject to an Award of Appreciation Rights or Stock Options or (b) issued or transferred as Restricted Shares and released from all restrictions or in payment of Performance Shares, Performance Units, Restricted Stock Units or Senior Executive Plan Bonuses, in each case available for grant after May 15, 2013, will not exceed the

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number of Shares of Common Stock available for grant pursuant to prior approval of the Plan as of such date plus 12 million. Such shares may be shares of original issuance, treasury shares, shares acquired by the Company or any of its Subsidiaries in the open market or otherwise or a combination of the foregoing. The number of shares of Common Stock available under this Section 4 will be subject to adjustment as provided in Section 14 and will be further adjusted to include shares that relate to Awards that (i) expire or are forfeited, (ii) are withheld by, or tendered to, the Company or a Subsidiary in payment of the Option Price with respect to a Stock Option or in satisfaction of the taxes required to be withheld in connection with any Award granted under the Plan or (iii) are subject to an Appreciation Right that are not transferred to a Participant upon exercise of the Appreciation Right.

Section 5. Limitations on Awards. Awards under the Plan will be subject to the following limitations:

(a) No more than 15 million shares of Common Stock, subject to adjustment as provided in Section 4, may be subject to an Award of Stock Options that are intended to qualify as incentive stock options under Section 422 of the Code.

(b) The maximum number of shares of Common Stock that may be subject to Awards of Stock Options or Appreciation Rights granted to a Participant during any calendar year will not exceed 1,500,000 shares. The limitations set forth in this Section 5(b) will apply without regard to whether an Award of a Stock Option or Appreciation Right is settled in cash or in shares of Common Stock.

(c) Except for Awards of Stock Options or Appreciation Rights the shares of Common Stock underlying which are counted against the individual limit set forth in Section 5(b), the maximum number of shares of Common Stock that may be subject to Awards that are intended to be qualified “performance-based compensation” within the meaning of Section 162(m) of the Code granted to a Participant during any calendar year will not exceed 1,500,000 shares. The limitations set forth in this Section 5(c) will apply without regard to whether any such Award is settled in cash or in shares of Common Stock.

(d) The maximum aggregate cash value of payments to any Participant for any Performance Period pursuant to an award that is not denominated in shares and is intended to be qualified “performance-based compensation” (as such term is defined under Section 162(m) of the Code) will not exceed $5 million.

(e) Awards granted to an Eligible Director will be granted in accordance with and pursuant to Section 12.

Section 6. Stock Options. The Committee may from time to time authorize grants of options to any Participant to purchase shares of Common Stock upon such terms and conditions as it may determine in accordance with this Section 6. Each Participant who is an employee of the Company or any Subsidiary will be eligible to receive a grant of Stock Options that are intended to qualify as incentive stock options within the

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meaning of Section 422 of the Code. Each grant of Stock Options may utilize any or all of the authorizations, and will be subject to all of the requirements, that are contained in the following provisions:

(a) Each grant will specify the number of shares of Common Stock to which it relates.

(b) Each grant will specify the Option Price, which will not be less than 100% of the Market Value per Share on the Date of Grant.

(c) Each grant will specify whether the Option Price will be payable (i) in cash or by check acceptable to the Company or a Subsidiary, as the case may be, or by wire transfer of immediately available funds, (ii) by the actual or constructive transfer to the Company or a Subsidiary of shares of Common Stock owned by the Participant and having an aggregate Market Value per Share at the date of exercise equal to the aggregate Option Price, (iii) with the consent of the Committee, by authorizing the Company or a Subsidiary to withhold a number of shares of Common Stock otherwise issuable or deliverable to the Participant having an aggregate Market Value per Share on the date of exercise equal to the aggregate Option Price, (iv) by a combination of such methods of payment or (v) by any other method of payment approved by the Committee; provided, however, that the payment methods described in clauses (ii) and (iii) will not be available at any time that the Company or, if applicable, the Subsidiary is prohibited from purchasing or acquiring such shares of Common Stock.

(d) To the extent permitted by law, any grant may provide for deferred payment of the Option Price from the proceeds of sale through a bank or broker of some or all of the shares to which such exercise relates.

(e) Successive grants may be made to the same Participant whether or not any Stock Options or other Awards previously granted to such Participant remain unexercised or outstanding.

(f) Each grant will specify the required period or periods of continuous service by the Participant with the Company or any Subsidiary that are necessary before the Stock Options or installments thereof will become exercisable.

(g) Any grant may specify the Management Objectives that must be achieved as a condition to the exercise of the Stock Options.

(h) Any grant may provide for the earlier exercise of the Stock Options in the event of a Change in Control or other similar transaction or event.

(i) Stock Options may be (i) options which are intended to qualify under particular provisions of the Code, (ii) options which are not intended to so qualify or (iii) combinations of the foregoing.

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(j) On or after the Date of Grant, the Committee may provide for the payment to the Participant of dividend equivalents thereon in cash or Common Stock on a current, deferred or contingent basis.

(k) No Stock Option will be exercisable more than ten years from the Date of Grant, unless the Evidence of Award provides for an extended exercise period in the event of death, disability or retirement.

(l) The Committee will have the right to substitute Appreciation Rights for outstanding Options granted to one or more Participants, provided the terms and the economic benefit of the substituted Appreciation Rights are at least equivalent to the terms and economic benefit of such Options, as determined by the Committee in its discretion.

(m) Any grant may provide for the effect on the Stock Options or any shares of Common Stock issued, or other payment made, with respect to the Stock Options of any conduct of the Participant determined by the Committee to be injurious, detrimental or prejudicial to any significant interest of the Company or any Subsidiary.

(n) Each grant will be evidenced by an Evidence of Award, which may contain such terms and provisions, consistent with the Plan, as the Committee may approve, including without limitation provisions relating to the Participant’s termination of employment or other termination of service by reason of retirement, death, disability or otherwise.

Section 7. Appreciation Rights. The Committee may also from time to time authorize grants to any Participant of Appreciation Rights upon such terms and conditions as it may determine in accordance with this Section 7. Appreciation Rights may be granted in tandem with Stock Options or separate and apart from a grant of Stock Options. An Appreciation Right will be a right of the Participant to receive from the Company or a Subsidiary upon exercise an amount which will be determined by the Committee at the Date of Grant and will be expressed as a percentage of the Spread (not exceeding 100%) at the time of exercise. An Appreciation Right granted in tandem with a Stock Option may be exercised only by surrender of the related Stock Option. Each grant of an Appreciation Right may utilize any or all of the authorizations, and will be subject to all of the requirements, that are contained in the following provisions:

(a) Each grant will state whether it is made in tandem with Stock Options and, if not made in tandem with any Stock Options, will specify the number of shares of Common Stock in respect of which it is made.

(b) Each grant made in tandem with Stock Options will specify the Option Price and each grant not made in tandem with Stock Options will specify the Grant Price, which in either case will not be less than 100% of the Market Value per Share on the Date of Grant.

(c) Any grant may provide that the amount payable on exercise of an Appreciation Right may be paid (i) in cash or other consideration, (ii) in shares of

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Common Stock having an aggregate Market Value per Share equal to the Spread (or the designated percentage of the Spread) or (iii) in a combination thereof, as determined by the Committee in its discretion.

(d) Any grant may specify that the amount payable to the Participant on exercise of an Appreciation Right may not exceed a maximum amount specified by the Committee at the Date of Grant.

(e) Successive grants may be made to the same Participant whether or not any Appreciation Rights or other Awards previously granted to such Participant remain unexercised or outstanding.

(f) Each grant will specify the required period or periods of continuous service by the Participant with the Company or any Subsidiary that are necessary before the Appreciation Rights or installments thereof will become exercisable, and will provide that no Appreciation Rights may be exercised except at a time when the Spread is positive and, with respect to any grant made in tandem with Stock Options, when the related Stock Options are also exercisable.

(g) Any grant may specify the Management Objectives that must be achieved as a condition to the exercise of the Appreciation Rights.

(h) Any grant may provide for the earlier exercise of the Appreciation Rights in the event of a Change in Control or other similar transaction or event.

(i) On or after the Date of Grant, the Committee may provide for the payment to the Participant of dividend equivalents thereon in cash or Common Stock on a current, deferred or contingent basis.

(j) No Appreciation Right will be exercisable more than ten years from the Date of Grant.

(k) Any grant may provide for the effect on the Appreciation Rights or any shares of Common Stock issued, or other payment made, with respect to the Appreciation Rights of any conduct of the Participant determined by the Committee to be injurious, detrimental or prejudicial to any significant interest of the Company or any Subsidiary.

(l) Each grant will be evidenced by an Evidence of Award, which may contain such terms and provisions, consistent with the Plan, as the Committee may approve, including without limitation provisions relating to the Participant’s termination of employment or other termination of service by reason of retirement, death, disability or otherwise.

Section 8. Restricted Shares. The Committee may also from time to time authorize grants or sales to any Participant of Restricted Shares upon such terms and conditions as it may determine in accordance with this Section 8. Each grant or sale will constitute an immediate transfer of the ownership of shares of Common Stock to the Participant in consideration of the performance of services, entitling such Participant to

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voting and other ownership rights, but subject to the restrictions set forth in this Section 8. Each such grant or sale may utilize any or all of the authorizations, and will be subject to all of the requirements, that are contained in the following provisions:

(a) Each grant or sale may be made without additional consideration or in consideration of a payment by the Participant that is less than the Market Value per Share at the Date of Grant, except as may otherwise be required by the Delaware General Corporation Law or other applicable law.

(b) Each grant or sale may limit the Participant’s dividend rights during the period in which the shares of Restricted Shares are subject to any such restrictions.

(c) Each grant or sale will provide that the Restricted Shares will be subject, for a period to be determined by the Committee at the Date of Grant, to one or more restrictions, including without limitation a restriction that constitutes a “substantial risk of forfeiture” within the meaning of Section 83 of the Code and the regulations of the Internal Revenue Service under such section.

(d) Any grant or sale may specify the Management Objectives that, if achieved, will result in the termination or early termination of the restrictions applicable to the shares, provided that the Performance Period associated with such Management Objectives will be a period of no less than 12 calendar months.

(e) Any grant or sale may provide for the early termination of any such restrictions in the event of a Change in Control or other similar transaction or event or the Participant’s termination of employment or service by reason of death, disability, retirement or otherwise.

(f) Each grant or sale will provide that, during the period for which such restriction or restrictions are to continue, the transferability of the Restricted Shares will be prohibited or restricted in a manner and to the extent prescribed by the Committee at the Date of Grant (which restrictions may include without limitation rights of repurchase or first refusal in favor of the Company or provisions subjecting the Restricted Shares to continuing restrictions in the hands of any transferee).

(g) Any grant or sale may provide for the effect on the Restricted Shares or any shares of Common Stock issued free of restrictions, or other payment made, with respect to the Restricted Shares of any conduct of the Participant determined by the Committee to be injurious, detrimental or prejudicial to any significant interest of the Company or any Subsidiary.

(h) Each grant or sale will be evidenced by an Evidence of Award, which may contain such terms and provisions, consistent with the Plan, as the Committee may approve, including without limitation provisions relating to the Participant’s termination of employment or other termination of service by reason of retirement, death, disability or otherwise.

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Section 9. Restricted Stock Units. The Committee may also from time to time authorize grants or sales to any Participant of Restricted Stock Units upon such terms and conditions as it may determine in accordance with this Section 9. Each grant or sale will constitute the agreement by the Company or a Subsidiary to deliver shares of Common Stock, cash or other consideration to the Participant in the future in consideration of the performance of services, subject to the fulfillment during the Deferral Period of such conditions as the Committee may specify. Each such grant or sale may utilize any or all of the authorizations, and will be subject to all of the requirements, that are contained in the following provisions:

(a) Each grant or sale may be made without additional consideration from the Participant or in consideration of a payment by the Participant that is less than the Market Value per Share on the Date of Grant, except as may otherwise be required by the Delaware General Corporation Law or other applicable law.

(b) Each grant or sale will provide that the Restricted Stock Units will be subject to a Deferral Period, which will be fixed by the Committee on the Date of Grant.

(c) Any grant or sale may specify the Management Objectives that, if achieved, will result in the termination or early termination of the Deferral Period, provided that the Performance Period associated with such Management Objectives will be a period of no less than 12 calendar months.

(d) Any grant or sale may provide for the earlier termination of the Deferral Period in the event of a Change in Control or other similar transaction or event or the Participant’s termination of employment or service by reason of death, disability, retirement or otherwise.

(e) During the Deferral Period, the Participant will not have any right to transfer any rights under the Restricted Stock Units, and will not have any rights of ownership in or any right to vote any shares of Common Stock that may be issued in settlement of Restricted Stock Units, but the Committee may on or after the Date of Grant authorize the payment of dividend equivalents on such shares in cash or Common Stock on a current, deferred or contingent basis.

(f) Any grant or sale may provide for the effect on the Restricted Stock Units or any shares of Common Stock issued free of restrictions, or other payment made, with respect to the Restricted Stock Units of any conduct of the Participant determined by the Committee to be injurious, detrimental or prejudicial to any significant interest of the Company or any Subsidiary.

(g) Each grant or sale will be evidenced by an Evidence of Award, which will contain such terms and provisions as the Committee may determine consistent with the Plan, including without limitation provisions relating to the Participant’s termination of employment or other termination of service by reason of retirement, death, disability or otherwise.

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Section 10. Performance Shares and Performance Units. The Committee may also from time to time authorize grants to any Participant of Performance Shares and Performance Units, which will become payable upon achievement of specified Management Objectives, upon such terms and conditions as it may determine in accordance with this Section 10 and, to the extent that such Award is intended to qualify as “performance-based compensation” under Section 162(m) of the Code, Section 162(m) of the Code (including making such determinations at the times required by Section 162(m) of the Code). Each such grant may utilize any or all of the authorizations, and will be subject to all of the requirements, that are contained in the following provisions:

(a) Each grant will specify the number of Performance Shares or Performance Units to which it relates.

(b) The Performance Period with respect to each Performance Share and Performance Unit will be determined by the Committee at the time of grant.

(c) Each grant will specify the Management Objectives that, if achieved, will result in the payment of the Performance Shares or Performance Units.

(d) Each grant will specify the time and manner of payment of Performance Shares or Performance Units which have become payable, which payment may be made in (i) cash, (ii) shares of Common Stock having an aggregate Market Value per Share equal to the aggregate value of the Performance Shares or Performance Units which have become payable or (iii) any combination thereof, as determined by the Committee in its discretion at the time of payment.

(e) Any grant of Performance Shares may specify that the amount payable with respect thereto may not exceed a maximum specified by the Committee on the Date of Grant. Any grant of Performance Units may specify that the amount payable, or the number of shares of Common Stock issued, with respect to the Performance Units may not exceed maximums specified by the Committee on the Date of Grant.

(f) On or after the Date of Grant, the Committee may provide for the payment to the Participant of dividend equivalents on Performance Shares in cash or Common Stock on a current, deferred or contingent basis.

(g) Any grant may provide for the effect on the Performance Shares or Performance Units or any shares of Common Stock issued, or other payment made, with respect to the Performance Shares or Performance Units of any conduct of the Participant determined by the Committee to be injurious, detrimental or prejudicial to any significant interest of the Company or any Subsidiary.

(h) Each grant will be evidenced by an Evidence of Award, which will contain such terms and provisions as the Committee may determine consistent with the Plan, including without limitation provisions relating to the payment of the Performance Shares or Performance Units in the event of a Change in Control or other similar transaction or

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event and provisions relating to the Participant’s termination of employment or other termination of service by reason of retirement, death, disability or otherwise.

Section 11. Senior Executive Plan Bonuses. The Committee may from time to time authorize the payment of annual incentive compensation to a Participant who is a Covered Employee, which incentive compensation may become payable upon achievement of specified Management Objectives. Subject to Section 5(c), Senior Executive Plan Bonuses will be payable upon such terms and conditions as the Committee may determine in accordance with the following provisions and Section 162(m) of the Code:

(a) No later than 90 days after the first day of the Company’s fiscal year, the Committee will specify the Management Objectives that, if achieved, will result in the payment of a Senior Executive Plan Bonus for such year.

(b) Following the close of the Company’s fiscal year, the Committee will certify in writing whether the specified Management Objectives have been achieved. Approved minutes of a meeting of the Committee at which such certification is made will be treated as written certification for this purpose. The Committee will also specify the time and manner of payment of a Senior Executive Plan Bonus which becomes payable, which payment may be made in (i) cash or other consideration, (ii) shares of Common Stock having an aggregate Market Value per Share equal to the aggregate value of the Senior Executive Plan Bonus which has become payable or (iii) any combination thereof, as determined by the Committee in its discretion at the time of payment.

(c) If a Change in Control occurs during a Performance Period, the Senior Executive Plan Bonus payable to each Participant for the Performance Period will be determined at the highest level of achievement of the Management Objectives, without regard to actual performance and without proration for less than a full Performance Period. The Senior Executive Plan Bonus will be paid at such time following the Change in Control as the Committee determines in its discretion, but in no event later than 30 days after the date of an event which results in a Change in Control.

(d) Each grant may be evidenced by an Evidence of Award, which will contain such terms and provisions as the Committee may determine consistent with the Plan, including without limitation provisions relating to the Participant’s termination of employment by reason of retirement, death, disability or otherwise.

Section 12. Awards to Eligible Directors.

(a) Each individual who first becomes an Eligible Director after December 31, 2012, on a date subsequent to the first business day of a calendar year will be granted a number of Restricted Shares as of the date such individual becomes an Eligible Director equal to $99,000 (if the individual becomes an Eligible Director prior to July 1 of any year) or $49,500 (if the individual becomes an Eligible Director on or after July 1 of any year) divided by the Market Value per Share as of the date the individual first becomes an Eligible Director. For purposes of this Section 12(a), an Eligible Director who ceases to

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be a member of the Board and thereafter becomes an Eligible Director again will be deemed to first become an Eligible Director on the date that such individual again becomes an Eligible Director.

(b) On the first business day of each calendar year beginning during the term of the Plan and after December 31, 2012, each individual who is an Eligible Director (i) will be granted as of such first business day a number of Restricted Shares equal to $99,000 divided by the Market Value per Share as of that date and (ii) may elect to receive either an additional grant of Restricted Shares or a Stock Option to purchase shares of Common Stock in lieu of all or any portion of additional cash compensation of $106,000, provided that, in either case, the Eligible Director has elected in writing on or prior to the last day of the preceding calendar year to receive the Restricted Shares or the Stock Option described in this Section 12(b)(ii) in lieu of an equivalent amount of cash compensation from the Company. If applicable, the number of Restricted Shares to be granted under Section 12(b)(ii) will be determined by dividing the amount of cash compensation the Restricted Shares are replacing by the Market Value per Share as of such first business day of the calendar year, and the number of shares covered by a Stock Option elected under Section 12(b)(ii) will be determined by dividing the amount of cash compensation the Stock Option is replacing by the Fair Value as of such first business day of the calendar year.

(c) For purposes of this Section 12, “Fair Value” means either the Black Scholes Value (described below) or the value of a Stock Option to purchase one share of Common Stock calculated using such other valuation methodology as may at the time of grant be used by the Company to value Stock Options for financial reporting purposes, in each case calculated as of the date of grant of the Stock Option. For this purpose, “Black Scholes Value” means the value of a Stock Option to purchase one share of Common Stock calculated using the Black Scholes option value model. Unless otherwise provided by the Board prior to the applicable date of grant, the Black Scholes option valuation for a Stock Option to be granted on any date will be based on the following assumptions:

(i) the then-current price of a share of Common Stock is equal to the Market Value per Share of Common Stock as of the date of grant of the Stock Option;

(ii) the per share Option Price is equal to the Market Value per Share of Common Stock as of the date of grant of the Stock Option;

(iii) the time until expiration of the Stock Option is equal to the actual time until expiration of the Stock Option (determined without regard to the provisions of Section 12(e)(vii) and Section 12(e)(viii));

(iv) the risk-free interest rate is the asked yield rate, as of the business day preceding the date of grant of the Stock Option and as reported in the Wall Street Journal, for the U.S. Treasury Note or Bond having a maturity date that is closest to the date that is five years after the date of grant of the Stock Option;

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(v) the volatility of the price of the Common Stock is calculated based on the closing price of a share of Common Stock on the last trading day of each month for each of the 60 months preceding the month in which the date of grant of the Stock Option occurs; and

(vi) the dividend yield on the Common Stock equals the rate determined by dividing the product of four and the most recent quarterly dividend on the Common Stock as of the date of grant of the Stock Option by the Market Value per Share of Common Stock as of the date of grant of the Stock Option.

(d) Each grant of Restricted Shares to an Eligible Director may utilize any or all of the authorizations, and will be subject to all of the requirements, that are contained in the following provisions:

(i) At the time of grant of Restricted Shares to an Eligible Director, either (A) a stock certificate evidencing the shares of Common Stock granted will be registered in the Eligible Director’s name to be held by the Company for his or her account or (B) an appropriate entry evidencing the Eligible Director’s ownership of the shares of Common Stock granted will be made in the stock ownership records or other books and records maintained by or on behalf of the Company. The Eligible Director will have the entire beneficial ownership interest in, and all rights and privileges of a stockholder as to, such Restricted Shares, including the right to vote such Restricted Shares and, unless the Board shall determine otherwise, the right to receive dividends thereon, subject to the following: (1) subject to Section 12(d)(iii), the Eligible Director will not be entitled to delivery of any stock certificate evidencing such Restricted Shares until the expiration of the restriction period described in Section 12(d)(ii); (2) none of the Restricted Shares may be sold, transferred, assigned, pledged, or otherwise encumbered or disposed of during the restriction period; and (3) all of the Restricted Shares will be forfeited and all rights of the Eligible Director to the Restricted Shares will terminate without further obligation on the part of the Company unless the Eligible Director remains as a member of the Board for the entire restriction period, except as provided by Section 12(d)(iii). Any shares of Common Stock or other securities or property received as a result of a transaction described in Section 14 will be subject to the same restrictions as such Restricted Shares.

(ii) Each grant of Restricted Shares under Section 12(a) or Section 12(b)(i) will become nonforfeitable and the restrictions described in Section 12(d)(i) will expire as to 1/3rd of the total number of shares subject thereto on each of the first three anniversaries of the date of grant of Restricted Shares; provided, in each case, that the Eligible Director who received the Restricted Shares has remained a member of the Board through each such anniversary date. Each grant of Restricted Shares under Section 12(b)(ii) will become nonforfeitable and the restrictions described in Section 12(d)(i) will expire as to the total number of shares subject thereto on the first anniversary of the date of grant of Restricted Shares; provided, in each case, that the Eligible Director who

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received the Restricted Shares has remained a member of the Board through such anniversary date.

(iii) Except as provided in an Evidence of Award, upon an Eligible Director’s ceasing to be a member of the Board prior to the end of a restriction period for any reason, the Eligible Director will immediately forfeit all Restricted Shares then subject to the restrictions of Section 12(d)(i), unless the Board, in its discretion, allows the Eligible Director to retain any or all of the Restricted Shares then subject to such restrictions, in which case the restriction period applicable to the retained shares will immediately expire and all restrictions applicable to the retained shares will immediately lapse.

(iv) At the end of the restriction period, or at such earlier time as provided for in Section 12(d)(iii) or as the Board, in its sole discretion, may otherwise determine, all restrictions applicable to the Restricted Shares will lapse and, if the Restricted Shares are evidenced by a stock certificate, a stock certificate evidencing a number of shares of Common Stock equal to the number of Restricted Shares, free of all restrictions, will be delivered to the Eligible Director.

(e) Each grant of Stock Options to an Eligible Director may utilize any or all of the authorizations, and will be subject to all the requirements, that are contained in the following provisions:

(i) Each grant will specify the Option Price, which will equal 100% of the Market Value per Share on the Date of Grant.

(ii) Each Stock Option will be exercisable only to the extent that it is vested. Except as may otherwise be provided in the agreement evidencing the Stock Option or as determined by the Board, each Stock Option granted under Section 12(b)(ii) will vest as to 1/12th of the total number of shares of Common Stock subject thereto (rounded up to the nearest whole share) on the last day of the first full calendar month following the date of grant of the Stock Option, as to 1/12th of the total number of shares subject thereto (rounded up to the nearest whole share) on the last day of each of the 10 succeeding calendar months, and as to the balance of the shares of Common Stock subject thereto on the last day of the calendar month preceding the one-year anniversary of the date of grant of the Stock Option; provided, in each case, that the Eligible Director who received the Stock Option has remained a member of the Board through the respective vesting date.

(iii) No Stock Option will be exercisable more than ten years from the Date of Grant.

(iv) Each Stock Option granted to an Eligible Director will be a nonqualified stock option and will not be an “incentive stock option” within the meaning of Section 422 of the Code.

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(v) Each grant will specify whether the Option Price will be payable (A) in cash or by check acceptable to the Company, (B) by the actual or constructive transfer to the Company of shares of Common Stock owned by the Eligible Director and having an aggregate Market Value per Share at the date of exercise equal to the aggregate Option Price, (C) by authorizing the Company to withhold a number of shares of Common Stock otherwise issuable to the Eligible Director having an aggregate Market Value per Share on the date of exercise equal to the aggregate Option Price, (D) by a combination of such methods of payment or (E) by any other method of payment approved by the Board; provided, however, that the payment methods described in clauses (B) and (C) will not be available at any time that the Company is prohibited from purchasing or acquiring such shares of Common Stock.

(vi) During an Eligible Director’s lifetime, the Stock Option may be exercised only by the Eligible Director. Stock Options will not be transferable, except for exercise by the Eligible Director’s legal representatives or heirs; provided, however, that an Eligible Director may, with prior approval from the Board (or its designee), transfer an exercisable Stock Option to (A) a member or members of the Eligible Director’s immediate family, (B) a trust, the beneficiaries of which consist exclusively of members of the Eligible Director’s immediate family, (C) a partnership, the partners of which consist exclusively of members of the Eligible Director’s immediate family, or (D) any similar entity created for the exclusive benefit of members of the Eligible Director’s immediate family; provided that no such transfer may be made in connection with a divorce or marital dissolution proceeding. The Board or its designee must approve the form of any transfer of a Stock Option to or for the benefit of any immediate family member or members before such transfer will be recognized as valid hereunder. For purposes of the preceding sentence, any remote, contingent interest of persons other than a member of the Eligible Director’s immediate family will be disregarded. For purposes of this Section 12(e)(vi), immediate family means an Eligible Director’s spouse, children and grandchildren, including step and adopted children and grandchildren, but shall not include a former spouse.

(vii) Upon an Eligible Director’s ceasing to be a member of the Board for any reason other than death, each Stock Option of such Eligible Director will be exercisable only as to those shares of Common Stock which were then subject to the exercise of such Stock Option. The Stock Option will expire: (A) unless exercised, five years after the Eligible Director’s retirement from the Board if the Eligible Director retires at or after age 55 with at least five years of service on the Board; (B) unless exercised, five years after the date the Eligible Director’s service on the Board is terminated due to the Eligible Director’s total and permanent disability; (C) upon the Eligible Director’s service on the Board being terminated for cause pursuant to Section 141(k) of the Delaware General Corporation Law (or any successor provision); or (D) unless exercised, three months after the date of such termination. In no event, however, will any Stock Option be exercisable pursuant to this Section 12(e)(vii) after the tenth

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anniversary of the Date of Grant or after any earlier termination in accordance with the terms of the agreement evidencing the Stock Option.

(viii) Upon the death of an Eligible Director during his or her term of service on the Board, a Stock Option will be exercisable only as to those shares of Common Stock which were subject to the exercise of the Stock Option at the time of his or her death. The Stock Option will expire, unless exercised by the Eligible Director’s legal representatives or heirs, five years after the date of death. In no event, however, will any Stock Option be exercisable pursuant to this Section 12(e)(viii) after the tenth anniversary of the Date of Grant or after any earlier termination in accordance with the terms of the agreement evidencing the Stock Option.

(ix) Except as otherwise determined by the Board, the vesting schedule applicable to a Stock Option requires continued service through each applicable vesting date as a condition to the vesting of the applicable installment of the Stock Option. Service for only a portion of a vesting period, even if substantial, will not entitle the Eligible Director to any proportionate vesting or avoid or mitigate a termination of rights and benefits upon or following a termination of service as a Board member as provided in Section 12(e)(vii) or 12(e)(viii).

Section 13. Transferability. Except as provided in Section 12(e)(vi) or as otherwise authorized by the Committee, no Award may be sold, pledged, assigned or transferred in any manner other than by will or the laws of descent and distribution; provided, however, that a Participant who is an officer of the Company may, with the prior approval of the Committee, transfer a Stock Option that is not intended to be an “incentive stock option” (within the meaning of Section 422 of the Code) to family members of the Participant, including to trusts in which family members of the Participant own more than 50% of the beneficial interests, to foundations in which family members of the Participant or the Participant controls the management of assets and to other entities in which more than 50% of the voting interests are owned by family members of the Participant or the Participant; provided further that no such transfer may be made in connection with a divorce or marital dissolution proceeding. For purposes of this Section 13, family member shall not include a former spouse. Except as otherwise authorized by the Committee, no Stock Option or Appreciation Right granted to a Participant will be exercisable during the Participant’s lifetime by any person other than the Participant or the Participant’s guardian or legal representative or any permitted transferee.

Section 14. Adjustments.

(a) The Committee will make or provide for such adjustments in (i) the maximum number of shares of Common Stock specified in Sections 4 and 5, (ii) the number of shares of Common Stock covered by outstanding Stock Options, Appreciation Rights, Performance Shares and Restricted Stock Units granted under the Plan, (iii) the Option Price or Grant Price applicable to any Stock Options and Appreciation Rights, and (iv) the kind of shares covered by any such Awards (including shares of another issuer),

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as is equitably required to prevent dilution or enlargement of the rights of Participants that otherwise would result from (x) any stock dividend, stock split, combination or exchange of shares, recapitalization or other change in the capital structure of the Company, or (y) any merger, consolidation, separation, spin-off, split-off, spin-out, split- up, reorganization, partial or complete liquidation or other distribution of assets, issuance of rights or warrants to purchase securities, or (z) any other corporate transaction or event having an effect similar to any of the foregoing. In the event of any such transaction or event, the Committee, in its discretion, may provide in substitution for any or all outstanding Awards such alternative consideration as it, in good faith, may determine to be equitable in the circumstances and may require in connection with such substitution the surrender of all Awards so replaced.

(b) The Committee may accelerate the payment of, or vesting with respect to, any Award under the Plan upon the occurrence of a transaction or event described in this Section 14; provided, however, that in the case of any Award that constitutes a deferral of compensation within the meaning of Section 409A of the Code, the Committee will not accelerate the payment of the Award unless it determines in good faith that such transaction or event satisfies the requirements of a change in control event under guidance issued by the Secretary of the Treasury under Section 409A of the Code.

Section 15. Fractional Shares. Neither the Company nor any Subsidiary will be required to deliver any fractional share of Common Stock pursuant to the Plan. The Committee may provide for the elimination of fractions or for the settlement of fractions in cash.

Section 16. Withholding Taxes. To the extent that the Company or a Subsidiary is required to withhold federal, state, local or foreign taxes in connection with any payment made or benefit realized by a Participant or other person under the Plan, and the amounts available to the Company or the Subsidiary for such withholding are insufficient, it will be a condition to the receipt of such payment or the realization of such benefit that the Participant or such other person shall make arrangements satisfactory to the Company for payment of the balance of such taxes required to be withheld. If a Participant’s Award is to be paid in the form of shares of Common Stock and the Participant fails to make arrangements for the payment of tax, the Company or the Subsidiary may withhold shares of Common Stock having a value equal to the amount required to be withheld. In addition, if permitted by the Committee, the Participant or such other person may elect to have any withholding obligation of the Company or the Subsidiary satisfied with shares of Common Stock that would otherwise be transferred to the Participant or such other person in payment of the Participant’s Award. However, without the consent of the Committee, shares of Common Stock will not be withheld in excess of the minimum number of shares required to satisfy the withholding obligation of the Company or the Subsidiary.

Section 17. Administration of the Plan.

(a) Unless the administration of the Plan has been expressly assumed by the Board pursuant to a resolution of the Board, the Plan will be administered by the

19

Committee, which at all times will consist of three or more Directors appointed by the Board, all of whom are intended (i) to meet all applicable independence requirements of the New York Stock Exchange or the principal national securities exchange or principal market on or in which the Common Stock is traded and (ii) to qualify as “non-employee directors” as defined in Rule 16b-3 and as “outside directors” as defined in regulations adopted under Section 162(m) of the Code, as such terms may be amended from time to time; provided, however, that the failure of a member of the Committee to so qualify will not invalidate any Award granted under the Plan. Notwithstanding the foregoing, the provisions of Section 12 will be administered by the Board. A majority of the Committee will constitute a quorum, and the action of the members of the Committee present at any meeting at which a quorum is present, or acts unanimously approved in writing, will be the acts of the Committee.

(b) The Committee has the full authority and discretion to administer the Plan and to take any action that is necessary or advisable in connection with the administration of the Plan, including without limitation the authority and discretion to interpret and construe any provision of the Plan or of any agreement, notification or document evidencing an Award. The interpretation and construction by the Committee of any such provision and any determination by the Committee pursuant to any provision of the Plan or of any such agreement, notification or document will be final and conclusive. No member of the Committee will be liable for any such action or determination made in good faith.

(c) To the extent permitted by applicable law, the Committee may delegate its authority under the Plan to a subcommittee of the Committee, to one or more committees of the Board or to one or more executive officers of the Company; provided, however, that no delegation may be made of authority to take an action which is required by Rule 16b-3 to be taken by “non-employee directors” in order that the Plan and transactions thereunder meet the requirements of such Rule.

(d) It is the Company’s intention that any Award granted under the Plan that constitutes a deferral of compensation within the meaning of Section 409A of the Code and the guidance issued by the Secretary of the Treasury under Section 409A satisfy the requirements of Section 409A. In granting such an Award, the Committee will use its best efforts to exercise its authority under the Plan with respect to the terms of such Award in a manner that the Committee determines in good faith will cause the Award to comply with Section 409A and thereby avoid the imposition of penalty taxes and interest upon the Participant receiving the Award. Notwithstanding any provision of the Plan or an Evidence of Award to the contrary, (i) if the Company makes a good faith determination that a payment of an Award (A) constitutes a deferral of compensation for purposes of Section 409A of the Code, (B) is made to a Participant by reason of his or her “separation from service” (within the meaning of Section 409A of the Code) and (C) at the time such payment would otherwise be made the Participant is a “specified employee” (within the meaning of Section 409A of the Code), the payment will be delayed until the first day of the seventh month following the date of such separation from service, (ii) if a Change in Control would be the date of payment of an Award that is determined to constitute a deferral of compensation, but the Change in Control does not

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constitute a change in the ownership or effective control of the Company, or in the ownership of a substantial portion of the assets of the Company (within the meaning of Section 409A of the Code), then the date of payment will be determined without regard to the occurrence of the Change in Control and (iii) the tax treatment of any payment made or benefit realized under the Plan is not warranted or guaranteed.

(e) With respect to the administration of the provisions of Section 12 or if the administration of the Plan is assumed by the Board pursuant to Section 17(a), the Board will have the same authority, power, duties, responsibilities and discretion given to the Committee under the terms of the Plan.

Section 18. Amendments and Other Matters.

(a) The Plan may be amended from time to time by the Board or, with respect to those provisions of the Plan other than Section 12, the Committee; provided, however, that the Plan may not be amended without further approval by the stockholders of the Company if such amendment would result in the Plan no longer satisfying any applicable requirements of the New York Stock Exchange (or the principal national securities exchange on which the Common Stock is traded), Rule 16b-3 or Section 162(m) of the Code.

(b) Neither the Committee nor the Board will authorize the amendment of any outstanding Stock Option to reduce the Option Price without the further approval of the stockholders of the Company. Furthermore, no Stock Option will be cancelled and replaced with Stock Options having a lower Option Price without further approval of the stockholders of the Company. The provisions of this Section 18(b) are intended to prohibit the repricing of “underwater” Stock Options and will not be construed to prohibit the adjustments provided for in Section 14.

(c) The Plan may be terminated at any time by action of the Board. The termination of the Plan will not adversely affect the terms of any outstanding Award.

(d) The Company will not be required to issue, and neither the Company nor a Subsidiary will be required to transfer, shares of Common Stock under the Plan prior to (i) obtaining any approval from any governmental agency which the Company, in its sole discretion, determines to be necessary or advisable, (ii) admission of such shares to listing on any stock exchange on which the Common Stock may then be listed, and (iii) completion of any registration or other qualification of such shares under any state or federal law or rulings or regulations of any governmental body which the Company, in its sole discretion, determines to be necessary or advisable.

(e) The Plan does not confer upon any Participant any right with respect to continuance of employment or other service with the Company or any Subsidiary, nor will it interfere in any way with any right that the Company or any Subsidiary would otherwise have to terminate such Participant’s employment or other service at any time.

(f) If the Committee determines, with the advice of legal counsel, that any provision of the Plan would prevent the payment of any Award intended to qualify as

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“performance-based compensation” within the meaning of Section 162(m) of the Code from so qualifying, such Plan provision will be invalid and cease to have any effect without affecting the validity or effectiveness of any other provision of the Plan.

(g) No Participant will have any of the rights of a stockholder with respect to shares of Common Stock subject to an Award prior to the date as of which he or she is actually recorded as the holder of such shares upon the stock records of the Company.

Section 19. Governing Law. The Plan, all Awards and all actions taken under the Plan and the Awards will be governed in all respects in accordance with the laws of the state of Delaware, including without limitation, the Delaware statute of limitations, but without giving effect to the principles of conflicts of laws of such state.

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QUICKSILVER RESOURCES INC.

IMPORTANT ANNUAL MEETING INFORMATION

Electronic Voting Instructions

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 11:59 p.m., Eastern Time, on Tuesday, May 14, 2013.

Vote by Internet • Go to www.investorvote.com/KWK • Or scan the QR code with your smartphone • Follow the steps outlined on the secure website
Vote by telephone • Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone • Follow the instructions provided by the recorded message
Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

Annual Meeting Proxy Card

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

A	Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals 2, 3 and 4.

1.	ELECTION OF DIRECTORS:					+
	Nominees:		01 - Anne Darden Self		02 - Michael Y. McGovern	03 - Steven M. Morris
	☐	Mark here to vote	☐	Mark here to WITHHOLD	☐	For All EXCEPT - To withhold authority to vote for any
		FOR all nominees		vote from all nominees		nominee(s), write the name(s) of such nominee(s) below.

		For	Against	Abstain		For	Against	Abstain
2.	ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION	☐	☐	☐	3. APPROVE AN AMENDMENT TO QUICKSILVER’S SIXTH AMENDED AND RESTATED 2006 EQUITY PLAN TO INCREASE SHARES AVAILABLE FOR GRANT	☐	☐	☐
4.	APPROVE PERFORMANCE GOALS AND AWARD LIMITS UNDER QUICKSILVER’S SIXTH AMENDED AND RESTATED 2006 EQUITY PLAN AS PROPOSED TO BE AMENDED	☐	☐	☐	All shares will be voted as directed herein and, unless otherwise directed, will be voted “For” the nominees listed in proposal 1, “For” proposal 2, “For” proposal 3, “For” proposal 4 and in accordance with the discretion of the person voting the proxy with respect to any other business properly brought before the annual meeting. You may revoke this proxy at any time prior to the time this proxy is voted.

B	Non-Voting Items

Change of Address — Please print your new address below.	Comments — Please print your comments below.	Meeting Attendance
		Mark the box to the right if you plan to attend the Annual Meeting.	☐

C	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign
Below

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. In the case of a corporation, partnership or other entity, the full name of the organization should be used and the signature should be that of a duly authorized officer or person.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

¢	+

Important notice regarding the Internet availability of proxy materials for the annual meeting of stockholders.

The Proxy Statement and the 2012 Annual Report to Stockholders are available at:

http://www.proxydocs.com/kwk

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

PROXY — QUICKSILVER RESOURCES INC.

801 CHERRY STREET, SUITE 3700, UNIT 19, FORT WORTH, TEXAS 76102

This proxy is solicited by the Board of Directors of Quicksilver Resources Inc. for

the annual meeting of stockholders to be held on May 15, 2013.

The undersigned hereby appoints John C. Regan and John C. Cirone and each of them as proxies, each with the power to appoint his substitute, and hereby authorizes each of them to vote all shares of Quicksilver Resources Inc. common stock which the undersigned may be entitled to vote at the annual meeting of stockholders to be held at 9:00 a.m. Central Daylight Time on Wednesday, May 15, 2013 at the Fort Worth Club, 306 West Seventh Street, 12th floor, Fort Worth, Texas 76102, or at any adjournment or postponement thereof, upon the matters set forth on the reverse side and described in the accompanying proxy statement and upon such other business as may properly come before the annual meeting.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned. If no direction is given, this proxy will be voted “For” the nominees listed in proposal 1, “For” proposal 2, “For” proposal 3,“For” proposal 4 and in accordance with the discretion of the person voting the proxy with respect to any other business properly brought before the annual meeting.

(Continued and to be marked, dated and signed, on the other side)